Execution Copy





                         POOLING AND SERVICING AGREEMENT
                            Dated as of July 31, 1998



                              THE BANK OF NEW YORK
                       (Co-Trustee for Pool I and Pool II)


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                            (Co-Trustee for Pool III)


                                       and


                              THE MONEY STORE INC.
               (Representative, Servicer and Claims Administrator)


                                       and


                          THE ORIGINATORS LISTED HEREIN




            The Money Store Asset Backed Certificates, Series 1998-B

                                TABLE OF CONTENTS
                              --------------------
SECTION                                                                  PAGE


ARTICLE I  DEFINITIONS...................................................I-1

ARTICLE II  SALE AND CONVEYANCE OF THE TRUST FUND.......................II-1

  Section 2.01  Sale and Conveyance of Trust Fund; Priority and
                 Subordination of Ownership Interests...................II-1
  Section 2.02  Possession of Mortgage Files............................II-2
  Section 2.03  Books and Records.......................................II-2
  Section 2.04  Delivery of Mortgage Loan Documents.....................II-2
  Section 2.05  Acceptance by Trustee and Custodian of the Trust
                 Fund; Certain Substitutions; Certification by Co-Trustee
                 and Custodian..........................................II-5
  Section 2.06  Designations under REMIC Provisions; Designation of
                 Startup Day............................................II-8
  Section 2.07  Authentication of Certificates..........................II-9
  Section 2.08  Fees and Expenses of the Trustee, Co-Trustees, FHA
                 Custodian, Trust Administrator and Custodian...........II-9
  Section 2.09  [Reserved]..............................................II-9
  Section 2.10  Optional Repurchase of Defaulted Mortgage Loans.........II-9
  Section 2.11  Assignment Event........................................II-10

ARTICLE III  REPRESENTATIONS AND WARRANTIES............................III-1

  Section 3.01  Representations of Representative, Servicer, Claims
                 Administrator and Originators.........................III-1
  Section 3.02  Individual Mortgage Loans..............................III-8
  Section 3.03  Purchase and Substitution..............................III-18

ARTICLE IV  THE CERTIFICATES............................................IV-1

  Section 4.01  The Certificates........................................IV-1
  Section 4.02  Registration of Transfer and Exchange of Certificates...IV-4
  Section 4.03  Mutilated, Destroyed, Lost or Stolen Certificates.......IV-9
  Section 4.04  Persons Deemed Owners...................................IV-9

ARTICLE V  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............V-1

  Section 5.01  Duties of the Servicer..................................V-1
  Section 5.02  Liquidation of Mortgage Loans...........................V-5
  Section 5.03  Establishment of Principal and Interest Accounts;
                 Deposits in Principal and Interest Accounts............V-6
  Section 5.04  Permitted Withdrawals From the Principal and Interest
                 Accounts...............................................V-8
  Section 5.05  Payment of Taxes, Insurance and Other Charges...........V-9
  Section 5.06  Transfer of Accounts....................................V-10
  Section 5.07  Maintenance of Hazard Insurance.........................V-10
  Section 5.08  Maintenance of Mortgage Impairment Insurance Policy.....V-11
  Section 5.09  Fidelity Bond...........................................V-11
  Section 5.10  Title, Management and Disposition of REO Property.......V-12
  Section 5.11  Certain Tax Information.................................V-13
  Section 5.12  Collection of Certain Mortgage Loan Payments............V-13
  Section 5.13  Access to Certain Documentation and Information
                 Regarding the Mortgage Loans...........................V-14
  Section 5.14  Superior Liens..........................................V-14
  Section 5.15  Duties of the Claims Administrator......................V-14

ARTICLE VI  PAYMENTS TO THE CERTIFICATEHOLDERS..........................VI-1

  Section 6.01  Establishment of Certificate Accounts; Deposits in
                 Certificate Accounts; Permitted Withdrawals from
                 Certificate Accounts...................................VI-1
  Section 6.02  [Reserved]..............................................VI-2
  Section 6.03  Establishment of Expense Accounts; Deposits in
                 Expense Accounts; Permitted Withdrawals from
                 Expense Accounts.......................................VI-2
  Section 6.04  Establishment of Insurance Accounts; Deposits in
                 Insurance Accounts; Permitted Withdrawals from
                 Insurance Accounts.....................................VI-4
  Section 6.05  Establishment of Spread Account; Deposits in Spread
                 Account; Permitted Withdrawals from Spread Account.....VI-5
  Section 6.06  Establishment of FHA Premium Account; Deposits in
                 FHA Premium Account; Permitted Withdrawals from
                 FHA Premium Account....................................VI-7
  Section 6.07  Investment of Accounts..................................VI-8
  Section 6.08  Priority and Subordination of Distributions.............VI-9
  Section 6.09  Allocation of Realized Losses...........................VI-15
  Section 6.10  Statements..............................................VI-16
  Section 6.11  Advances by the Servicer................................VI-21
  Section 6.12  Compensating Interest...................................VI-22
  Section 6.13  Reports of Foreclosure and Abandonment of
                  Mortgaged Property....................................VI-22
  Section 6.14. Allocation of Total Monthly Excess Cashflow.............VI-22
  Section 6.15  Establishment of Servicing Accounts; Collection of
                 Taxes, Assessments and Similar Items...................VI-24

ARTICLE VII  GENERAL SERVICING PROCEDURE................................VII-1

  Section 7.01  Assumption Agreements...................................VII-1
  Section 7.02  Satisfaction of Mortgages and Release of Mortgage
                 Files..................................................VII-2
  Section 7.03  Servicing Compensation and Contingency Fee..............VII-3
  Section 7.04  Annual Statement as to Compliance.......................VII-4
  Section 7.05  Annual Independent Public Accountants' Servicing
                 Report.................................................VII-4
  Section 7.06  Co-Trustees', Co-Trustee's and Certificate Insurer's
                 Right to Examine Servicer Records and Audit
                 Operations.............................................VII-4
  Section 7.07  Reports to the Co-Trustees and the Certificate Insurer;
                 Principal and Interest Account Statements..............VII-5

ARTICLE VIII  REPORTS TO BE PROVIDED BY SERVICER........................VIII-1

  Section 8.01  Financial Statements....................................VIII-1

ARTICLE IX  THE SERVICER................................................IX-1

  Section 9.01  Indemnification; Third Party Claims.....................IX-1
  Section 9.02  Merger or Consolidation of the Representative, the
                 Servicer and the Claims Administrator..................IX-2
  Section 9.03  Limitation on Liability of the Servicer and Others......IX-2
  Section 9.04  Servicer and Claims Administrator Not to Resign.........IX-2
  Section 9.05  Appointment of Assistant Claims Administrator...........IX-3
  Section 9.06  Right of Certificate Insurer to Replace Servicer and
                 Claims Administrator...................................IX-3
  Section 9.07  Appointment of Trust Administrator......................IX-3

ARTICLE X  DEFAULT......................................................X-1

  Section 10.01 Events of Default.......................................X-1
  Section 10.02 Co-Trustees to Act; Appointment of Successor............X-3
  Section 10.03 Waiver of Defaults......................................X-5
  Section 10.04 [Reserved]..............................................X-5
  Section 10.05 Control by Majority Certificateholders..................X-5

ARTICLE XI  TERMINATION.................................................XI-1

   Section 11.01 Termination............................................XI-1
   Section 11.02 Termination Upon Loss of REMIC Status..................XI-3
   Section 11.03 Additional Termination Requirements....................XI-4
   Section 11.05 Accounting Upon Termination of Servicer and Claims
                  Administrator.........................................XI-5

ARTICLE XII  THE CO-TRUSTEE.............................................XII-1

  Section 12.01 Duties of Co-Trustees...................................XII-1
  Section 12.02 Certain Matters Affecting the Co-Trustees...............XII-3
  Section 12.03 Co-Trustees Not Liable for Certificates or Mortgage
                 Loans..................................................XII-5
  Section 12.04 Co-Trustees May Own Certificates........................XII-5
  Section 12.05 Representative to Pay Co-Trustees', Trust
                 Administrator's and FHA Custodian's Fees and
                 Expenses...............................................XII-5
  Section 12.06 Eligibility Requirements for Co-Trustees................XII-6
  Section 12.07 Resignation and Removal of the Co-Trustees..............XII-6
  Section 12.08 Successor Co-Trustees...................................XII-7
  Section 12.09 Merger or Consolidation of Co-Trustees..................XII-8
  Section 12.10 Appointment of Co-Trustee or Separate Trustee...........XII-8
  Section 12.11 Authenticating Agent....................................XII-9
  Section 12.12 Tax Returns and Reports.................................XII-10
  Section 12.13 Appointment of Custodians...............................XII-11
  Section 12.14 Protection of Trust Fund................................XII-12
  Section 12.15 Calculation of LIBOR....................................XII-13

ARTICLE XIII  MISCELLANEOUS PROVISIONS..................................XIII-1

  Section 13.01 Acts of Certificateholders..............................XIII-1
  Section 13.02 Amendment...............................................XIII-1
  Section 13.03 Recordation of Agreement................................XIII-2
  Section 13.04 Duration of Agreement...................................XIII-2
  Section 13.05 Governing Law...........................................XIII-2
  Section 13.06 Notices.................................................XIII-2
  Section 13.07 Severability of Provisions..............................XIII-3
  Section 13.08 No Partnership..........................................XIII-3
  Section 13.09 Counterparts............................................XIII-3
  Section 13.10 Successors and Assigns..................................XIII-4
  Section 13.11 Headings................................................XIII-4
  Section 13.12 The Certificate Insurer.................................XIII-4
  Section 13.13 Paying Agent............................................XIII-4
  Section 13.14 Notification to Rating Agencies.........................XIII-5
  Section 13.15 Third Party Rights......................................XIII-5

SCHEDULE I                 Description of Certain Litigation
EXHIBIT A                  Contents of Mortgage File
EXHIBIT B                  Forms of Certificates
EXHIBIT C                  Principal and Interest Account
                             Letter Agreement
EXHIBIT D                  Resale Certification
EXHIBIT E                  [Omitted]
EXHIBIT E(1)               [Omitted]
EXHIBIT F                  Form of Trustee/Custodian Initial Certification
EXHIBIT F-1                Form of Trustee/Custodian Interim Certification
EXHIBIT F-2                Form of Pool III Co-Trustee Certification
EXHIBIT G                  Form of Trustee/Custodian Final Certification
EXHIBIT H                  Pool I Mortgage Loan Schedule
EXHIBIT H-1                Pool II Mortgage Loan Schedule
EXHIBIT H-2                Pool III Mortgage Loan Schedule
EXHIBIT I                  List of Originators
EXHIBIT J                  Request for Release of Documents
EXHIBIT J-1                Request for Release of Documents of 90 Day
                             Delinquent FHA Loans
EXHIBIT K                  Transfer Affidavit
EXHIBIT L-1                Form of Notice Under Certificate Guaranty Insurance
                           Policy Relating to the Pool I Certificates
EXHIBIT L-2                  Form of Notice Under Certificate Guaranty Insurance
                             Policy Relating to the Class AV Certificates
EXHIBIT M                  Form of Custodial Agreement
EXHIBIT N                  Form of Liquidation Report
EXHIBIT O                  Form of Delinquency Report
EXHIBIT P                  [Omitted]
EXHIBIT Q                  [Omitted]
EXHIBIT R                  Servicer's Monthly Computer Tape Format
EXHIBIT S                  Sub-servicing Agreement
EXHIBIT T                  Prices for Low Interest Mortgage Loans

     Agreement dated as of July 31, 1998, among The Bank of New York, as co-trustee for Pool I and Pool II (the "Pool I and Pool II Co-Trustee"), Norwest Bank Minnesota, National Association, as co-trustee for Pool III (the "Pool III Co-Trustee"), the entities listed on Exhibit I hereto (collectively, the "Originators") and The Money Store Inc., as Representative (the
"Representative"), Servicer (the "Servicer") and Claims Administrator (the "Claims Administrator"):

                              PRELIMINARY STATEMENT

     In order to facilitate the servicing of certain Mortgage Loans by the Servicer, the Representative, the Servicer, the Originators and the Claims Administrator are entering into this Agreement with the Co-Trustees. The Originators are selling the Pool I and Pool II Mortgage Loans to the Pool I and Pool II Co-Trustee and the Pool III Mortgage Loans to the Pool III Co-Trustee (or, with respect to the FHA Loans, to the FHA Custodian, who is transferring such FHA Loans to the Pool III Co-Trustee) for the benefit of the Certificateholders, pursuant to which the following classes of Certificates are being issued, denominated on the face thereof as The Money Store Asset Backed Certificates, Series 1998-B, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2, Class BH, Class X, Class R-1 and Class R-2, respectively, representing in the aggregate a 100% undivided ownership interest in the Mortgage Loans. The Pool I, Pool II and Pool III Mortgage Loans have an aggregate outstanding principal balance of $523,298,797.93, $524,381,512.80 and $198,737,777.34, respectively (and an aggregate outstanding Principal Balance of $1,246,418,088.07, which gives effect to the discounts on the Low Interest Mortgage Loans of $0), as of July 31, 1998 (the "Cut-Off Date"), after application of payments received by the Originators on or before such date. Except for the Low Interest Mortgage Loans in the related Pool, if any, each Mortgage Loan in such Pool has a Mortgage Interest Rate in excess of the Class Adjusted Mortgage Loan Remittance Rate of each Class of Certificates in the related Pool. The Class R Certificates are subordinated to the other Classes of Certificates, in each case to the extent described herein. As provided herein, two separate real estate mortgage investment conduit ("REMIC") elections will be made in connection with the assets constituting each of REMIC I and REMIC II for federal income tax purposes. On the Startup Day, all the Classes of REMIC II Regular Certificates will be designated "regular interests" in REMIC II and the Class R-2 Certificates will be designated the single class of "residual interests" in such REMIC for purposes of the REMIC Provisions (as defined herein). On the Startup Day, all the Classes of Certificates except for the Class R-1 and Class R-2 Certificates will be designated "regular interests" in REMIC I and the Class R-1 Certificates will be designated the single class of "residual interests" in such REMIC for purposes of the REMIC Provisions.

     The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings. This Agreement relates to a Trust Fund evidenced by The Money Store Asset Backed Certificates, Series 1998-B, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2, Class BH, Class X, Class R-1 and Class R-2. Unless otherwise provided, all calculations of interest pursuant to this Agreement are based on a 360-day year and twelve 30-day months.

     ACCOUNT: The Certificate Accounts, Expense Accounts, Spread Account, Servicing Account or Insurance Accounts (including any sub-accounts of any of the foregoing) established and held in trust by the respective Co-Trustees for the Certificateholders and the FHA Premium Account established and held in trust by the Pool III Co-Trustee for the benefit of the Certificateholders of the Pool III Certificates to reimburse the Servicer for payments with respect to FHA Insurance Premiums or to make payments with respect to FHA Insurance Premiums. The obligation to establish and maintain the Accounts is not delegable.

     ADJUSTABLE RATE CERTIFICATES: The Class AV Certificates.

     ADJUSTED MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, a percentage per annum, equal to the related Mortgage Interest Rate less the per annum rate used in calculating (i) the Annual Expense Escrow Amount, (ii) in the case of a Pool I or a Pool II Mortgage Loan, the premiums payable to the Certificate Insurer as set forth in the Insurance Agreement, (iii) in the case of a Pool III Mortgage Loan, the FHA Insurance Premium in connection with FHA Loans for which the related Mortgagor pays the FHA Insurance Premium as part of the Mortgage Interest Rate, (iv) the Servicing Fee and (v) the Contingency Fee.

     AGGREGATE INITIAL SPREAD ACCOUNT DEPOSIT: With respect to any Remittance Date, the sum of the Initial Pool Spread Account Deposits for Pool I and Pool II.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     ANNUAL EXPENSE ESCROW AMOUNT: With respect to each Pool, an amount equal to the product of (i) 0.01275% per annum (in the case of Pool I), 0.01275% per annum (in the case of Pool II) or 0.02% per annum (in the case of Pool III) and
(ii) the aggregate Class Principal Balances of the Class A, Class M and Class B Certificates of the applicable Pool, which is computed and payable on a monthly basis and represents the estimated annual fees of the applicable Co-Trustee, the Trust Administrator Fee and, in the case of Pool III, the FHA Custodian Fees, and the expenses of the Trust Fund.

     ASSIGNMENT EVENT: The occurrence of any of the following (unless otherwise waived by the Certificate Insurer): (i) an Event of Default occurs and continues for 30 days; (ii) FUNB's long-term unsecured debt rating is reduced below A2 by Moody's or A by S&P; (iii) the suspension, termination or withdrawal of FUNB's long-term unsecured debt rating by Moody's and S&P's; (iv) (a) the Representative's stockholders' equity reported in accordance with generally accepted accounting principles is less than $5,000,000 as of the end of any fiscal quarter beginning September 30, 1998; or (b) the Representative is in default of any material financial obligation; (v) a lease agreement acceptable to the Certificate Insurer (the "Lease") between the Custodian, as lessee and the Representative, as lessor with respect to the space on the Representative's premises where the Custodian holds the Trustee's Mortgage Files (the "On-Site Custodial Space") is not executed within 60 days following the Closing Date;
(vi) any of the facts set forth in the Officer's Certificate of the Custodian and the Representative dated as of August 20, 1998, describing the initial custodial arrangement with respect to the Trustee's Mortgage Files (the "On-Site Custodial Arrangement") become untrue in a material and adverse manner; (vii) the rating on the Pool I and Pool II Certificates (without regard to the Certificate Insurance Policies) is downgraded below BBB by S&P or Baa2 by Moody's; (viii) so long as the Custodian holds any of the Trustee's Mortgage Files at the on-site custodial space, any event of default shall have occurred and is continuing under the Lease, the Lease is not in effect, or the Lease is deemed unenforceable against either party thereto or (ix) FUNB is no longer acting as Custodian.

     ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the applicable Co-Trustee for the benefit of the Certificateholders.

     AUTHENTICATING AGENT: Initially, (i) with respect to Pool I and Pool II, The Bank of New York and (ii) with respect to Pool III, Norwest Bank Minnesota, National Association, and thereafter, any successor appointed pursuant to
Section 12.11.

     BIF: The Bank Insurance Fund, or any successor thereto.

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of California, Minnesota, New York or North Carolina are authorized or obligated by law or executive order to be closed. When used with respect to an Interest Determination Date, "Business Day" shall also mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     CERTIFICATE: Any Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2, Class BH, Class X, Class R-1 or Class R-2 Certificate executed by the Servicer and authenticated by the applicable Co-Trustee or the applicable Authenticating Agent substantially in the forms annexed hereto in Exhibit B.

     CERTIFICATE ACCOUNTS: As described in Section 6.01.

     CERTIFICATE INSURANCE POLICIES: Collectively, the certificate guaranty insurance policies relating to the Certificates of Pool I and Pool II, each dated the Closing Date, and each issued by the Certificate Insurer for the benefit of the Holders of the Certificates of the related Pool, pursuant to which the Certificate Insurer guarantees Insured Payments.

     CERTIFICATE INSURER: MBIA Insurance Corporation, a New York stock insurance corporation, or any successor thereof, as issuer of the Certificate Insurance Policies.

     CERTIFICATE REGISTER: As described in Section 4.02.

     CERTIFICATE REGISTRAR: Initially, (i) with respect to Pool I and Pool II, The Bank of New York, and (ii) with respect to Pool III, Norwest Bank Minnesota, National Association, and thereafter, any successor appointed pursuant to
Section 4.02.

     CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Representative, the Servicer, the Claims Administrator, any Subservicer or any Originator, or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. When used with respect to any Class or Pool of Certificates, a Certificateholder or Holder of such Class or Pool of Certificates, as the case may be.

     CERTIFICATEHOLDERS' INTEREST CARRYOVER: For any Remittance Date on which the Class AV Remittance Rate is based upon the applicable Net Funds Cap for Pool II, the excess of (i) the amount of interest the Class AV Certificates would be entitled to receive on such Remittance Date had interest been calculated at a rate equal to LIBOR plus the applicable Margin (but in no event exceeding 14.00% per annum), over (ii) the amount of interest such Class will receive on such Remittance Date at the applicable Net Funds Cap for Pool II, together with the unpaid portion of any such excess from prior Remittance Dates (and interest thereon at the then applicable Class AV Remittance Rate, as the case may be, without giving effect to the Net Funds Cap, but in no event exceeding 14.00% per annum). No Certificateholders' Interest Carryover shall be paid on the Class AV Certificates after the Class Principal Balance of such Class is reduced to zero.

     CHANGE DATE: The date on which the Mortgage Interest Rate of each Pool II Mortgage Loan is subject to adjustment, which date is the Due Date set forth in the related Mortgage Note and each first, third, sixth or twelfth Due Date thereafter, as set forth in the related Mortgage Note.

     CLAIM: An insurance claim submitted to the FHA by the Claims Administrator on behalf of the FHA Custodian with respect to a 90 Day Delinquent FHA Loan pursuant to the FHA Regulations.

     CLAIMS ADMINISTRATOR: The Servicer, acting in the capacity of Claims Administrator appointed as herein provided.

     CLASS: Collectively, Certificates having the same priority of payment and bearing the same designation.

     CLASS A CERTIFICATE: A Certificate denominated as a Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5 or Class AH-6 Certificate.

     CLASS A CERTIFICATEHOLDER: A Holder of a Class A Certificate.

     CLASS A POOL FORMULA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date and each of the Pool I and Pool II Certificates, means the applicable Senior Percentage multiplied by the applicable Pool Principal Distribution Amount, provided, however, that, with respect to any Remittance Date, the Class A Pool Formula Principal Distribution Amount for a Pool shall never exceed the aggregate Class Principal Balances of the Class A Certificates of the applicable Pool.

     CLASS A POOL PRINCIPAL BALANCE: The sum of the Class Principal Balances of the Pool I Class A Certificates, the Pool II Class A Certificates or the Pool III Class A Certificates, as applicable.

     CLASS A POOL PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date and the Pool I or Pool II Class A Certificates, the lesser of (i) the applicable Class A Pool Formula Principal Distribution Amount or (ii) the applicable Pool Available Amount remaining after the payment of the Pool Current Interest Requirement for Pool I or Pool II, as applicable, payable on such Remittance Date.

     CLASS ADJUSTED MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, a percentage per annum, being the sum of (i) (a) the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8 or Class AF-9 Remittance Rate, as the case may be, with respect to a Pool I Mortgage Loan, (b) the then current Class AV Remittance Rate with respect to a Pool II Mortgage Loan, or (c) the Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2 or Class BH Remittance Rate, as the case may be, with respect to a Pool III Mortgage Loan, (ii) 0.02175% per annum (with respect to a Pool I Mortgage Loan), 0.02175% per annum (with respect to a Pool II Mortgage Loan) or 0.02% per annum (with respect to a Pool III Mortgage Loan), in each case, relating to the Annual Expense Escrow Amount, (iii) with respect to the Pool I and Pool II Mortgage Loans the applicable per annum rate relating to premiums payable to the Certificate Insurer as set forth in the Insurance Agreement, and (iv) with respect to FHA Loans for which the FHA Insurance Premium is paid by the related Mortgagor, the applicable Insurance Rate.

     CLASS AF-1 CERTIFICATE: A Certificate denominated as a Class AF-1 Certificate.

     CLASS AF-1 REMITTANCE RATE: The annual rate of interest payable to the Class AF-1 Certificateholders, which shall be equal to 6.290%.

     CLASS AF-2 CERTIFICATE: A Certificate denominated as a Class AF-2 Certificate.

     CLASS AF-2 REMITTANCE RATE: The annual rate of interest payable to the Class AF-2 Certificateholders, which shall be equal to 6.115%.

     CLASS AF-3 CERTIFICATE: A Certificate denominated as a Class AF-3 Certificate.

     CLASS AF-3 REMITTANCE RATE: The annual rate of interest payable to the Class AF-2 Certificateholders, which shall be equal to 6.040%.

     CLASS AF-4 CERTIFICATE: A Certificate denominated as a Class AF-4 Certificate.

     CLASS AF-4 REMITTANCE RATE: The annual rate of interest payable to the Class AF-4 Certificateholders, which shall be equal to 6.115%.

     CLASS AF-5 CERTIFICATE: A Certificate denominated as a Class AF-5 Certificate.

     CLASS AF-5 REMITTANCE RATE: The annual rate of interest payable to the Class AF-5 Certificateholders, which shall be equal to 6.225%.

     CLASS AF-6 CERTIFICATE: A Certificate denominated as a Class AF-6 Certificate.

     CLASS AF-6 REMITTANCE RATE: The annual rate of interest payable to the Class AF-6 Certificateholders, which shall be equal to 6.315%.

     CLASS AF-7 CERTIFICATE: A Certificate denominated as a Class AF-7 Certificate.

     CLASS AF-7 REMITTANCE RATE: The annual rate of interest payable to the Class AF-7 Certificateholders, which shall be equal to 6.650%.

     CLASS AF-8 CERTIFICATE: A Certificate denominated as a Class AF-8 Certificate.

     CLASS AF-8 REMITTANCE RATE: The annual rate of interest payable to the Class AF-8 Certificateholders, which shall be equal to 6.110%.

     CLASS AF-9 CERTIFICATE: A Certificate denominated as a Class AF-9 Certificate.

     CLASS AF-9 REMITTANCE RATE: The annual rate of interest payable to the Class AF-3 Certificateholders, which shall be equal to 6.335%.

     CLASS AH-1 CERTIFICATE: A Certificate denominated as a Class AH-1 Certificate.

     CLASS AH-1 REMITTANCE RATE: The annual rate of interest payable to the Class AH-1 Certificateholders, which shall be equal to 6.145%.

     CLASS AH-2 CERTIFICATE: A Certificate denominated as a Class AH-2 Certificate.

     CLASS AH-2 REMITTANCE RATE: The annual rate of interest payable to the Class AH-2 Certificateholders, which shall be equal to 6.000%.

     CLASS AH-3 CERTIFICATE: A Certificate denominated as a Class AH-3 Certificate.

     CLASS AH-3 REMITTANCE RATE: The annual rate of interest payable to the Class AH-3 Certificateholders, which shall be equal to 6.070%.

     CLASS AH-4 CERTIFICATE: A Certificate denominated as a Class AH-4 Certificate.

     CLASS AH-4 REMITTANCE RATE: The annual rate of interest payable to the Class AH-4 Certificateholders, which shall be equal to 6.175%.

     CLASS AH-5 CERTIFICATE: A Certificate denominated as a Class AH-5 Certificate.

     CLASS AH-5 REMITTANCE RATE: The annual rate of interest payable to the Class AH-5 Certificateholders, which shall be equal to 6.325%.

     CLASS AH-6 CERTIFICATE: A Certificate denominated as a Class AH-6 Certificate.

     CLASS AH-6 REMITTANCE RATE: The annual rate of interest payable to the Class AH-6 Certificateholders, which shall be equal to 6.550%.

     CLASS AV CERTIFICATE: A Certificate denominated as a Class AV Certificate.

     CLASS AV REMITTANCE RATE: The annual rate of interest payable to the Class AV Certificateholders, which shall be equal to 5.79844% for the first Remittance Date. Thereafter, the Class AV Remittance Rate shall be equal to the lesser of
(i) LIBOR plus 0.15% (or plus 0.30% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the Net Funds Cap, but in no event exceeding 14.0% per annum.

     CLASS B CERTIFICATE: A Certificate denominated as a Class BH Certificate.

     CLASS B CERTIFICATEHOLDER: A Holder of a Class B Certificate.

     CLASS B POOL APPLIED REALIZED LOSS AMOUNT: Means, as of any Remittance Date and the Pool III Class B Certificates, the lesser of (x) the Class Principal Balance of the Pool III Class B Certificates (after taking into account the distribution of the Class BH Principal Distribution Amount on such Remittance Date, but prior to the application of the Class B Pool Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the Pool Applied Realized Loss Amount as of such Remittance Date.

     CLASS B POOL REALIZED LOSS AMOUNT: Means, as of any Remittance Date and the Pool III Class B Certificates, the lesser of (x) the Unpaid Realized Loss Amount for the Class BH Certificates as of such Remittance Date and (y) the portion of the Pool Available Amount for the Pool III Certificates for such Remittance Date remaining after application of amounts set forth in Section 6.08(d)(Z)(i)-(xv), inclusive.

     CLASS BH CERTIFICATE: A Certificate denominated as a Class BH Certificate.

     CLASS BH PRINCIPAL DISTRIBUTION AMOUNT: On each Remittance Date, an amount equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the Trigger Event for Pool III is in effect and the Pool III Class A Certificates, the Class MH-1 Certificates or the Class MH-2 Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date, (B) the Class Principal Balance of the Class MH-1 Certificates after giving effect to the payment of the Class MH-1 Principal Distribution Amount on such Remittance Date,
(C) the Class Principal Balance of the Class MH-2 Certificates after giving effect to the payment of the Class MH-2 Principal Distribution Amount on such Remittance Date and (D) the Class Principal Balance of the Class BH Certificates immediately prior to such Remittance Date over (ii) the lesser of 87.60% of the outstanding Principal Balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Pool III Loans as of the last day of the related Due Period minus 0.50% of the Pool III Original Collateral Amount.

     CLASS BH REMITTANCE RATE: The annual rate of interest payable to the Class BH Certificateholders, which shall be equal to 7.895%.

     CLASS CURRENT INTEREST REQUIREMENT: For each Class of Class A, Class M and Class B Certificates and with respect to each Remittance Date, the amount equal to 30 days interest (or, in the case of the Adjustable Rate Certificates, the actual number of days since the last Remittance Date for such Class to but not including the related Remittance Date) at the related Class Remittance Rate (which, for the Adjustable Rate Certificates, will be limited to the applicable Net Funds Cap) on the Class Principal Balance for such Class outstanding immediately prior to such Remittance Date; provided, however, that with respect to the September 1998 Remittance Date, interest on the Adjustable Rate Certificates shall accrue at the applicable Class Remittance Rate from and including August 15, 1998 to but not including the September 1998 Remittance Date. The Current Interest Requirement for the Pool II Certificates shall not include any Certificateholders' Interest Carryover.

     CLASS M CERTIFICATE: A Certificate denominated as a Class MH-1 or Class MH-2 Certificate.

     CLASS M CERTIFICATEHOLDER: A Holder of a Class M Certificate.

     CLASS MH-1 APPLIED REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class MH-1 Certificates (after taking into account the distribution of the Class MH-1 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class MH-1 Applied Realized Loss Amount, if any, on such Remittance Date) and
(y) the excess of (i) the Pool Applied Realized Loss Amount for Pool III for such Remittance Date over (ii) the sum of the Class MH-2 Applied Realized Loss Amount and the Class B Pool Applied Realized Amount for Pool III, in each case for such Remittance Date.

     CLASS MH-1 CERTIFICATE: A Certificate denominated as a Class MH-1 Certificate.

     CLASS MH-1 PRINCIPAL DISTRIBUTION AMOUNT: On each Remittance Date, an amount equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the Trigger Event for Pool III is in effect and the Pool III Class A Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date and (B) the Class Principal Balance of the Class MH-1 Certificates immediately prior to such Remittance Date over (ii) the lesser of
(A) 56.05% of the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period MINUS 0.50% of the Pool III Original Collateral Amount.

     CLASS MH-1 REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class MH-1 Certificates as of such Remittance Date and (y) the portion of the Pool Available Amount for the Pool III Certificates for such Remittance Date remaining after application of amounts set forth in Section 6.08(d)(Z)(i) through (xi), inclusive.

     CLASS MH-1 REMITTANCE RATE: The annual rate of interest payable to the Class MH-1 Certificateholders, which shall be equal to 6.600%

     CLASS MH-2 APPLIED REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class MH-2 Certificates (after taking into account the distribution of the Class MH-2 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class MH-2 Applied Realized Loss Amount, if any, on such Remittance Date) and
(y) the excess of (i) the Pool Applied Realized Loss Amount for the Pool III Certificates for such Remittance Date over (ii) the Class B Applied Realized Loss Amount for Pool III for such Remittance Date.

     CLASS MH-2 CERTIFICATE: A Certificate denominated as a Class MH-2 Certificate.

     CLASS MH-2 PRINCIPAL DISTRIBUTION AMOUNT: On each Remittance Date, an amount equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the Trigger Event for Pool III is in effect and the Pool III Class A Certificates or the Class MH-1 Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of
(i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date, (B) the Class Principal Balance of the Class MH-1 Certificates after giving effect to the payment of the Class MH-1 Principal Distribution Amount on such Remittance Date and (C) the Class Principal Balance of the Class MH-2 Certificates immediately prior to such Remittance Date over (ii) the lesser of (A) 71.10% of the outstanding Principal Balance of the Pool III Loans as of the last day of the related Due Period and
(B) the outstanding Principal Balance of the Pool III Loans as of the last day of the related Due Period MINUS 0.50% of the Pool III Original Collateral Amount.

     CLASS MH-2 REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class MH-2 Certificates as of such Remittance Date and (y) the portion of the Pool Available Amount for Pool III Certificates for such Remittance Date remaining after application of amounts set forth in Section 6.08(d)(Z)(i) through (xiii), inclusive.

     CLASS MH-2 REMITTANCE RATE: The annual rate of interest payable to the Class MH-2 Certificateholders, which shall be equal to 7.060%.

     CLASS POOL FACTOR: With respect to a Class of Class A, Class M or Class B Certificates, as of any date of determination, the then Class Principal Balance for such Class divided by the Original Principal Balance for such Class.

     CLASS PRINCIPAL BALANCE: With respect to each Class of Class A, Class M or Class B Certificates, as of any date of determination, the Original Principal Balance of such Class less (i) the sum of all amounts (including with respect to Pool I and Pool II Certificates, the principal portion of any related Insured Payment and with respect to Pool III Certificates, any FHA Payments made in respect of principal) previously distributed to the Certificateholders of such Class in respect of principal pursuant to Section 6.08(d) and (ii) the amount, if any, of Applied Realized Loss Amounts previously allocated to such Class pursuant to Section 6.09 or any actual loss of principal suffered with respect to a Pool I or Pool II Certificate as a result of the failure of the Certificate Insurer to perform. For purposes of determining the Class Principal Balance of each Class of Class A, Class M or Class B Certificates with respect to any Remittance Date, no effect shall be given to any principal to be distributed, or Pool Applied Realized Amounts or loss due to the Certificate Insurer's failure to perform to be allocated, to each such Class on such Remittance Date.

     CLASS R CERTIFICATE: Collectively or singularly, the Class R-1 and/or Class R-2 Certificates, as applicable.

     CLASS R CERTIFICATEHOLDER: A Holder of a Class R Certificate.

     CLASS R-1 CERTIFICATE: A Certificate denominated as a Class R-1
Certificate.

     CLASS R-2 CERTIFICATE: A Certificate denominated as a Class R-2
Certificate.

     CLASS REMITTANCE RATE: With respect to each Class of Class A, Class M or Class B Certificates, the annual rate of interest payable to the Certificateholders of such Class as provided herein.

     CLASS X CERTIFICATE: A Certificate denominated as a Class X Certificate.

     CLASS X REMITTANCE AMOUNT: As of any Remittance Date, an amount equal to the sum of (i) the Pool Remaining Amount Available for each Pool, and (ii) the Remainder Excess Spread Amount, net of reimbursements to the Servicer or the Representative of Reimbursable Amounts pursuant to Section 5.04(f), less any amounts payable to the Class R-2 Certificateholders pursuant to Sections 6.08(d)(X)(vi) and 6.08(d)(Z)(xix).

     CLOSING DATE: August 20, 1998.

     CODE: The Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

     COMPENSATING INTEREST: As defined in Section 6.12.

     CONTINGENCY FEE: As to each Mortgage Loan, the annual fee which is, in addition to the Servicing Fee, payable to the Servicer pursuant to Section 7.03 of this Agreement. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan, shall accrue at the rate of 0.25% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Contingency Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.04.

     CONTRACT OF INSURANCE: A Contract of Insurance under Title I.

     CONVENTIONAL HOME IMPROVEMENT LOANS: Pool III Mortgage Loans that are not FHA Loans.

     CO-TRUSTEE: Each of the Pool I and Pool II Co-Trustee and the Pool III Co-Trustee

     CROSS-OVER DATE: The date on which the Pool Maximum Subordinated Amounts for Pool I and Pool II and the Pool Available Maximum Subordinated Amount for Pool III have all been reduced to zero.

     CUMULATIVE REALIZED LOSSES: As of any date of determination, the aggregate amount of Realized Losses with respect to the applicable Pool of Mortgage Loans since the Startup Day.

     CURTAILMENT: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

     CUSTODIAL AGREEMENT: Any agreement to be entered into pursuant to Section
12.13 for the retention of each Trustee's Mortgage File, substantially in the form attached as Exhibit M hereto.

     CUSTODIAN: Any custodian appointed pursuant to Section 12.13 herein. The initial Custodian for the Pool I and Pool II Loans shall be the Trust Department of FUNB; provided, however, that following the occurrence of an Assignment Event, the Pool I and Pool II Co-Trustee (or such other Person acceptable to the Certificate Insurer) shall be the successor Custodian for the Pool I and Pool II Mortgage Loans.

     CUT-OFF DATE: July 31, 1998.

     DEALER LOANS: Pool III Mortgage Loans in which a dealer-contractor participates in the financing.

     DEFAULTED MORTGAGE LOAN: Means any Mortgage Loan as to which the related Mortgagor has failed to pay in full three or more consecutive Monthly Payments.

     DEFICIENCY AMOUNT: Means with respect to any Remittance Date and the Pool I or Pool II Certificates, (i) the excess, if any, of (a) the Pool Current Interest Requirement for such Pool over (b) the sum of the Pool Available Remittance Amount for such Pool (minus amounts withdrawn to pay required premiums to the Certificate Insurer), and the Monthly Excess Spread and the Subordination Reduction Amount applicable to such Pool, plus (ii) the Subordination Deficit, if any, for such Pool with respect to such Remittance Date.

     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

     DELETED MORTGAGE LOAN: A Mortgage Loan replaced by a Qualified Substitute Mortgage Loan.

     DEPOSITORY: The Depository Trust Company and any successor Depository hereafter named.

     DESIGNATED DEPOSITORY INSTITUTION: With respect to each Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by S&P and A2 or better by Moody's, or one of the two highest short-term ratings by S&P and the highest short term rating by Moody's, and which is either
(i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for a Principal and Interest Account.

     DETERMINATION DATE: That day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month.

     DIRECT PARTICIPANT: Any broker-dealer, bank or other financial institution for which the Depository holds Class A, Class M or Class B Certificates from time to time as a securities depository.

     DUE DATE: The day of the month on which the Monthly Payment is due from the Mortgagor on a Mortgage Loan.

     DUE PERIOD: With respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

     EVENT OF DEFAULT: As described in Section 10.01.

     EVENT OF EXCESSIVE POOL LOSS: Means, with respect to Pool I or Pool II, (a) until the 36th Remittance Date, any event that causes Cumulative Realized Losses with respect to the related Pool to equal or exceed 1.25% of the Pool Principal Balance of the related Pool as of the Closing Date, (b) from the 36th until the 42nd Remittance Dates, any event that causes Cumulative Realized Losses with respect to the related Pool to equal or exceed 1.75% of the Pool Principal Balance of the related Pool as of the Closing Date, (c) from the 42nd until the 48th Remittance Dates, any event that causes Cumulative Realized Losses with respect to the related Pool to equal or exceed 2.25% of the Pool Principal Balance of the related Pool as of the Closing Date and (d) thereafter, any event that causes Cumulative Realized Losses with respect to the related Pool to equal or exceed 2.75% of the Pool Principal Balance of the related Pool as of the Closing Date.

     EVENT OF NONPAYMENT: An event of nonpayment with respect to Pool I or Pool II shall occur with respect to any Remittance Date if the amounts remitted by the Servicer to the Trustee pursuant to Sections 5.04(a), 6.07(e), 6.11 and 6.12 for deposit in the Certificate Accounts with respect to Pool I and Pool II (minus the amount to be withdrawn from the applicable Certificate Account for deposit in the applicable Insurance Account pursuant to Section 6.01(b)(i)), plus any amount transferred from the Spread Account to the applicable Certificate Account pursuant to Section 6.05(b)(ii) will not, taken together, be sufficient to pay all of the Pool Remittance Amounts for each such Pool (exclusive of any Pool Carry-Forward Amounts representing amounts previously paid to the Certificateholders of the applicable Pool as Insured Payments and exclusive of any amount described in clause (X)(iv) of the definition of Pool Principal Distribution Amounts with respect to such applicable Pool which have not been paid by the Originators) in respect of such Remittance Date.

     EXCESS PAYMENTS: With respect to a Due Period, any amounts received on a Mortgage Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of this Agreement.

     EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated Mortgage Loan, the excess, if any, of (a) the total Net Liquidation Proceeds, over (b) the Principal Balance of such Mortgage Loan as of the date such Mortgage Loan became a Liquidated Mortgage Loan plus 30 days interest thereon at the weighted average Class Adjusted Mortgage Loan Remittance Rates for each Class of Pool I Certificates with respect to a Pool I Mortgage Loan, the Class Adjusted Mortgage Loan Remittance Rate for each Class of Pool II Certificates with respect to a Pool II Mortgage Loan or the weighted average Class Adjusted Mortgage Loan Remittance Rates for each Class of Pool III Certificates with respect to a Pool III Mortgage Loan; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer pursuant to Section 5.14 at the related Mortgage Interest Rate exceeds interest accrued on such advance at the applicable Class Remittance Rates.

     EXCESS SPREAD: With respect to any Remittance Date and Pool of Mortgage Loans, an amount equal to the excess of (A) the product of (i) the aggregate Principal Balances of the applicable Pool of Mortgage Loans as of the first day of the immediately preceding Due Period and (ii) one-twelfth of the weighted average Mortgage Interest Rate for the applicable Pool of Mortgage Loans, as the case may be, as of the first day of the related Due Period over (B) the sum of
(i) the Pool Current Interest Requirement for the applicable Pool of Certificates for such Remittance Date, (ii) amounts to be deposited into the applicable Expense Account and Insurance Account on such Remittance Date pursuant to Sections 6.03(a)(i) and 6.04(a)(i), respectively, (iii) the Servicing Fee and Contingency Fee for the applicable Pool of Mortgage Loans with respect to such Remittance Date and (iv) with respect to those FHA Loans in Pool III for which the FHA Insurance Premium is paid by the related Mortgagor as part of the interest payment, the applicable FHA Insurance Premium.

     EXCESS SUBORDINATED AMOUNT: With respect to any Pool of Mortgage Loans and any Remittance Date, the excess, if any, of (x) the Pool Subordinated Amount that would apply to such respective Pool on such Remittance Date after taking into account the payment of the Pool Remittance Amount for such respective Pool on such Remittance Date (except for any distributions of related Subordination Reduction Amounts on such Remittance Date) over (y) the related Specified Subordinated Amount for such Remittance Date.

     EXPENSE ACCOUNTS: The expense accounts established and maintained by the Co-Trustees in accordance with Section 6.03 hereof.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHA: The Federal Housing Administration, and its successors in interest.

     FHA CUSTODIAN: First Union Trust Company, National Association, a national banking association headquartered in Wilmington, Delaware.

     FHA CUSTODIAN FEE: As to each Pool III Mortgage Loan, the annual fee payable to the FHA Custodian. Such fee shall be calculated and payable monthly and shall accrue at the rate of .0005% per annum and shall be computed on the basis of the same principal amount, and for the period respecting which any related interest payment on such Pool III Mortgage Loan is computed.

     FHA INSURANCE PREMIUM: The premium charged by the FHA pursuant to 24 C.F.R. ss. 201.31, or any successor regulation, as payment for Title I insurance coverage for an FHA Loan, which premium shall be the responsibility of the Servicer, who will be reimbursed from the FHA Premium Account in accordance with
Section 6.06(b)(i) hereof.

     FHA LOAN: A Mortgage Loan that is partially insured by the FHA under Title
I.

     FHA PAYMENT: The amount received from the FHA for a Claim filed with respect to a 90 Day Delinquent FHA Loan.

     FHA PREMIUM ACCOUNT: The account established and maintained by the Pool III Co-Trustee in accordance with Section 6.06 hereof.

     FHA PREMIUM AMOUNT: With respect to any FHA Loan for any Remittance Date,
(i) if the FHA Insurance Premium is paid by the related Mortgagor as part of the Mortgage Interest Rate on an FHA Loan, an amount equal to 1/12 of the product of the Insurance Rate times the Principal Balance as of the first day of the immediately preceding Due Period and (ii) if the related Mortgagor pays the FHA Insurance Premium as a separate amount in addition to Monthly Payments, any such amount received by the Servicer during the related Due Period.

     FHA REGULATIONS: The regulations of the FHA with respect to Title I home improvement loans set forth in 24 C.F.R. ss. 201, as the same may be amended during the term of this Agreement.

     FHA RESERVE ACCOUNT: The account of the FHA Custodian maintained by the FHA with respect to the FHA Loans and certain other loans and insured by the FHA under Title I in accordance with the FHA Regulations.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     FIDELITY BOND: As described in Section 5.09.

     FITCH: Fitch IBCA, Inc., or any successor thereto.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     FUNB: First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, and any successor thereto.

     GLOBAL CERTIFICATES: [Reserved]

     GROSS MARGIN: With respect to each Pool II Mortgage Loan, the number of basis points set forth in the related Mortgage Note which is added to the LIBOR Index or the Treasury Index, as the case may be, to determine the Mortgage Interest Rate on the related Change Date, subject to the applicable Periodic Rate Cap and the applicable Lifetime Cap and Lifetime Floor.

     HIGH-RISE CONDOMINIUM: A multiple dwelling unit of five stories or more in which individual fee title is held to the interior space only and all other elements of the structure and land are held in undivided common ownership.

     HUD: The United States Department of Housing and Urban Development, and its successor in interest.

     INDEX: Either the LIBOR Index or the Treasury Index, as the case may be.

     INDIRECT PARTICIPANT: Any financial institution for whom any Direct Participant holds an interest in any Pool I, Pool II or Pool III Certificate.

     INSURANCE ACCOUNTS: The insurance accounts established and maintained by the Pool I and Pool II Co-Trustee in accordance with Section 6.04 hereof.

     INSURANCE AGREEMENT: The agreement dated as of August 1, 1998 by and among the Certificate Insurer, The Money Store Inc., the Custodian, the Originators listed in Schedule I thereto and the Pool I and Pool II Co-Trustee, as amended from time to time by the parties thereto.

     INSURANCE PAYING AGENT: With respect to any Pool I or Pool II Mortgage Loan, The Bank of New York or any successor as appointed herein.

     INSURANCE PROCEEDS: With respect to any Mortgage Loan, proceeds (other than FHA Payments) paid (i) to the applicable Co-Trustee or the Servicer by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property, or REO Property, including but not limited to title, hazard, life, health and/or accident insurance policies, and/or (ii) by the Servicer pursuant to Section 5.08, in either case, net of any expenses which are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer.

     INSURANCE RATE: As to any FHA Loan with respect to which the FHA Insurance Premium is paid by the related Mortgagor as part of the Mortgage Interest Rate, the rate of 1.0% per annum, which is used to calculate the amount to be applied to the payment of the related FHA Insurance Premium.

     INSURED PAYMENT: means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

     INSURER REIMBURSABLE AMOUNTS: As described in Section 6.14(a)(ii).

     INTEREST DETERMINATION DATE: With respect to the Adjustable Rate Certificates, the second LIBOR Determination Date prior to any Remittance Date while the Adjustable Rate Certificates are outstanding.

     INTEREST PERIOD: With respect to the Adjustable Rate Certificates (i) initially, the period commencing August 15, 1998 and ending on the day immediately preceding the Remittance Date in September 1998 and (ii) thereafter, the period commencing on a Remittance Date and ending on the day immediately preceding the next Remittance Date.

     INTEREST SHORTFALL CARRYFORWARD AMOUNT: Means, as of any Remittance Date and with respect to any Class of Class A, Class M or Class B Certificates of Pool III, the sum of (i) the amount, if any, by which (X) the sum of (a) the Class Current Interest Requirement for such Class for such Remittance Date plus
(b) the Interest Shortfall Carryforward Amount for such Class as of the immediately preceding Remittance Date exceeds (Y) the amount paid to the Certificateholders of such Class on such Remittance Date pursuant to clauses
(ii), (iii), (iv), (ix), (xi), (xiii) and (xv) of Section 6.08(d)(Z) of this Agreement and (ii) one month's interest on the amount determined pursuant to clause (i)(b) at the applicable Class Remittance Rate.

     "LEASE": shall have the meaning assigned thereto in the Insurance
Agreement.

     LIBOR: The London Interbank Offered Rate for one-month U.S. dollar deposits, determined on each Interest Determination Date as provided in Section
12.15 hereof.

     LIBOR DETERMINATION DATE: A date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

     LIBOR INDEX: The applicable London interbank offered rate for one-month, six-month or one year U.S. dollar deposits, as specified in the related Mortgage Note.

     LIFETIME CAP: The provision in the Mortgage Note for each Pool II Mortgage Loan, which limits the maximum Mortgage Interest Rate over the life of such Pool II Mortgage Loan or Pool I Mortgage Loan, as the case may be, to the rate set forth in the applicable Mortgage Note.

     LIFETIME FLOOR: The provision in the Mortgage Note for each Pool II Mortgage Loan, which limits the minimum Mortgage Interest Rate over the life of such Pool II Mortgage Loan or Pool I Mortgage Loan, as the case may be, to the rate set forth in the applicable Mortgage Note.

     LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan.

     LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any REO Disposition, amounts required to be deposited in the applicable Principal and Interest Account pursuant to Section 5.10 hereof, and any other amounts other than FHA Payments and Related Payments received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise.

     LISTING AGENT: [RESERVED]

     LOAN-TO-VALUE RATIO OR LTV: With respect to any Mortgage Loan, (i) the sum of (a) the original principal balance of such Mortgage Loan plus (b) the remaining balance of any Prior Lien, if any, at the time of origination of such Mortgage Loan, less (c) that portion of the principal balance equal to the amount of the premium for credit life insurance collected by the Originators, divided by (ii) the value of the related Mortgaged Property, based upon the appraisal (or, in the case of certain Mortgage Loans with original principal balances of less than $15,000, such other method of valuation acceptable to the related Originator) made at the time of origination of the Mortgage Loan.

     LONDON BANKING DAY: Any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     LOW INTEREST MORTGAGE LOAN: A Low Interest Pool I Mortgage Loan or a Low Interest Pool III Mortgage Loan.

     LOW INTEREST POOL I MORTGAGE LOAN: [RESERVED]

     LOW INTEREST POOL III MORTGAGE LOAN: [RESERVED]

     LOW-RISE CONDOMINIUM: A multiple dwelling unit of four stories or less in which individual fee title is held to the interior space only and all other elements of the structure and land are held in undivided common ownership.

     MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A, Class M and Class B Certificates evidencing in excess of 50% of the aggregate Class Principal Balances of the Class A, Class M and Class B Certificates; provided, however, that with respect to any action or event affecting fewer than all Classes of Class A, Class M and Class B Certificates, "Majority Certificateholders" shall mean the Holder or Holders of Certificates evidencing in excess of 50% of the aggregate Class Principal Balances of such affected Classes of Class A, Class M and Class B Certificates.

     MARGIN: With respect to the Class AV Certificates, the rate per annum of 0.15% (or for each Remittance Date occurring after the Optional Servicer Termination Date, 0.30%) that is added to LIBOR to determine the Class AV Remittance Rate for each Remittance Date.

     MIXED USE BUILDING: A building containing both residential dwelling units and commercial use units, E.G., retail stores or office space.

     MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section 6.11 hereof.

     MONTHLY EXCESS SPREAD: As of any Remittance Date and for any Pool of Mortgage Loans, an amount equal to the product of (i) the amount calculated pursuant to the definition of Excess Spread with respect to such Remittance Date for such Pool of Mortgage Loans and (ii) the then applicable Monthly Excess Spread Percentage.

     MONTHLY EXCESS SPREAD PERCENTAGE: As to any Remittance Date, 100%.

     MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

     MONTHLY PREMIUM: With respect to Pool I and Pool II, the monthly premium payable to the Certificate Insurer equal to the product of (i) the applicable percentage set forth in the Insurance Agreement and (ii) the applicable then outstanding Pool Principal Balance, rounded to the nearest thousand dollars.

     MOODY'S: Moody's Investors Service, Inc., or any successor thereto.

     MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property.

     MORTGAGE FILE: As described in Exhibit A.

     MORTGAGE IMPAIRMENT INSURANCE POLICY: As described in Section 5.08.

     MORTGAGE INTEREST RATE: The fixed or adjustable rate of interest borne by a Mortgage Note, as shown on the applicable Mortgage Loan Schedule.

     MORTGAGE LOAN: An individual mortgage loan which is transferred pursuant to this Agreement to (i) in the case of the Pool I and Pool II Mortgage Loans, the Pool I and Pool II Co-Trustee, and (ii) in the case of the Pool III Mortgage Loans, the Pool III Co-Trustee, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Mortgage Loans originally subject to this Agreement being identified on the Pool I, Pool II and Pool III Mortgage Loan Schedules delivered to (i) in the case of the Pool I and Pool II Mortgage Loans, the Custodian and the Pool I and Pool II Co-Trustee, and
(ii) in the case of the Pool III Mortgage Loans, the Pool III Co-Trustee as Exhibits H, H-1 and H-2, respectively. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, sold to the Trust Fund by the applicable Originator (as indicated by Exhibits H, H-1 and H-2), in fact was not sold or otherwise transferred and assigned to the Trust Fund for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.02(i) hereof with respect to such mortgage loan, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

     MORTGAGE LOAN SCHEDULE: The separate schedules of (i) Pool I and Pool II Mortgage Loans delivered to the Custodian on behalf of the Pool I and Pool II Co-Trustee and (ii) the Pool III Mortgage Loans delivered to the Pool III Co-Trustee, as Exhibits H, H-1 and H-2, respectively, such schedules identifying each Mortgage Loan by address of the Mortgaged Property and the name of the Mortgagor and setting forth as to each Mortgage Loan the following information:
(i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the account number, (iii) the original principal amount, (iv) except for the Pool III Mortgage Loans, the LTV as of the date of the origination of the related Mortgage Loan, (v) the Due Date, (vi) the Mortgage Interest Rate, (vii) the first Due Date, (viii) the Monthly Payment, (ix) the maturity date of the Mortgage Note, (x) the remaining number of months to maturity as of the Cut-Off Date and additionally, (xi) with respect to Exhibit H-1, the Periodic Rate Cap, Lifetime Cap and Lifetime Floor. Also, the Mortgage Loan Schedule for the Pool III Mortgage Loans will indicate, based upon loan number, whether the related Pool III Mortgage Loan is an FHA Loan or a Conventional Home Improvement Loan.

     MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single contiguous parcel of land improved by a Residential Dwelling.

     MORTGAGED PROPERTY STATES: Any one of the 50 states and the District of Columbia and Puerto Rico, where the Mortgaged Properties are located.

     MORTGAGOR: The obligor on a Mortgage Note.

     MULTIFAMILY LOANS: Mortgage Loans secured by Multifamily Properties.

     MULTIFAMILY PROPERTY: A residential or mixed-use property, such as rental apartment buildings or projects containing five or more units.

     NAS CLASS CERTIFICATES: The Class AF-8 and Class AF-9 Certificates.

     NAS CLASS PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date, the product of (i) the applicable NAS Class Principal Percentage for such Remittance Date and (ii) the NAS Class Pro Rata Principal Distribution Amount for such Remittance Date; provided, however, that in no event will the NAS Class Principal Distribution Amount on any Remittance Date be greater than the Pool Principal Distribution Amount for Pool I for such Remittance Date or the sum of the Class Principal Balances of the NAS Class Certificates.

     NAS CLASS PRINCIPAL PERCENTAGE: For each Remittance Date, the NAS Class Principal Percentage shall be as follows:

                                                  NAS Class
         Remittance Dates                      Principal  Percentage

         September 1998 - August 2001                  0%
         September 2001 - August 2003                 45%
         September 2003 - August 2004                 80%
         September 2004 - August 2005                100%
         September 2005 and thereafter               300%

     NAS CLASS PRO RATA PRINCIPAL DISTRIBUTION AMOUNT: For each Remittance Date, an amount equal to the product of (x) a fraction, the numerator of which is the sum of Class Principal Balances of the NAS Class Certificates immediately prior to such Remittance Date and the denominator of which is the aggregate Class Principal Balances of the Pool I Certificates immediately prior to such Remittance Date and (y) the Pool Principal Distribution Amount for Pool I on such Remittance Date.

     NET FUNDS CAP: As to any Remittance Date, a percentage equal to the difference between (A) the weighted average Mortgage Interest Rate on the Pool II Mortgage Loans, and (B) the sum of the percentages used in determining the Servicing Fee, the Contingency Fee, the premium due the Certificate Insurer for the Pool II Certificates, the fee due the Pool I and Pool II Co-Trustee for the Pool II Mortgage Loans, the fee due the Trust Administrator with respect to the Pool II Mortgage Loans and, commencing with the Remittance Date on April, 1999, 0.50%.

     NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 5.04(b) and
(ii) amounts required to be released to the related Mortgagor pursuant to applicable law.

     NET MONTHLY EXCESS CASHFLOW: As defined in Section 6.14(b) hereof.

     1933 ACT: The Securities Act of 1933, as amended.

     90 DAY DELINQUENT FHA LOAN: A 90 Day Delinquent Pool III Loan that is an FHA Loan.

     90 DAY DELINQUENT POOL III LOAN: With respect to any Remittance Date, a Pool III Mortgage Loan with respect to which four consecutive Monthly Payments have not been received by the Servicer as of the last day of the related Due Period unless, on or prior to the last day of the Due Period in which the fourth Monthly Payment is due, the Servicer has received from the related Mortgagor an amount at least equal to one unpaid Monthly Payment.

     NON-ACKNOWLEDGED FHA LOANS: As defined in Section 3.02(lll) hereof.

     OFFICER'S CERTIFICATE: A certificate delivered to a Co-Trustee or the Custodian, as the case may be, signed by the Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Secretaries of the Representative, an Originator, the Servicer or the Claims Administrator, as required by this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Representative, the Servicer or the Claims Administrator, reasonably acceptable to the applicable Co-Trustee and the Certificate Insurer and experienced in matters relating thereto; except that any opinion of counsel relating to (a) the qualification of REMIC I and REMIC II each as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Representative, the Servicer or the Claims Administrator, (ii) does not have any direct financial interest or any material indirect financial interest in the Representative, the Servicer or the Claims Administrator or in an affiliate thereof and (iii) is not connected with the Representative, the Servicer or the Claims Administrator as an officer, employee, director or person performing similar functions.

     OPTIONAL SERVICER TERMINATION DATE: As defined in Section 11.01 hereof.

     ORIGINAL CLASS AF-1 PRINCIPAL BALANCE: $88,000,000.

     ORIGINAL CLASS AF-2 PRINCIPAL BALANCE: $65,000,000.

     ORIGINAL CLASS AF-3 PRINCIPAL BALANCE: $132,000,000.

     ORIGINAL CLASS AF-4 PRINCIPAL BALANCE: $50,000,000.

     ORIGINAL CLASS AF-5 PRINCIPAL BALANCE: $35,000,000.

     ORIGINAL CLASS AF-6 PRINCIPAL BALANCE: $48,000,000.

     ORIGINAL CLASS AF-7 PRINCIPAL BALANCE: $52,969,000.

     ORIGINAL CLASS AF-8 PRINCIPAL BALANCE: $29,000,000.

     ORIGINAL CLASS AF-9 PRINCIPAL BALANCE: $23,329,000.

     ORIGINAL CLASS AH-1 PRINCIPAL BALANCE: $78,226,000.

     ORIGINAL CLASS AH-2 PRINCIPAL BALANCE: $14,086,000.

     ORIGINAL CLASS AH-3 PRINCIPAL BALANCE: $25,358,000.

     ORIGINAL CLASS AH-4 PRINCIPAL BALANCE: $11,345,000.

     ORIGINAL CLASS AH-5 PRINCIPAL BALANCE: $ 9,470,000.

     ORIGINAL CLASS AH-6 PRINCIPAL BALANCE: $13,002,000.

     ORIGINAL CLASS AV PRINCIPAL BALANCE: $524,381,000.

     ORIGINAL CLASS BH PRINCIPAL BALANCE: $16,396,000.

     ORIGINAL CLASS MH-1 PRINCIPAL BALANCE: $15,899,000.

     ORIGINAL CLASS MH-2 PRINCIPAL BALANCE: $14,955,000.

     ORIGINAL PRINCIPAL BALANCE: With respect to each Class of Class A, Class M and Class B Certificates, the amount set forth for such Class under the definitions of Original Class AF-1 through Original Class BH Principal Balances.

     ORIGINATOR: Any of the entities listed on Exhibit I hereto, each of which is a direct or indirect wholly-owned subsidiary of the Representative, and each of which is a Subservicer as of the date hereof.

     OWNER-OCCUPIED MORTGAGED PROPERTY: A Residential Dwelling as to which the related Mortgagor represented at the time of the origination of the Mortgage Loan an intent to occupy as such Mortgagor's primary, secondary or vacation residence.

     PAYING AGENT: Initially, the Pool I and Pool II Co-Trustee with respect to the Pool I, Pool II, Class X and Class R Certificates, and the Pool III Co-Trustee with respect to the Pool III Certificates, or any other Person that meets the eligibility standards for the Paying Agent specified in Section 13.13 hereof and is authorized by the applicable Co-Trustee to make payments on the Certificates on behalf of the applicable Co-Trustee.

     PERCENTAGE INTEREST: With respect to a Certificate other than a Class X or Class R Certificate, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Certificate and the denominator of which is the Original Principal Balance of such Class. With respect to the Class X Certificates, the portion of the Class evidenced thereby, expressed as a percentage, which shall equal 100%. With respect to the Class R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, which shall be 100%. The Pool I, Pool II and Pool III Certificates are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $25,000.00 and integral multiples of $1.00 in excess thereof, except that one Pool I, Pool II, and Pool III Certificate of each Class may be issued in a different denomination.

     PERIODIC RATE CAP: The provision in the Mortgage Note for each Pool II Loan which limits increases or decreases in the Mortgage Interest Rate on each Change Date to the rate set forth in the applicable Mortgage Note.

     PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

          (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, FHLMC senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (ii) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S&P and Prime-1 or better by Moody's;

          (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated "BBB" or better by S&P and Baa3 or better by Moody's;

          (iv) commercial paper (having original maturities of not more than 365 days) rated "A-1" or better by S&P and Prime-1 or better by Moody's;

          (v) debt obligations rated "AAA" by S&P and Aaa by Moody's (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

          (vi) investments in money market funds (including those funds managed or advised by a Co-Trustee or any affiliate thereof) rated "AAAm" or better by S&P or "Aaa" or better by Moody's, the assets of which are invested solely in instruments described in clauses (i)-(v) above;

          (vii) guaranteed investment contracts or surety bonds issued by or reasonably acceptable to the Certificate Insurer providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

          (a) be an obligation of an insurance company or other corporation whose debt obligations or insurance financial strength or claims paying ability are rated "AAA" by S&P and "Aaa" by Moody's; and

          (b) provide that the applicable Co-Trustee may exercise all of the rights of the Representative under such contract or surety bond without the necessity of the taking of any action by the Representative;

          (viii) A repurchase agreement that satisfies the following criteria and is acceptable to the Certificate Insurer:

          (a) Must be between the applicable Co-Trustee and a dealer bank or securities firm described in 1. or 2. below:

               1. Primary dealers on the Federal Reserve reporting dealer list which are rated "A" or better by S&P and Moody's, or

               2.   Banks rated "A" or above by S&P and Moody's;

          (b)  The written repurchase agreement must include the following:

               1.   Securities which are acceptable for the transfer are:

                    A.   Direct U.S. governments, or

                    B. Federal Agencies backed by the full faith and credit of the U.S. government (and FNMA & FHLMC)

               2.   the term of the repurchase agreement may be up to 60 days

               3. the collateral must be delivered to the applicable Co-Trustee or third party custodian acting as agent for the applicable Co-Trustee by appropriate book entries and confirmation statements, with a copy to the Certificate Insurer, must have been delivered before or simultaneous with payment (perfection by possession of certificated securities)

               4.   Valuation of collateral

                    A. The securities must be valued weekly, marked-to-market at current market price plus accrued interest.

                    B. The value of the collateral must be equal to at least 104% of the amount of cash transferred by the applicable Co-Trustee or custodian for the applicable Co-Trustee to the dealer bank or security firm under the repurchase agreement plus accrued interest. If the value of securities held as collateral slips below 104% of the value of the cash transferred by the applicable Co-Trustee plus accrued interest, then additional cash and/or acceptable securities must be transferred. If, however, the securities used as collateral are FNMA or FHLMC, then the value of collateral must equal at least 105%.

          (ix) any other investment acceptable to the Certificate Insurer and the Rating Agencies, written confirmation of which shall be furnished by the Certificate Insurer to the Co-Trustees.

     PERMITTED TRANSFEREE: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Code section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person other than a "United States Person" as defined in Code Section 7701(a)(30), unless the Servicer consents in writing to the Transfer to such Person and (vi) any other Person so designated by the Servicer based upon an Opinion of Counsel that the transfer of a Percentage Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

     PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     POOL: With respect to the Certificates, the Pool I, Pool II or Pool III Certificates, as the case may be, and with respect to the Mortgage Loans, the Pool I, Pool II or Pool III Mortgage Loans, as the case may be.

     POOL AMORTIZED SUBORDINATED AMOUNT REQUIREMENT: With respect to Pool I and Pool II and as of any date of determination, the product of (x) 6.20% and 10.70%, respectively, and (y) the aggregate Principal Balances of all Mortgage Loans in the related Pool as of the close of business on the last day of the Due Period immediately preceding such date; provided, however, that for any period during which an Event of Excessive Loss relating to Pool I or Pool II exists, the Pool Amortized Subordinated Amount Requirement for such Pool shall equal the product of 6.20% or 10.70%, respectively, and the Pool Principal Balance of the respective Pool as of the date such Event of Excessive Pool Loss for such Pool first existed.

     POOL APPLIED REALIZED LOSS AMOUNT: For any Remittance Date and Pool III, an amount equal to the excess, if any, of (i) the aggregate Class Principal Balances of the Pool III Class A, Class M and Class B Certificates, as applicable, (after taking into account the distribution of principal (including the Pool III Accelerated Principal Distribution Amount) with respect to the Pool III Certificates on such Remittance Date) over (ii) the aggregate Principal Balance of the Pool III Mortgage Loans as of the end of the prior Due Period (after taking into account all Realized Losses relating to Pool III Mortgage Loans experienced during such Due Period).

     POOL AVAILABLE AMOUNT: With respect to any Pool and each Remittance Date, an amount equal to the sum of (i) the Pool Available Remittance Amount for such Pool (minus the amounts withdrawn from the applicable Certificate Account (a) for Pool I and Pool II, pursuant to Section 6.01(b)(i) to deposit amounts related to required premiums in the applicable Insurance Account, and (b) for Pool III, pursuant to Section 6.01(b)(ii) to make deposits in the FHA Premium Account), (ii) any amount of Total Monthly Excess Cashflow to be applied to the Certificates of such Pool on such Remittance Date, and (iii) amounts transferred from the Spread Account, if any, pursuant to Section 6.05(b)(ii) and Insured Payments, if any, made by the Certificate Insurer with respect to Pool I and Pool II.

     POOL AVAILABLE MAXIMUM SUBORDINATED AMOUNT: With respect to Pool III and any Remittance Date, the Pool Maximum Subordinated Amount for Pool III less all distributions made on Certificates of Pool III with respect to Shortfall Amounts on prior Remittance Dates and when determining if the Pool Available Maximum Subordinated Amount with respect to Pool III has been reduced to zero, all distributions on Certificates of Pool III with respect to Shortfall Amounts on such Remittance Date, in the order of priority set forth in Section 6.08, until zero has been reached.

     POOL AVAILABLE REMITTANCE AMOUNT: With respect to any Pool and any Remittance Date, (i) the sum of all amounts relating to the Mortgage Loans of such Pool described in clauses (i) through (viii), inclusive, of Section 5.03(b) received by the Servicer or any Subservicer (including any amounts paid by the Servicer and the Representative and excluding any Excess Spread and Subordination Reduction Amounts relating to the Mortgage Loans of such Pool, any amounts withdrawn by the Servicer with respect to the Mortgage Loans in such Pool pursuant to Section 5.04(b), (c), (e) and (f)(i) as of the related Determination Date and any amounts deposited into the Servicing Account with respect to the Mortgage Loans in such Pool pursuant to Section 5.04(g) as of the related Determination Date) during the related Due Period or, with respect to
Section 5.03(b)(vi), on the related Determination Date, and deposited into the applicable Certificate Account as of the Determination Date, plus (ii) the amount of any Monthly Advances and Compensating Interest payments relating to the Mortgage Loans of such Pool, remitted by the Servicer for such Remittance Date, less (iii) those amounts withdrawable from the applicable Certificate Account pursuant to Section 6.01(b)(vi). The "Pool Available Remittance Amount" does not include (i) funds in the applicable Principal and Interest Account and available to be withdrawn pursuant to Section 5.04(d)(ii), (ii) funds in the applicable Certificate Account and available to be withdrawn pursuant to Section 6.01(b)(vi), (iii) funds in the applicable Certificate Account that cannot be distributed by the applicable Co-Trustee on such Remittance Date as a result of a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.) and (iv) Insured Payments.

     POOL AVAILABLE REMITTANCE AMOUNT SHORTFALL: With respect to Pool I or Pool II and any Remittance Date, the excess, if any, of (i) the Pool Remittance Amount for such Pool (net of amounts included in clauses (X) (vi) and (viii) and (Y) of the definition of Pool Principal Distribution Amount) over (ii) the Pool Available Remittance Amount for such Pool (net of the amount to be withdrawn from the applicable Certificate Account pursuant to Section 6.01(b)(i) and one-twelfth of the Annual Expense Escrow Amount with respect to such Pool).

     POOL AVAILABLE REMITTANCE AMOUNT SURPLUS: With respect to Pool I or Pool II and any Remittance Date, the excess, if any, of (i) the Pool Available Remittance Amount for such Pool (net of the amount to be withdrawn from the applicable Certificate Account pursuant to Section 6.01(b)(i) and one-twelfth of the Annual Expense Escrow Amount with respect to such Pool) over (ii) the Pool Remittance Amount for such Pool (net of amounts included in clauses (X)(vi) and (viii) and (Y) of the definition of Pool Principal Distribution Amount).

     POOL CARRY-FORWARD AMOUNT: With respect to Pool I or Pool II and any Remittance Date, the sum of (i) the amounts, if any, by which (x) the Pool Remittance Amount for such Pool as of the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution to the Holders of the Certificates of such Pool (including to the Certificate Insurer, as provided in Section 6.08), pursuant to Section 6.08 on the immediately preceding Remittance Date, exclusive of any Insured Payment to the Holders of the Certificates of such Pool made pursuant to Section 6.08 hereof on such immediately preceding Remittance Date, and (ii) interest on the amounts, if any, described in clause
(i) above, at one-twelfth of the weighted average Remittance Rates of the Certificates of such Pool from such immediately preceding Remittance Date; provided, however, that only the Certificate Insurer shall be entitled to interest on the principal portion of the Pool Carry-Forward Amount.

     POOL CURRENT INTEREST REQUIREMENT: For each Pool, the sum of the Class Current Interest Requirements of the Certificates of such Pool.

     POOL MAXIMUM COLLATERAL AMOUNT: For each Pool, the aggregate Principal Balances as of the Cut-Off Date of all Mortgage Loans in such Pool.

     POOL MAXIMUM SUBORDINATED AMOUNT: The initial Pool Maximum Subordinated Amount for Pool I and Pool II shall be $62,795,856 and $89,144,857, respectively, which amounts equal 12.0% and 17.0%, respectively, of the original Pool Principal Balances of each such Pool. On any Remittance Date, the applicable Pool Maximum Subordinated Amount for Pool I or Pool II shall equal the initial applicable Pool Maximum Subordinated Amount less Cumulative Realized Losses allocated to such respective Pool through the last day of the month preceding such Remittance Date. The applicable Pool Maximum Subordinated Amount for Pool I or Pool II on any date other than a Remittance Date shall be equal to the applicable Pool Maximum Subordinated Amount as of the immediately preceding Remittance Date (or, prior to the first Remittance Date, the initial Pool Maximum Subordinated Amount), provided, however, that a Pool Maximum Subordinated Amount for Pool I or Pool II shall never be less than zero. The Pool Maximum Subordinated Amount for Pool III shall be $7,334,266.

     POOL ORIGINAL COLLATERAL AMOUNT: For each Pool the aggregate Principal Balances of the related Mortgage Loans as of the Cut-Off Date.

     POOL PRINCIPAL BALANCE: With respect to any Pool, the sum of the Class Principal Balances of the Certificates of such Pool.

     POOL PRINCIPAL DISTRIBUTION AMOUNT: For each Pool, on any Remittance Date, the excess of:

          (X) the sum, without duplication, of the following:

               (i) each payment of principal received by the Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Mortgage Loans of the related Pool,

               (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Mortgage Loans of the related Pool,

               (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period with respect to the Mortgage Loans of the related Pool (and, with respect to the Pool III Loans, the principal portion of all FHA Payments received by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan during the related Due Period),

               (iv) that portion of the purchase price (as indicated in Section 2.05(b)) for any repurchased Mortgage Loan (including Defaulted Mortgage Loans) from the related Pool which represents principal and any Substitution Adjustments deposited in the applicable Principal and Interest Account with respect to such Mortgage Loans of the related Pool and transferred to the applicable Certificate Account as of the related Determination Date,

               (v) any proceeds representing principal on the Mortgage Loans of the related Pool received by the applicable Co-Trustee in connection with the liquidation of the Mortgage Loans of the related Pool or the termination of the Trust,

               (vi) with respect to Pool I or Pool II, the amount of any Subordination Deficit with respect to such Pool for such Remittance Date,

               (vii) [Reserved],

               (viii) with respect to Pool I or Pool II the amount of any Subordination Increase Amount with respect to the related Pool for such Remittance Date, and

               (ix) with respect to Pool III, the Pool III Accelerated Principal Distribution Amount for such Remittance Date, OVER

     (Y) the amount of any Subordination Reduction Amount with respect to the related Pool for such Remittance Date.

     POOL PROJECTED NET MONTHLY EXCESS CASHFLOW: As of any date of calculation, with respect to Pool I and Pool II, five times Net Monthly Excess Cashflow relating to such Pool, as calculated pursuant to Section 6.14(b) hereof on the Remittance Date immediately preceding such date of calculation.

     POOL REMAINING AMOUNT AVAILABLE: With respect to any Pool and as of any Remittance Date the greater of (x) zero dollars and (y)(i) the Pool Available Amount for the related Pool minus (ii) in the case of Pool I or Pool II the sum of payments made with respect to the applicable Pool pursuant to Sections 6.08(d)(X)(i) through (iv) and in the case of Pool III the sum of payments made with respect thereto pursuant to Section 6.08(Z)(i) through (xvii).

     POOL REMITTANCE AMOUNT: As to Pool I or Pool II and any Remittance Date, the amount required to be distributed on such Remittance Date to the Holders of the Certificates of such Pool, such amount being equal to the sum of (i) the Pool Current Interest Requirement for the related Pool, (ii) the Pool Principal Distribution Amount for the related Pool, (iii) the Pool Carry-Forward Amount for the related Pool and (iv) any amount received by the Pool I and Pool II Co-Trustee from the Servicer or the Originator and paid to the Holders of the Certificates of the related Pool that constitutes a Monthly Advance and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), in accordance with a final, nonappealable order of a court having competent jurisdiction.

     In the event that any amounts referenced in subclause (iv) above constitute Insured Payments or any portion thereof, payment of such amounts shall be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not directly to any Certificateholder of the Certificates of such Pool unless such Certificateholder has returned principal or interest paid on the Certificates of such Pool to such trustee in bankruptcy, in which case payment shall be disbursed to such Certificateholder.

     POOL SPREAD AMOUNT STEPDOWN DATE: Means with respect to Pool III the later to occur of (i) the Remittance Date occurring in September 2001 and (ii) the first Remittance Date on which the aggregate Principal Balances of the Mortgage Loans in the related Pool as of the last day of the related Due Period is less than 50% of the Pool Original Collateral Amount for the respective Pool.

     POOL SUBORDINATED AMOUNT: For each Pool, as of any Remittance Date, the excess, if any, of (x) the sum of (i) the aggregate Principal Balances of the Mortgage Loans of the related Pool as of the close of business on the last day of the Due Period relating to such Remittance Date, and (ii) the Spread Account Portion for the related Pool, over (y) the Pool Principal Balance of the related Pool as of such Remittance Date (after taking into account the payment of the Pool Remittance Amount of the related Pool on such Remittance Date, net of amounts included in clauses (X)(vi) and (viii) and (Y) of the definition of Pool Principal Distribution Amount).

     POOL I AND POOL II CO-TRUSTEE: The Bank of New York, or its successor in interest, or any successor appointed as herein provided.

     POOL I CERTIFICATE: A Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8 or Class AF-9 Certificate.

     POOL I CLASS A CERTIFICATES: Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8 and Class AF-9 Certificates.

     POOL I INITIAL SPECIFIED SUBORDINATED AMOUNT: $16,222,238.

     POOL I MORTGAGE LOAN: A Mortgage Loan listed on Exhibit H delivered to the Custodian on behalf of the Pool I and Pool II Co-Trustee, as such Exhibit may be amended from time to time.

     POOL I SPECIFIED SUBORDINATED AMOUNT: means the greater of (i) the Pool I Initial Specified Subordinated Amount or (ii) the difference between (x) one-half of the aggregate Principal Balances of all Pool I Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (y) the Pool Projected Net Monthly Excess Cashflow for Pool I as of such date, until the later of the date upon which principal in the amount of one-half of the Pool Maximum Collateral Amount for Pool I has been received in respect of the Pool I Mortgage Loans and the 30th Remittance Date following the Closing Date, and with respect to each Remittance Date thereafter, the greatest of:

     (a) the lesser of (i) the Pool I Initial Specified Subordinated Amount,
(ii) the Pool Amortized Subordinated Amount Requirement for Pool I or (iii) two times the Pool I Initial Specified Subordinated Amount stated as a percentage of the Pool Maximum Collateral Amount for Pool I times the then current outstanding Pool Principal Balance for Pool I;

     (b) the difference between (i) one-half of the aggregate Principal Balances of all Pool I Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (ii) the Pool Projected Net Monthly Excess Cashflow for Pool I as of such date;

     (c) an amount equal to 0.5% of the Pool Maximum Collateral Amount for Pool I; or

     (d) $500,000 times a fraction, the numerator of which is the Pool Principal Balance of Pool I for such Remittance Date and the denominator of which is the sum of the aggregate Pool Principal Balances of each Pool for such Remittance Date.

     Notwithstanding the foregoing, the Pool I Specified Subordinated Amount for any date shall, in no event be greater than the then applicable Pool Maximum Subordinated Amount for Pool I.

     POOL I TRANSACTION FEES: For any Remittance Date, the sum of the portion of the Servicing Fee, the Contingency Fee, the Annual Expense Escrow Amount and the Monthly Premium payable to the Certificate Insurer allocable to Pool I.

     POOL II CERTIFICATE: A Class AV Certificate.

     POOL II CLASS A CERTIFICATES: The Class AV Certificates.

     POOL II INITIAL SPECIFIED SUBORDINATED AMOUNT: $28,054,383.

     POOL II MORTGAGE LOAN: A Mortgage Loan listed on Exhibit H-1 delivered to the Custodian on behalf of the Pool I and Pool II Co-Trustee, as such Exhibit may be amended from time to time, which Mortgage Loan has a Mortgage Interest Rate which adjusts on each Change Date by reference to the LIBOR Index or the Treasury Index, as the case may be, subject to the applicable Periodic Rate Cap and the applicable Lifetime Floor and Lifetime Cap.

     POOL II SPECIFIED SUBORDINATED AMOUNT: means the greater of (i) the Pool II Initial Specified Subordinated Amount or (ii) two times the difference between
(x) one-half of the aggregate Principal Balances of all Pool II Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (y) the Pool Projected Net Monthly Excess Cashflow for Pool II as of such date, until the later of the date upon which principal in the amount of one-half of the Pool Maximum Collateral Amount for Pool II has been received in respect of the Pool II Mortgage Loans and the 30th Remittance Date following the Closing Date, and with respect to each Remittance Date thereafter, the greatest of:

     (a) the lesser of (i) the Pool II Initial Specified Subordinated Amount,
(ii) the Pool Amortized Subordinated Amount Requirement for Pool II or (iii) two times the Pool II Initial Specified Subordinated Amount stated as a percentage of the Pool Maximum Collateral Amount for Pool II times the then current outstanding Pool Principal Balance for Pool II;

     (b) two times the difference between (i) one-half of the aggregate Principal Balances of all Pool II Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (ii) the Pool Projected Net Monthly Excess Cashflow for Pool II as of such date;

     (c) an amount equal to 0.5% of the Pool Maximum Collateral Amount for Pool II; or

     (d) $500,000 times a fraction, the numerator of which is the Pool Principal Balance of Pool II for such Remittance Date and the denominator of which is the sum of the aggregate Pool Principal Balances of each Pool for such Remittance Date.

     Notwithstanding the foregoing, the Pool II Specified Subordinated Amount for any date shall, in no event be greater than the then applicable Pool Maximum Subordinated Amount for Pool II.

     POOL II TRANSACTION FEES: For any Remittance Date, the sum of the portion of the Servicing Fee, the Contingency Fee, the Annual Expense Escrow Amount and the Monthly Premium payable to the Certificate Insurer allocable to Pool II.

     POOL III ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date, the lesser of (i) the positive difference, if any, of (x) the Total Monthly Excess Cashflow allocated to Pool III for such Remittance Date MINUS (y) the Interest Shortfall Carryforward Amount for the Pool III Class A Certificates for such Remittance Date and (ii) the Subordinated Deficiency Amount for Pool III for such Remittance Date, calculated for this purpose without giving effect to payment of the Pool III Accelerated Principal Distribution Amount and prior to taking into account the Pool Applied Realized Loss Amount for Pool III for such Remittance Date.

     POOL III CERTIFICATE: A Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2 or Class BH Certificate.

     POOL III CLASS A CERTIFICATES: The Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5 and Class AH-6 Certificates.

     POOL III CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the Trigger Event for Pool III is in effect, the lesser of (i) 100% of the Pool Principal Distribution Amount for Pool III and (ii) the Class Principal Balance of the Pool III Class A Certificates and (b) on or after the Stepdown Date on which the Trigger Event for Pool III is not in effect, the excess, if any, of (i) the Class Principal Balance of the Pool III Class A Certificates immediately prior to such Remittance Date over (ii) the lesser of
(A) 40.05% of the outstanding Principal Balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Pool III Loans as of the last day of the related Due Period MINUS 0.50% of the Pool III Original Collateral Amount.

     POOL III CLASS B CERTIFICATES: The Class BH Certificates.

     POOL III CLASS M CERTIFICATES: The Class MH-1 and Class MH-2 Certificates.

     POOL III CO-TRUSTEE: Norwest Bank Minnesota, National Association, or its successor in interest, or any successor appointed as herein provided.

     POOL III DELINQUENCY PERIOD: [RESERVED]

     POOL III INITIAL SPECIFIED SUBORDINATED AMOUNT: $12,321,742.

     POOL III MORTGAGE LOAN: A Mortgage Loan listed on Exhibit H-2 delivered to the Pool III Co-Trustee as such Exhibit may be amended from time to time.

     POOL III ORIGINAL COLLATERAL AMOUNT: $198,737,777.34.

     POOL III SENIOR ENHANCEMENT PERCENTAGE: For any Remittance Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Pool III Class M Certificates and the Pool III Class B Certificates and (ii) the Spread Amount for Pool III, in each case after giving effect to the distribution of the Pool Principal Distribution Amount for Pool III on such Remittance Date by (y) the aggregate Principal Balance of the Pool III Loans as of the last day of the related Due Period.

     POOL III SENIOR SPECIFIED ENHANCEMENT PERCENTAGE: 59.95%.

     POOL III SPECIFIED SUBORDINATED AMOUNT: means (a) prior to the Pool Spread Amount Stepdown Date for Pool III, 6.2% of the Original Collateral Amount for Pool III and (b) on and after the Pool Spread Amount Stepdown Date for Pool III, the greater of (i) 12.4% of the then aggregate Principal Balance of the Pool III Mortgage Loans as of the last day of the related Due Period and (ii) 0.5% of the Pool Original Collateral Amount for Pool III; provided that upon the occurrence and during the continuance of a Trigger Event, the Pool III Specified Subordinated Amount will equal the Pool III Specified Subordinated Amount as of the immediately preceding Remittance Date and in any event, the Pool III Specified Subordinated Amount shall never exceed the then Class Principal Balance of the Pool III Certificates.

     PREFERENCE AMOUNT: means any amount previously distributed to a holder of a Pool I or Pool II Certificate (other than the Trust Fund) that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     PREMIUM DEPOSIT AMOUNT: As of any Remittance Date, an amount equal to the Monthly Premium for such Remittance Date.

     PRIME RATE: The lowest prime lending rate as published in THE WALL STREET JOURNAL on any date of determination, or if such rate is not published in THE WALL STREET JOURNAL on any date of determination, the lowest prime lending rate as published in the most recently available edition of THE WALL STREET JOURNAL preceding such date of determination.

     PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to Section 5.03 hereof.

     PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property, at any date of determination, (i) the principal balance of the Mortgage Loan (or, with respect to a Low Interest Pool I Mortgage Loan, the product of such principal balance and the percentage set forth on Exhibit T attached hereto) outstanding as of the Cut-Off Date or as of the applicable substitution date relative to Qualified Substitute Mortgage Loans, after application of principal payments received on or before such date, minus (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to Section 6.08 on any previous Remittance Date, and (b) all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from an REO Property (but not including the proceeds of any Insured Payment) to the extent applied by the Servicer as recoveries of principal in accordance with the provisions hereof, which were distributed pursuant to Section 6.08 on any previous Remittance Date.

     PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

     PRIOR LIEN: With respect to any Mortgage Loan which is not a first priority lien, each mortgage loan relating to the corresponding Mortgaged Property having a higher priority lien.

     PROHIBITED TRANSACTION: "Prohibited Transaction" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto).

     PROJECTED EXCESS SPREAD: As of any date of determination, the amount calculated as such with respect to Pool I and Pool II in accordance with the Insurance Agreement.

     PUD AND DE MINIMIS PUD: A planned unit development in which individual fee title is held to the interior and exterior of the units and underlying land and common areas, recreational facilities and streets are held in undivided common ownership.

     QUALIFIED MORTGAGE: "Qualified mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

     QUALIFIED SUBSTITUTE MORTGAGE LOAN: A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.05 or 3.03 hereof, which (i) has or have a mortgage interest rate or rates (or, in the case of a Pool II Mortgage Loan, a Gross Margin and Index) of not less than (and not more than two percentage points more than) the Mortgage Interest Rate (or Gross Margin and Index) for the Deleted Mortgage Loan, (ii) relates or relate to the same type of Residential Dwelling or Multifamily Property, as the case may be, as the Deleted Mortgage Loan, (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan, (iv) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan at such time,
(v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance (prior to the occurrence of Realized Losses) of the Deleted Mortgage Loan as of such date, (vi) with respect to each Deleted Mortgage Loan that is a first mortgage loan, is a first mortgage loan, (vii) satisfies or satisfy the criteria set forth from time to time in the definition of a "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (viii) with respect to Pool III, is an FHA Loan if the Deleted Mortgage Loan was an FHA Loan or a Conventional Home Improvement Loan if the Deleted Mortgage Loan was a Conventional Home Improvement Loan and
(ix) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01(b) and 3.02.

     RATING AGENCIES: Moody's, S&P and Fitch.

     REALIZED LOSS: With respect to each Liquidated Mortgage Loan (including a 90 Day Delinquent FHA Loan as to which no Claim is eligible to be filed with the
FHA), an amount (not less than zero or greater than the related outstanding principal balance as of the date of the final liquidation) equal to the outstanding principal balance of the Mortgage Loan as of the date of such liquidation, minus the Net Liquidation Proceeds relating to such Liquidated Mortgage Loan (such Net Liquidation Proceeds to be applied first to the principal balance of the Liquidated Mortgage Loan and then to interest thereon). With respect to each 90 Day Delinquent FHA Loan for which a Claim is eligible to be filed with the FHA, the Realized Loss, if any, shall be determined as of the Determination Date following the date the related FHA Payment is received by the Pool III Co-Trustee, and shall be an amount (not less than zero or greater than the related outstanding principal balance as of the date the Claim relating to such FHA Loan is filed with the FHA) equal to the outstanding principal balance of the FHA Loan as of the date of such filing, minus amounts paid from the Certificate Account relating to such 90 Day Delinquent FHA Loan (such amounts to be applied first to the principal balance of such FHA Loan and then to interest thereon). With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the Realized Loss shall be calculated as the difference between the principal balance of the Mortgage Loan immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to any Mortgage Loan made to a Mortgagor who has filed a petition in bankruptcy under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), a Realized Loss shall be deemed to have occurred whenever a withdrawal is made from the Principal and Interest Account in respect of such Mortgage Loan pursuant to Section 5.04(c), and shall be equal to the amount of such withdrawal.

     RECORD DATE: With respect to any Remittance Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date.

     REFERENCE BANKS: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated by the Trust Administrator to the Representative, the Servicer and the Claims Administrator and (iii) which are not affiliates of the Representative.

     REGISTRATION STATEMENT: The registration statement (File No. 333-32775) filed by the Representative with the Securities and Exchange Commission in connection with the issuance and sale of the Pool I, Pool II and Pool III Certificates, including the Prospectus dated August 17, 1998 and the Prospectus Supplement dated August 17, 1998.

     REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or Representative with respect to (i) the payment of any tax reimbursable pursuant to Section 5.01(h), (ii) the Monthly Advances and Servicing Advances reimbursable pursuant to Section 5.04(b), (iii) any advances reimbursable pursuant to Section 9.01 and not previously reimbursed pursuant to
Section 6.03(c)(i), and (iv) any other amounts reimbursable to the Servicer or the Representative prior to a distribution to the Class R Certificateholders pursuant to this Agreement.

     RELATED PAYMENTS: As described in Section 5.15(c).

     RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, the Servicer's customary second mortgage servicing procedures and this Agreement.

     REMAINDER EXCESS SPREAD AMOUNT: As of any Remittance Date, the amount equal to the excess of the related Excess Spread over the related Monthly Excess Spread, which amount shall be zero.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC CHANGE OF LAW: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC I: The assets constituting the Trust Fund consisting of the REMIC II Regular Certificates.

     REMIC II: The assets constituting the Trust Fund other than the Spread Account. Expenses and fees of the Trust Fund shall be paid by REMIC II.

     REMIC II CERTIFICATES: The REMIC II Regular Certificates and the Class R-2 Certificates.

     REMIC II REGULAR CERTIFICATES: As designated in Section 4.01.

     REMITTANCE DATE: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing in September 1998; provided, however, that in no event shall the Remittance Date occur less than three Business Days following the Determination Date.

     REO DISPOSITION: The final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure. The proceeds of any REO Disposition constitute part of the definition of Liquidation Proceeds.

     REO PROPERTY: As described in Section 5.10.

     REPRESENTATION LETTER: The Letter of Representations executed by the Representative, the Co-Trustees and the Depository with respect to the Class A, Class M and Class B Certificates.

     REPRESENTATIVE: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Representative hereunder.

     RESERVE AMOUNT: As of any date of determination, the maximum amount of FHA insurance available with respect to all FHA Loans. The Reserve Amount initially will equal at least 10% of the aggregate Principal Balance of the FHA Loans as of the Cut-Off Date and will decline as set forth in 24 C.F.R. ss. 201.32(b).

     RESIDENTIAL DWELLING: Any one or more of the following, (i) Single Family Detached House, (ii) Row House, (iii) Two-Family House, (iv) Low-Rise Condominium, (v) PUD and De minimis PUD, (vi) Three- or Four-Family House, (vii) High-Rise Condominium, (viii) Mixed Use Building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

     RESPONSIBLE OFFICER: When used with respect to a Co-Trustee or the Custodian, (a) any officer assigned to the Corporate Trust Department, in each case including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of either Co-Trustee or the Custodian customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (b) who shall have responsibility for the administration of this Agreement. When used with respect to the Representative, an Originator or any other person, any Vice President, Assistant Vice President, the Treasurer, or any Secretary or Assistant Secretary.

     ROW HOUSE: A single family dwelling unit attached to another dwelling unit by common walls.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     SENIOR PERCENTAGE: means for any Remittance Date for the Pool I and Pool II Class A Certificates, 100%.

     SERIES: 1998-B.

     SERVICER: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Servicer hereunder.

     SERVICING ACCOUNT: The Servicing Account established and maintained by the Servicer in accordance with Section 6.15 hereof. The Servicing Account, and amounts deposited therein, shall not constitute part of the Trust Fund and Certificateholders shall have no rights thereto.

     SERVICING ADVANCES: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under clause (vi) of Section 5.01(a) and Sections 5.02, 5.05 and 5.07, which Servicing Advances are reimbursable to the Servicer to the extent provided in Section 5.04(b), and (e) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of any Prior Lien pursuant to Section 5.14, for all of which costs and expenses the Servicer is entitled to reimbursement with interest thereon up to a maximum rate per annum equal to the related Mortgage Interest Rate, except that any amount of such interest accrued at a rate in excess of the weighted average Remittance Rate of the Pool I Certificates for a Pool I Mortgage Loan, the weighted average Remittance Rate of the Pool II Certificates for a Pool II Mortgage Loan or the weighted average Remittance Rate of the Pool III Certificates for a Pool III Mortgage Loan, with respect to the Remittance Date on which the Net Liquidation Proceeds will be distributed shall be reimbursable only from Excess Proceeds.

     SERVICING DELINQUENCY TRIGGER: Will be deemed to have occurred on any date of determination (i) on or prior to August 31, 2002, if the Total Expected Losses (as defined below) of the Pool I, Pool II and Pool III Mortgage Loans, exceed 9.00%, 13.25% and 20.75%, respectively, of the aggregate Principal Balances of the Pool I, Pool II and Pool III Mortgage Loans, respectively, as of the Cut-Off Date and (ii) after August 31, 2002, but on or prior to August 31, 2007, if the Total Expected Losses of the Pool I, Pool II and Pool III Mortgage Loans exceed 13.50%, 19.875% and 31.125%, respectively of the aggregate Principal Balances of the Pool I, Pool II and Pool III Mortgage Loans, respectively, as of the Cut-Off Date.

     For purposes of the foregoing definition, the "Total Expected Losses" of the Pool I, Pool II and Pool III Mortgage Loans on any date of determination shall equal the sum of (i) the cumulative Realized Losses on the Pool I, Pool II and Pool III Mortgage Loans from the Closing Date through and including such date of determination and (ii) the Delinquency Calculation (as defined below).

     For purposes of the foregoing definition, the "Delinquency Calculation" on any date of determination shall equal the sum of:

          (i) the Principal Balance of all Pool I, Pool II and Pool III Mortgage Loans 30-59 days delinquent multiplied by 10.75%, 10.75% and 25.00%, respectively;

          (ii) the Principal Balance of all Pool I, Pool II and Pool III Mortgage Loans 60-89 days delinquent multiplied by 21.50%, 21.50% and 50.00%, respectively; and

          (iii) the Principal Balance of all Pool I, Pool II and Pool III Mortgage Loans 90 days or more delinquent multiplied by 43.00%, 43.00% and 100.00%, respectively.

     SERVICING FEE: As to each Mortgage Loan, the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan, shall accrue at the rate of .25% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

     SERVICING OFFICER: Any officer of the Servicer or Claims Administrator involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and signature appears on a list of servicing officers furnished to the applicable Co-Trustee or the Custodian by the Servicer or Claims Administrator, as such list may from time to time be amended.

     SHORTFALL AMOUNTS: Means, as of any Remittance Date, with respect to Pool III, the sum of (i) the Interest Shortfall Carryforward Amounts with respect to the Class MH-1, Class MH-2 and Class BH Certificates and (ii) the Class MH-1, Class MH-2 and Class BH Realized Loss Amounts.

     SINGLE FAMILY DETACHED HOUSE: A single family dwelling unit not attached in any way to any other unit.

     SINGLE FAMILY LOANS: Mortgage Loans secured by Mortgaged Property consisting of one-to-four family units.

     SIXTY-DAY DELINQUENCY RATIO: Means, as of any Remittance Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding Principal Balances of all Mortgage Loans in a Pool that were delinquent 60 days or more as of the end of the related Due Period (including Mortgage Loans in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the sum of the Principal Balances of all the Mortgage Loans in such Pool as of the end of the related Due Period.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, or any successor thereto.

     SPECIAL HOLDINGS: TMS Special Holdings Inc., a Delaware corporation.

     SPECIFIED SUBORDINATED AMOUNT: As applicable, the Pool I Specified Subordinated Amount, the Pool II Specified Subordinated Amount or the Pool III Specified Subordinated Amount.

     SPREAD ACCOUNT: The Spread Account that may be established and maintained with the applicable Co-Trustee in accordance with Section 6.05 hereof.

     SPREAD ACCOUNT PORTION: With respect to Pool I or Pool II and any Remittance Date, an amount equal to the product of (i) the amount on deposit in the Spread Account immediately prior to such Remittance Date (other than amounts deposited therein pursuant to Section 6.14(b)(v)) and (ii) a fraction, the numerator of which is the Initial Pool Spread Account Deposit for such Pool and the denominator of which is the Aggregate Initial Spread Account Deposit.

     SPREAD AMOUNT: Means for any Remittance Date and any Pool the excess, if any, of (i) the aggregate Principal Balances of the Mortgage Loans in such Pool as of the last day of the immediately preceding Due Period over (ii) the aggregate Class Principal Balances of the related Pool of Certificates (after taking into account all distributions of principal on such Remittance Date).

     STARTUP DAY: The day designated as such pursuant to Section 2.06 hereof.

     STEPDOWN DATE: The earlier to occur of (i) the later to occur of (x) the Remittance Date in September 2001 and (y) the first Remittance Date on which the Pool III Senior Enhancement Percentage (after taking into account distributions of principal on such Remittance Date) is greater than or equal to the Pool III Senior Specified Enhancement Percentage and (ii) the Remittance Date on which the Class Principal Balance of the Pool III Class A Certificates has been reduced to zero.

     SUBORDINATED AMOUNT: For each Pool, the Pool Subordinated Amount for such Pool.

     SUBORDINATED DEFICIENCY AMOUNT: With respect to any Pool and Remittance Date, the excess, if any, of (i) the Specified Subordinated Amount applicable to such Pool and Remittance Date over (ii) with respect to (a) Pool I or Pool II, the Subordinated Amount applicable to such Pool and Remittance Date prior to taking into account the payment of any amounts calculated pursuant to clauses
(X)(vi) and (viii) and (Y) of the definition of Pool Principal Distribution Amount with respect to such Remittance Date and (b) Pool III, the then current Spread Amount for the applicable Pool, after giving effect to all payments previously made on such Remittance Date.

     SUBORDINATION DEFICIT: With respect to Pool I or Pool II and any Remittance Date, the amount, if any, by which (x) the Pool Principal Balance with respect to such Pool after taking into account the payment of the Pool Remittance Amount for such Pool on such Remittance Date in the manner described herein (other than amounts payable with respect to clause (X)(vi) of the definition of Pool Principal Distribution Amount) exceeds (y) the sum of (i) the aggregate Principal Balances of the Mortgage Loans of the related Pool as of the close of business on the last day of the Due Period relating to such Remittance Date, and
(ii) the amount, if any, in the Spread Account and allocated to such Pool.

     SUBORDINATION INCREASE AMOUNT: With respect to any Pool and any Remittance Date, the lesser of (i) the Subordinated Deficiency Amount as of such Payment Date (after taking into account the payment of the Pool Remittance Amount for such Pool on such Remittance Date (except for any Subordination Increase Amount)) and (ii) the aggregate amount of Net Monthly Excess Cashflow available to be allocated to such Pool pursuant to Section 6.14(b)(iii) on such Remittance Date.

     SUBORDINATION REDUCTION AMOUNT: With respect to any Pool and any Remittance Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Pool and Remittance Date and (y) the sum of the amounts calculated pursuant to clauses (X)(i) through (v), inclusive, and (vii) and (viii) of the definition of Pool Principal Distribution Amount with respect to such Pool and Remittance Date.

     SUBSERVICER: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 5.01(b) hereof in respect of the qualification of a Subservicer.

     SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.01(b), a copy of which shall be delivered, along with any modifications thereto, to the applicable Co-Trustee and, in the case of Pool I or Pool II Mortgage Loans, to the Certificate Insurer.

     SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the sum of (i) the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution are less than the aggregate of the Principal Balance, prior to the occurrence of Realized Losses, of the related Deleted Mortgage Loans, and (ii) in the case of Pool I and Pool II Mortgage Loans, the interest portion of any unreimbursed Insured Payments made by the Certificate Insurer related to such Mortgage Loan.

     TAX MATTERS PERSON: The Person or Persons designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of REMIC I and REMIC II.

     TAX MATTERS PERSON RESIDUAL INTEREST: The interest in each Class of Class R Certificates acquired by the Tax Matters Person pursuant to Section 2.06(d) hereof.

     TAX RETURN: The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification each as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

     TELERATE PAGE 3750: The display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     TERMINATION PRICE: The price defined in Section 11.01 hereof.

     THREE- OR FOUR-FAMILY HOUSE: Three or four dwelling units under one roof.

     TITLE I: Section 2 of Title I of the National Housing Act and the rules and regulations promulgated thereunder.

     TOTAL MONTHLY EXCESS CASHFLOW: As defined in Section 6.14(a) hereof.

     TREASURY INDEX: The applicable One-Year Constant Maturity Treasury Index as published by the Federal Reserve Board in the applicable Federal Reserve Board Statistical Release No. H.15.

     TRIGGER EVENT: Will be in effect on a Remittance Date for Pool III if either (i) the Sixty-Day Delinquency Ratio with respect to Pool III Mortgage Loans as of such Remittance Date exceeds 50% of the Pool III Senior Enhancement Percentage; or (ii) both (A) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio with respect to Pool III Mortgage Loans as of such Remittance Date exceeds 10% or (y) the Cumulative Realized Losses for Pool III Mortgage Loans as of such Remittance Date exceed $25,835,521; and (B) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio with respect to Pool III Mortgage Loans as of such Remittance Date exceeds 15% or (y) the Cumulative Realized Losses for Pool III Mortgage Loans as of such Remittance Date exceed $8,943,200.

     TRUST ADMINISTRATOR: FUNB, or its successor in interest.

     TRUST ADMINISTRATOR FEE: As to each Mortgage Loan, the annual fee payable to the Trust Administrator. Such fee shall be calculated and payable monthly and shall accrue at the rate of .0085% per annum, in the case of the Pool I and Pool II Mortgage Loans, and .0145% per annum, in the case of the Pool III Mortgage Loans, and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on such Mortgage Loan is computed.

     TRUST ADMINISTRATOR'S CERTIFICATE: The certificate as defined in Section 6.10.

     TRUST FUND: The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets (including any Permitted Instruments) as from time to time are identified as REO Property relating to Mortgage Loans or are deposited in or constitute the Certificate Accounts, Principal and Interest Account, Expense Account, Spread Account, FHA Premium Account and Insurance Accounts, (iii) the rights of the applicable Co-Trustee under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any related Insurance Proceeds, (iv) the Certificate Insurance Policies, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds, including all earnings thereon and proceeds thereof. The Mortgage Loans included from time to time in the Trust Fund shall be divided into three separate sub-trusts, one for the Pool I Mortgage Loans, one for the Pool II Mortgage Loans and one for the Pool III Mortgage Loans.

     TRUSTEE'S MORTGAGE FILE: The documents delivered to the Custodian, on behalf of the Pool I and Pool II Co-Trustee, or the Pool III Co-Trustee, as the case may be, pursuant to Section 2.04.

     TWO FAMILY HOUSE: Two dwelling units under one roof.

     UNPAID REALIZED LOSS AMOUNT: Means with respect to Pool III for any Class of the Pool III Class M or Class B Certificates as of any Remittance Date, the excess of (x) the aggregate cumulative amount of related Pool Applied Realized Loss Amounts with respect to such Class for all prior Remittance Dates over (y) the aggregate, cumulative amount of related Realized Loss Amounts with respect to such Class for all prior Remittance Dates.

     WEIGHTED AVERAGE FIVE-MONTH SIXTY-DAY DELINQUENCY RATIO: Means, as of any Remittance Date, the average of the Sixty-Day Delinquency Ratios for such Remittance Date and for each of the four Remittance Dates immediately preceding such Remittance Date, weighted by the sum of the Principal Balances of the applicable Pool of Mortgage Loans as of the ends of the related Due Periods.

                                   ARTICLE II

                      SALE AND CONVEYANCE OF THE TRUST FUND

Section 2.01 SALE AND CONVEYANCE OF TRUST FUND; PRIORITY AND SUBORDINATION OF OWNERSHIP INTERESTS.

     (a) The Originators do hereby sell, transfer, assign, set over and convey
(i) to the Pool I and Pool II Co-Trustee, the Pool I and Pool II Mortgage Loans,
(ii) to the Pool III Co-Trustee, the Pool III Mortgage Loans (other than the FHA Loans) and (iii) to the FHA Custodian, the FHA Loans (including the related Reserve Amount), in each case without recourse and for the benefit of the Certificateholders of the related Pool, subject to the terms of this Agreement, all of the right, title and interest of the Originators in and to the Pool I, Pool II and Pool III Mortgage Loans, all rights under the Reserve Amount relating to the Pool III Mortgage Loans and all other assets included or to be included in the Trust Fund. The Mortgage Loans that from time to time constitute part of the Trust Fund shall be divided into three separate sub-trusts, one for the Pool I Mortgage Loans, one for the Pool II Mortgage Loans and one for the Pool III Mortgage Loans. The FHA Custodian is accepting the transfer of the FHA Loans (including the Reserve Amount) solely on behalf of the Trust Fund and, immediately following such acceptance (and prior to the issuance of the Certificates), the FHA Custodian shall, and hereby does, sell, transfer, assign, set over and convey to the Pool III Co-Trustee, for the benefit of the Certificateholders, subject to the terms of this Agreement, the FHA Loans (but not the Reserve Amount) without recourse, but with and under the "guaranty" of the FHA Custodian made to the Pool III Co-Trustee, that the FHA Custodian shall file or cause to be filed Claims with respect to the FHA Loans pursuant to
Section 5.15.

     (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates and all ownership interests of the Class R Certificateholders in and to such payments, are subject and subordinate to the preferential rights of the Pool I, Pool II and Pool III Certificateholders and Class X Certificateholders, to receive payments in respect of the Pool I, Pool II and Pool III Certificates and Class X Certificates, respectively, and the ownership interests of the Pool I, Pool II and Pool III Certificateholders and Class X Certificateholders in such payments, to the extent set forth herein. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Principal and Interest Account and any Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

     Section 2.02 POSSESSION OF MORTGAGE FILES.

     (a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File relating to (i) the Pool I and Pool II Mortgage Loans is vested in the Pool I and Pool II Co-Trustee and (ii) the Pool III Mortgage Loans (other than the Reserve Amount) is vested in the Pool III Co-Trustee, in each case for the benefit of the Certificateholders of the related Pool. Further, the Reserve Amount relating to the FHA Loans shall be transferred by the Originators to the FHA Custodian for the benefit of the Pool III Certificateholders.

     (b) Pursuant to Section 2.04, the Originators have delivered or caused to be delivered each Trustee's Mortgage File relating to the Pool I and Pool II Mortgage Loans to the Custodian, on behalf of the Pool I and Pool II Co-Trustee, and each Trustee's Mortgage File relating to the Pool III Mortgage Loans to the Pool III Co-Trustee.

     Section 2.03 BOOKS AND RECORDS.

     The sale of each Mortgage Loan shall be reflected on the Originator's balance sheets and other financial statements as a sale of assets by each Originator. Nothing in this Agreement, however, shall be deemed to create a transfer of an FHA Loan in violation of Title I or the FHA Regulations. The Originators shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the applicable Co-Trustee for the benefit of the Certificateholders.

     Section 2.04 DELIVERY OF MORTGAGE LOAN DOCUMENTS.

     Each Originator contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered (i) to the Custodian, the following documents relating to the Pool I and Pool II Mortgage Loans and (ii) to the Pool III Co-Trustee, the following documents relating to the Pool III Mortgage Loans.

     (a) The original Mortgage Note, endorsed "Pay to the order of holder" or "Pay to the order of __________________" and signed, by facsimile or manual signature, in the name of the Person delivering the note by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to such Person;

     (b) Either: (i) the original Mortgage, with evidence of recording thereon,
(ii) a copy of the Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

     (c) Either: (i) the original Assignment of Mortgage from the Person delivering such Assignment to "[The Bank of New York ][Norwest Bank Minnesota, National Association], as Co-Trustee under the Pooling and Servicing Agreement dated as of July 31, 1998, 1998-B" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Mortgage Loans secured by Mortgaged Properties located in the same county), (also provided, however, that the Person delivering such Assignment shall not be required to record an assignment of a Mortgage if
(i) except as set forth in the next sentence, in the case of Pool I or Pool II, an Assignment Event has not occurred or (ii) in the case of Pool III, such Person furnishes to the Pool III Co-Trustee on or before the Closing Date, at the Person's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not necessary to perfect the Pool III Co-Trustee's interest in the related Mortgage Loans (in form and substance and from counsel satisfactory to the Rating Agencies); or (iii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the Originator where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered, each such Responsible Officer of the Originator may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the related Originator). Notwithstanding the foregoing, the Custodian or the Pool I and Pool II Co-Trustee shall cause to be recorded each Assignment or Mortgage relating to the Pool I and Pool II Mortgage Loans upon the earliest to occur of (a) the Certificate Insurer delivering a written request to the Representative and the Custodian to record the Assignments of Mortgage with respect to such Pool I and Pool II Mortgage Loans, with such request specifying that the Certificate Insurer is making such request because the Certificate Insurer has determined, in its reasonable judgment, that such recordation is necessary to protect the Certificate Insurer's interest with respect to such Pool I and Pool II Mortgage Loans because (I) a material adverse change has occurred with respect to the Representative or (II) the Certificate Insurer has been so advised by its counsel as a result of a change that occurred after the Closing Date in applicable law or the interpretation thereof or (b) with respect to a particular Pool I or Pool II Mortgage Loan, the insolvency of the related Mortgagor;

     (d) (X) Except with respect to the FHA Loans (i) the original policy of title insurance or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same, or if the original principal balance of the Mortgage Loan was less than or equal to $15,000 or the Mortgage Loan was not originated by the Originators, other evidence of the status of title, which shall consist of an attorney's opinion of title or certificate of title, a preliminary title report, a property search, a title search, a lot book report, a property information report or a report entitled "prelim" or "PIRT" (property information report), and (ii) proof of hazard insurance in the form of a hazard insurance policy or hazard insurance policy endorsement that names the related Originator, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount and (Y) with respect to the FHA Loans, the written Mortgage Loan application, title report, credit reconciliation worksheet, credit investigation receipts and approval sheet;

     (e) With respect to any intervening assignments, if applicable, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the Originator to the Person delivering such assignment, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the Originator where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

     (f) Originals of all assumption and modification agreements, if any; and

     (g) Except with respect to the FHA Loans and certain Mortgage Loans with original principal balances of less than $15,000, the appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties (if available), constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling (or, with respect to Multifamily Loans, a Multifamily Property) and identifying the type thereof.

     The Originator shall, within five Business Days after the receipt thereof, and in any event, within one year of the Closing Date, deliver or cause to be delivered to the Custodian, with respect to the Pool I and Pool II Mortgage Loans, and FUNB (who shall deliver or cause to be delivered to the Pool III Co-Trustee), with respect to the Pool III Mortgage Loans: (a) the original recorded Mortgage in those instances where a copy thereof certified by a Responsible Officer of the Originator was delivered to the Custodian or Pool III Co-Trustee, as the case may be; (b) if required pursuant to Section 2.04(c), the original recorded Assignment of Mortgage to the applicable Co-Trustee, as the case may be, which, together with any intervening assignments of Mortgage, evidences a complete chain of title from the originator to the applicable Co-Trustee in those instances where copies thereof certified by a Responsible Officer of the Originator were delivered to the Custodian or Pool III Co-Trustee, as the case may be; (c) any intervening assignments of Mortgage in those instances where copies thereof certified by a Responsible Officer of the Originator were delivered to the Custodian or Pool III Co-Trustee, as the case may be; and (d) except with respect to the Pool III Mortgage Loans, the title insurance policy, or, where no such policy is required to be provided, the other evidence of title and hazard insurance required in clause (d) above. Notwithstanding anything to the contrary contained in this Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian or, in the case of the Pool III Mortgage Loans, FUNB (who shall forward such documents to the Pool III Co-Trustee), as the case may be, of a copy of such Mortgage, Assignment of Mortgage or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Originator may forward or cause to be forwarded to the Custodian or in the case of the Pool III Mortgage Loans, FUNB (who shall forward such documents to the Pool III Co-Trustee), as the case may be, additional original documents evidencing an assumption or modification of a Mortgage Loan. All Mortgage Loan documents held by the Custodian or Pool III Co-Trustee, as the case may be, as to each Mortgage Loan are referred to herein as the "Trustee's Mortgage File."

     All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Servicer.

     Section 2.05 ACCEPTANCE OF THE TRUST FUND; CERTAIN SUBSTITUTIONS; CERTIFICATION BY CO-TRUSTEE AND CUSTODIAN.

     (a) The Custodian, on behalf of the Pool I and Pool II Co-Trustee, with respect to the Pool I and Pool II Mortgage Loans, and FUNB, on behalf of the Pool III Co-Trustee, with respect to the Pool III Mortgage Loans, each agree to execute and deliver (with a copy to the Certificate Insurer in the case of the Custodian) on the Closing Date with respect to the Mortgage Loans an acknowledgment of receipt of, for each Mortgage Loan, an Assignment of Mortgage or certified copy thereof, and a Mortgage Note, in the form attached as Exhibit F hereto. Each of the Custodian, with respect to the Pool I and Pool II Mortgage Loans, and the Pool III Co-Trustee, with respect to the Pool III Mortgage Loans, declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of the Trust Fund and delivered to the Custodian or Pool III Co-Trustee, as the case may be, in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders. Each of the Custodian, with respect to the Pool I and Pool II Mortgage Loans, and FUNB, with respect to the Pool III Mortgage Loans, agrees, for the benefit of the Certificateholders, to review each Trustee's Mortgage File relating to the applicable Pool of Mortgage Loans within 60 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof) and, on each such date, to deliver to the Representative, the Servicer and, with respect to the Pool I and Pool II Mortgage Loans, the Certificate Insurer, and with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee, a certification in the form attached hereto as Exhibit F-1 to the effect that, as to each Mortgage Loan listed in the applicable Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), with such exceptions, if any, as identified therein (i) all documents required to be delivered pursuant to this Agreement are in its possession (or in the case of the Pool III Mortgage Loans, have been delivered to the Pool III Co-Trustee) (other than items listed in Section 2.04(d)(ii)), (ii) such documents (other than items listed in Section 2.04(d)(ii)) have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth on the applicable Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File, and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of this Agreement. The Custodian and FUNB shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Custodian, with respect to the Pool I and Pool II Mortgage Loans, and FUNB, with respect to the Pool III Mortgage Loans, shall deliver to the Servicer, the Representative, the Certificate Insurer (with respect to the Pool I and Pool II Mortgage Loans), the Pool III Co-Trustee (with respect to the Pool III Mortgage Loans) and any Certificateholder who requests a copy a final certification in the form attached hereto as Exhibit G evidencing, if such be the case, the completeness of the Trustee's Mortgage Files (other than items listed in Section 2.04(d)(ii)). In no event shall either of the Co-Trustees have any liability or responsibility for reviewing any of the Trustee's Mortgage Files or any of the documents contained therein or for the Custodian's or FUNB's failure to perform any of its respective obligations hereunder to conduct any such review.

     (b) If the Certificate Insurer or the Custodian (with respect to the Pool I and Pool II Mortgage Loans) or FUNB (with respect to the Pool III Mortgage Loans) during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not properly executed, has not been received, is unrelated to a Mortgage Loan identified in the Mortgage Loan Schedule, or does not conform in a material respect to the requirements of Section 2.04 or the description thereof as set forth in the Mortgage Loan Schedule, the Certificate Insurer or the Custodian (with respect to the Pool I and Pool II Mortgage Loans) or FUNB (with respect to the Pool III Mortgage Loans) shall promptly so notify the Servicer, the Representative and the applicable Co-Trustee (or, with respect to the Pool I and Pool II Mortgage Loans, the Custodian and the Certificate Insurer) (or with respect to the Pool III Mortgage Loans, FUNB), respectively. In performing any such review, the Custodian and FUNB may conclusively rely on the related Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's (or, with respect to the Pool III Mortgage Loans, FUNB's) review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.04 (other than the items listed in Section 2.04(d)(ii)) appear on their face to have been executed and received and to relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and to verify that each Mortgaged Property appears from the information contained in the Trustee's Mortgage File to be a Residential Dwelling (or, with respect to the Multifamily Loans, a Multifamily Property). The Representative agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is so notified. If, however, within 60 days after notice to it respecting such defect the Representative has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Representative will (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of the Mortgage Loan as of the date of purchase, before the occurrence of Realized Losses, if any, plus 30 days' interest (or, in the case of a Pool II Mortgage Loan, the actual number of days during the related interest period for the Pool II Certificates) on such Principal Balance, computed at the weighted average Class Adjusted Mortgage Loan Remittance Rates for the Pool I Certificates with respect to a Pool I Mortgage Loan, the weighted average Class Adjusted Mortgage Loan Remittance Rates for the Pool II Certificates, with respect to a Pool II Mortgage Loan or the weighted average Class Adjusted Mortgage Loan Remittance Rates for the Pool III Certificates, with respect to a Pool III Mortgage Loan, as the case may be, as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Contingency Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Certificate Insurer related to a Pool I or Pool II Mortgage Loan, which purchase price shall be deposited in the applicable Principal and Interest Account on the next succeeding Determination Date except for the amount described above relating to unreimbursed Insured Payments on a Pool I or Pool II Mortgage Loan, which shall be paid directly by the Representative to the Certificate Insurer.

     (c) Upon receipt by the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) of a certification of a Servicing Officer of the Servicer of such substitution or purchase and the deposit of the amounts described above in the applicable Principal and Interest Account (which certification shall be in the form of Exhibit J hereto), the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee and, if applicable, the FHA Custodian) shall release to the Servicer for release to the Representative the related Trustee's Mortgage File and the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee and, if applicable, the FHA Custodian) shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such Mortgage Loan to the Representative including, without limitation, for each FHA Loan, an FHA Transfer of Note Report to be filed with the FHA. All costs of any such transfer shall be borne by the Servicer.

     If requested by either the Representative, the Servicer or the Certificate Insurer, on the Remittance Date in June of each year, commencing 1999, the Custodian (and, with respect to the Pool III Mortgage Loans, FUNB) shall deliver to the Representative, the Servicer and (in the case of the Pool I and Pool II Mortgage Loans) the Certificate Insurer a certification detailing all transactions with respect to the Mortgage Loans for which the Custodian or the Pool III Co-Trustee holds a Trustee's Mortgage File pursuant to this Agreement during the prior calendar year; provided, however, that any certification requested by the Certificate Insurer shall detail only those transactions relating to Pool I and Pool II Mortgage Loans. Such certification shall list all Trustee's Mortgage Files which were released by or returned to the Custodian or the Pool III Co-Trustee during the prior calendar year, the date of such release or return, the reason for such release or return, and the person to whom the Trustee's Mortgage File was released or the person who returned the Trustee's Mortgage File.

     Section 2.06 DESIGNATIONS UNDER REMIC PROVISIONS; DESIGNATION OF STARTUP
DAY.

     (a) As of the Startup Day, all Classes of Certificates except for the Class R-1 and Class R-2 Certificates are hereby designated as the "regular interests" in REMIC I and the Class R-1 Certificates are designated the single class of "residual interests" in REMIC I for the purposes of the REMIC Provisions. As of the Startup Day, the REMIC II Regular Certificates are hereby designated as the "regular interests" in REMIC II and the Class R-2 Certificates are designated the single class of "residual interests" in REMIC II for the purposes of the REMIC Provisions.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of Section 860G(a)(9) of the Code. The latest possible maturity date of the REMIC II Regular Certificates is August 15, 2039.

     (c) The latest possible maturity dates of the Pool I, Pool II and Pool III Certificates and the Class X Certificates are as follows:

                   Latest Possible                             Latest Possible
CLASS                MATURITY                 Class                 MATURITY

AF-1             February 15, 2006            AH-1             July 15, 2009
AF-2             June 15, 2010                AH-2             January 15, 2011
AF-3             August 15, 2017              AH-3             April 15, 2015
AF-4             June 15, 2021                AH-4             May 15, 2017
AF-5             September 15, 2023           AH-5             May 15, 2019
AF-6             July 15, 2026                AH-6             February 15, 2024
AF-7             August 15, 2039              MH-1             February 15, 2024
AF-8             May 15, 2010                 MH-2             February 15, 2024
AF-9             August 15, 2039              BH               February 15, 2024
AV               August 15, 2029              X                August 15, 2039


     (d) The Trust Administrator, at the direction of the Originators, shall acquire and retain at least a 0.01% Percentage Interest in each Class of Class R Certificates so long as it shall act as Tax Matters Person of the Trust Fund.

     (e) Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust Fund shall be resolved in a manner that preserves the validity of the election that each of REMIC I and REMIC II be treated as a REMIC.

     Section 2.07 AUTHENTICATION OF CERTIFICATES.

     The Pool I and Pool II Co-Trustee acknowledges the assignment to it of the Pool I and Pool II Mortgage Loans and the delivery to the Custodian of the Trustee's Mortgage Files relating to the Pool I and Pool II Mortgage Loans (as set forth in the acknowledgment of receipt delivered by the Custodian in accordance with Section 2.05 hereof), the Pool III Co-Trustee acknowledges the assignment to it of the Pool III Mortgage Loans (as set forth in the acknowledgment of the Pool III Co-Trustee, in the form of Exhibit F-2, delivered on the Closing Date) and the delivery to it of the Trustee's Mortgage Files relating to the Pool III Mortgage Loans and, concurrently with such delivery,
(i) the Pool I and Pool II Co-Trustee has authenticated or caused to be authenticated and delivered to or upon the written order of the Representative on behalf of the Originators, in exchange for the Pool I and Pool II Mortgage Loans, the Certificate Insurance Policies, the Trustee's Mortgage Files relating to the Pool I and Pool II Mortgage Loans and the other assets included in the definition of the Trust Fund relating to the Pool I and Pool II Mortgage Loans, the Pool I Certificates, the Pool II Certificates, the Class X Certificates and the Class R Certificates duly authenticated by the Pool I and Pool II Co-Trustee in authorized denominations, and (ii) the Pool III Co-Trustee, has authenticated or caused to be authenticated and delivered to or upon the written order of the Representative on behalf of the Originators, in exchange for the Pool III Mortgage Loans, the Trustee's Mortgage Files relating to the Pool III Mortgage Loans and the other assets included in the definition of the Trust Fund relating to the Pool III Mortgage Loans (other than the Reserve Amount), the Pool III Certificates duly authenticated by the Pool III Co-Trustee in authorized denominations.

     Section 2.08 FEES AND EXPENSES OF THE CO-TRUSTEES, FHA CUSTODIAN, TRUST ADMINISTRATOR AND CUSTODIAN.

     The fees and expenses of the Co-Trustees, the FHA Custodian and the Trust Administrator shall be paid from the Expense Accounts in the manner set forth in
Section 6.03 hereof; PROVIDED, HOWEVER, that the Representative shall be liable for any expenses of the Trust Fund incurred prior to the Closing Date. The Custodian agrees to perform its duties hereunder without charge to the Trust. Any fees or expenses payable to the Custodian shall be paid by the Servicer. The parties hereto hereby covenant with the Certificateholders that every material contract or other material agreement entered into by the applicable party, on behalf of the Trust Fund shall expressly state therein that no Certificateholder shall be personally liable in its capacity as such in connection with such contract or agreement.

     Section 2.09 [Reserved].

     Section 2.10 OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS.

     The Servicer shall have the right, but not the obligation, to repurchase any Defaulted Mortgage Loan for a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of repurchase, plus accrued but unpaid interest (whether through payments by the applicable Mortgagor, Monthly Advances or otherwise) on such Principal Balance, computed at the applicable Mortgage Interest Rate (net of the per annum rate used in calculating the Servicing Fee and the Contingency Fee) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date. Any such repurchase shall be accomplished in the manner specified in Section 2.05(b). In no event shall the aggregate Principal Balance of all Defaulted Mortgage Loans purchased pursuant to this Section 2.10 exceed 5% of the aggregate Pool Original Collateral Amounts for each of the Pools.

     Section 2.11 ASSIGNMENT EVENT.

     Immediately upon the occurrence of any Assignment Event, the Representative or the Servicer shall notify the Certificate Insurer and the Pool I and Pool II Co-Trustee of such occurrence or the Certificate Insurer shall notify the Representative, the Servicer and the Pool I and Pool II Co-Trustee. Thereafter, the Custodian shall (i) begin transferring all Trustee's Mortgage Files in its possession relating to the Pool I and Pool II Mortgage Loans to the Pool I and Pool II Co-Trustee (or such other Person acceptable to the Certificate Insurer) and (ii) either cause proper assignments of each Pool I and Pool II Mortgage to be recorded in the relevant real property recording office for each such Mortgage or to deliver assignments of the Mortgages, in recordable form, to the Pool I and Pool II Co-Trustee, together with an opinion of counsel, addressed to and acceptable to the Certificate Insurer, to the effect that recordation of such assignments is not necessary to perfect the interest of the Pool I and Pool II Co-Trustee in such Mortgages. The Custodian shall undertake such transfer and recording in a manner that will result in the completion of the transfer of all such Trustee's Mortgage Files relating to the Pool I and Pool II Mortgage Loans to the successor Custodian and the recording of such assignments of mortgage (or delivery of such opinion of counsel) within 30 days following the occurrence of an Assignment Event. From and after the occurrence of an Assignment Event, and the delivery of the Trustee's Mortgage Files relating to the Pool I and Pool II Mortgage Loans to the Pool I and Pool II Co-Trustee, the Pool I and Pool II Co-Trustee shall act as custodian or it may engage the services of another Person approved by the Certificate Insurer to act as Custodian. The Custodian hereby acknowledges that it is bailee of the Pool I and Pool II Co-Trustee and is holding all of the Trustee's Mortgage Files relating to the Pool I and Pool II Mortgage Loans delivered to it solely in trust for the Pool I and Pool II Co-Trustee.

     From time to time following delivery of the Trustee's Mortgage Files relating to the Pool I and Pool II Mortgage Loans to the Pool I and Pool II Co-Trustee pursuant to this Section 2.11, the Pool I and Pool II Co-Trustee may appoint a Custodian who is acceptable to the Certificate Insurer and the Trust Administrator. The Trust Administrator shall notify the Rating Agencies of any appointment of a successor Custodian.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 REPRESENTATIONS OF REPRESENTATIVE, SERVICER, CLAIMS ADMINISTRATOR AND ORIGINATORS.

     (a) The Representative, the Servicer and the Claims Administrator (for the purposes of this Section 3.01(a), "The Money Store Inc.") hereby represent and warrant to the Co-Trustees and the Certificateholders as of the Closing Date:

          (i) The Money Store Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by The Money Store Inc. and perform its obligations hereunder; The Money Store Inc. has corporate power and authority to execute and deliver this Agreement and each Subservicing Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and each Subservicing Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and each Subservicing Agreement) by The Money Store Inc. and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and each Subservicing Agreement evidences the valid, binding and enforceable obligation of The Money Store Inc.; The Money Store Inc. is a Permitted Transferee; and all requisite corporate action has been taken by The Money Store Inc. to make this Agreement and each Subservicing Agreement valid, binding and enforceable upon The Money Store Inc. in accordance with the respective terms of each, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Mortgage Loans by the Co-Trustees, as trustees;

          (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which The Money Store Inc. makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by The Money Store Inc. of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and each Subservicing Agreement and the other documents on the part of The Money Store Inc. and the performance by The Money Store Inc. of its obligations under this Agreement and each Subservicing Agreement and such of the other documents to which it is a party;

          (iii) The consummation of the transactions contemplated by this Agreement and each Subservicing Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of The Money Store Inc. or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which The Money Store Inc. or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which The Money Store Inc. or its property is subject;

          (iv) Neither this Agreement or any Subservicing Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement and each Subservicing Agreement or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

          (v) The Money Store Inc. does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (vi) Except as set forth on Schedule I, there is no action, suit, proceeding or investigation pending or, to the best of The Money Store Inc.'s knowledge, threatened against The Money Store Inc. which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of The Money Store Inc. or in any material impairment of the right or ability of The Money Store Inc. to carry on its business substantially as now conducted, or in any material liability on the part of The Money Store Inc. or which would draw into question the validity of this Agreement and each Subservicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of The Money Store Inc. contemplated herein, or which would be likely to impair materially the ability of The Money Store Inc. to perform under the terms of this Agreement and each Subservicing Agreement;

          (vii) The Trust Fund will not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (viii) The Money Store Inc. is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of The Money Store Inc. or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement;

          (ix) The statements contained in the Registration Statement which describe The Money Store Inc. or matters or activities for which The Money Store Inc. is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to The Money Store Inc. therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to The Money Store Inc. and does not omit to state a material fact necessary to make the statements contained therein with respect to The Money Store Inc. not misleading. The Money Store Inc. is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to The Money Store Inc. or the Mortgage Loans and known to The Money Store Inc. that materially adversely affects or in the future may (so far as The Money Store Inc. can now reasonably foresee) materially adversely affect The Money Store Inc. or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

          (x) Each Originator received fair consideration and reasonably equivalent value in exchange for the sale of the interest in the Mortgage Loans evidenced by the Certificates;

          (xi) No Originator sold any interest in any Mortgage Loan evidenced by the Certificates, as provided in the Agreements, with any intent to hinder, delay or defraud any of its respective creditors;

          (xii) The Originators are solvent and the Originators will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust Fund or the sale of the Certificates;

          (xiii) No Certificateholder is subject to state licensing requirements solely by virtue of holding the Certificates; and

          (xiv) The Servicer's computer and other systems used in servicing the Mortgage Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, the Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

     (b) Each Originator hereby represents and warrants to the Certificateholders and the Co-Trustees as of the Closing Date:

          (i) Such Originator is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and, except as set forth below, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Originator and perform its obligations hereunder; such Originator has corporate power and authority to execute and deliver this Agreement and the Subservicing Agreement to which it is a party and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and the Subservicing Agreement to which it is a party (including all instruments of transfer to be delivered pursuant to this Agreement and the Subservicing Agreement to which it is a party) by such Originator and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and the Subservicing Agreement to which it is a party evidences the valid, binding and enforceable obligation of such Originator; such Originator is a Permitted Transferee; and all requisite corporate action has been taken by such Originator to make this Agreement and the Subservicing Agreement to which it is a party valid, binding and enforceable upon such Originator in accordance with the respective terms of each such agreement, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Mortgage Loans by the Co-Trustees, as trustees.

          (ii) No approval of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party from any state or federal regulatory authority having jurisdiction over such Originator is required or, if required, such approval has been or will, prior to the Closing Date, be obtained;

          (iii) The consummation of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of such Originator or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which such Originator or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Originator or its property is subject;

          (iv) Such Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the Subservicing Agreement to which it is a party;

          (v) Except as set forth on Schedule I, there is no action, suit, proceeding or investigation pending or, to the best of such Originator's knowledge, threatened against such Originator which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, condition (financial or other), properties or assets of such Originator or in any material impairment of the right or properties or assets of such Originator to carry on its business substantially as now conducted, or in any material liability on the part of such Originator or which would draw into question the validity of this Agreement or the Subservicing Agreement to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of such Originator contemplated herein, or which would be likely to impair materially the ability of such Originator to perform under the terms of this Agreement or the Subservicing Agreement to which it is a party;

          (vi) Neither this Agreement or the Subservicing Agreement to which it is a party nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or the Subservicing Agreement to which it is a party or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading;

          (vii) The statements contained in the Registration Statement which describe such Originator or matters or activities for which such Originator is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to such Originator therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to such Originator or the Mortgage Loans and does not omit to state a material fact necessary to make the statements contained therein with respect to such Originator or the Mortgage Loans not misleading. Such Originator is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to such Originator or the Mortgage Loans and known to such Originator that materially and adversely affects or in the future may (so far as such Originator can now reasonably foresee) materially and adversely affect such Originator or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

          (viii) Upon the receipt of each Trustee's Mortgage File by the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) under this Agreement, the Pool I and Pool II Co-Trustee (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) will have good and marketable title on behalf of the related Trust Fund to each Mortgage Loan and such other items comprising the corpus of the related Trust Fund free and clear of any lien (other than liens which will be simultaneously released);

          (ix) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Originator makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by such Originator of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party and the other documents on the part of such Originator and the performance by such Originator of its obligations under this Agreement and the Subservicing Agreement to which it is a party and such of the other documents to which it is a party;

          (x) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Originators pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

          (xi) The origination and collection practices used by each Originator and the primary servicer with respect to each Mortgage Note and Mortgage relating to the Mortgage Loans have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business;

          (xii) Each Mortgage Loan was selected from among the existing Mortgage Loans in the respective Originator's portfolio at the date hereof in a manner not designed to adversely affect the Certificateholders;

          (xiii) Such Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and the Subservicing Agreement to which it is a party;

          (xiv) Such Originator received fair consideration and reasonably equivalent value in exchange for the sale of the interest in the Mortgage Loans evidenced by the Certificates;

          (xv) Such Originator did not sell any interest in any Mortgage Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors;

          (xvi) Such Originator is solvent, and such Originator will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust Fund or the sale of the Certificates;

          (xvii) No Certificateholder is subject to state licensing requirements solely by virtue of holding the Certificates;

          (xviii) The Subservicing Agreement to which the Originator is a party conforms to the requirements for a Subservicing Agreement contained in this Agreement;

          (xix) Each FHA Loan was selected from among the existing FHA-insured Title I loans in such Originator's portfolio at the date hereof in a manner not designed to adversely affect the Certificateholders; and

          (xx) Each Originator of an FHA Loan is authorized and approved by the FHA for participation in the FHA Title I loan program and holds a valid Contract of Insurance from the FHA for such purpose.

     Section 3.02 INDIVIDUAL MORTGAGE LOANS.

     Each Originator hereby represents and warrants to the Co-Trustees and the Certificateholders, with respect to each Mortgage Loan, as of the Closing Date:

     (a) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule and the Schedules of Mortgage Loans is true and correct;

     (b) All of the original or certified documentation set forth in Section
2.04 (including all material documents related thereto) has been or will be delivered to the Custodian (or with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) on the Closing Date or as otherwise provided in Section 2.04;

     (c) Each Mortgage Loan being transferred to the Trust Fund is a Qualified Mortgage;

     (d) Each Mortgaged Property (other than the Multifamily Properties) is improved by a Residential Dwelling, which, to the best of the Originator's knowledge, does not include cooperatives or mobile homes attached to a foundation or otherwise and does not constitute other than real property under state law; provided, however, that up to $0 aggregate principal balance of Mortgage Loans in each of Pool I and Pool II may be secured by Mortgaged Properties that are cooperatives or mobile homes.

     (e) Each Mortgage Loan has been originated and underwritten, or purchased and re-underwritten, by an Originator in accordance with the Representative's underwriting criteria set forth in the Registration Statement and each Mortgage Loan is being serviced by the Servicer or one or more Subservicers and, with respect to each Mortgage Loan originated by an Originator, there is only one originally executed Mortgage Note not stamped as a duplicate copy with respect to each such Mortgage Loan;

     (f) The Mortgage Note with respect to each Pool I and Pool III Mortgage Loan bears a fixed Mortgage Interest Rate and the Mortgage Note with respect to each Pool II Mortgage Loan bears an adjustable Mortgage Interest Rate, which rate shall at least equal the sum of (i) the Class Adjusted Mortgage Loan Remittance Rate for Class AF-7 in the case of the Pool I Mortgage Loans, the initial Class Adjusted Mortgage Loan Remittance Rate for Class AV in the case of the Pool II Mortgage Loans, and the Class Adjusted Mortgage Loan Remittance Rate for Class BH in the case of the Pool III Mortgage Loans, (ii) the rate used in calculating the Servicing Fee and (iii) the rate used in calculating the Contingency Fee; provided, however, that (A) up to $0 aggregate principal amount of the Pool I Mortgage Loans may be Low Interest Pool I Mortgage Loans, (B) up to $0 aggregate principal amount of the Pool III Mortgage Loans may be Low Interest Pool III Mortgage Loans and (C) in connection with FHA Loans, if the related Mortgagor pays the FHA Insurance Premium as a separate amount in addition to the Monthly Payment, such extra amount shall be sufficient to pay the related FHA Insurance Premium;

     (g) (i) Except with respect to 3.88% of the Pool I Mortgage Loans, each Mortgage Note relating to the Pool I Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date, (ii) each Mortgage Note relating to the Pool II Mortgage Loans will provide for a schedule of Monthly Payments which are, if timely paid as adjusted, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date, and (iii) each Mortgage Note relating to the Pool III Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date.

     (h) Each Mortgage is, with respect to the Mortgage Loans, a valid and subsisting lien of record on the Mortgaged Property (with 79.81%, 100.00% and 6.29% of the Pool I, Pool II and Pool III Mortgage Loans, respectively (measured by Principal Balances as of the Cut-Off Date) being secured by first liens) subject, in the case of any second or more junior Mortgage Loan, only to any applicable Prior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title enumerated in Section 2.04(d), with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

     (i) Immediately prior to the transfer and assignment herein contemplated, the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(h) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the applicable Co-Trustee will hold good and indefeasible title, to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(h) or other liens which will be released simultaneously with such transfer and assignment;

     (j) As of the Cut-Off Date, no Mortgage Loan is 60 days or more delinquent in payment and, except as provided in the next sentence, no Mortgage Loan has been delinquent 60 days or more as measured at the end of any month during the 12 months immediately preceding the Cut-Off Date. Approximately 3.0% of the Mortgage Loans for Pool I and 4.50% of the Mortgage Loans for Pool II were 60 days or more delinquent as measured at the end of any month during the 12 months immediately preceding the Cut-Off Date. As of the Cut-Off Date, no more than 0%% of the Mortgage Loans (by principal balance) will be delinquent in payment;

     (k) To the best of the Originator's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

     (l) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (m) Except with respect to the Pool III Loans as to which no representation is made, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section 3.02(o) below;

     (n) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

     (o) With respect to each Mortgage Loan with an original principal balance greater than $15,000 other than any Mortgage Loan which was not originated by an Originator and other than the Pool III Mortgage Loans, a lender's title insurance policy, issued in standard American Land Title Association, California Land Title Association, New York Board of Title Underwriters form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 3.02(h) above, or, with respect to any Mortgage Loan with an original principal balance less than or equal to $15,000 or any Mortgage Loan which was not originated by an Originator (other than the FHA Loans), some other evidence of the status of title, or other evidence of title as enumerated in Section 2.04(d), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy will be valid and thereafter such policy shall continue in full force and effect;

     (p) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 5.07 and 5.08;

     (q) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 5.07 and 5.08;

     (r) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the Mortgage, and all parties to each Mortgage Loan had full legal capacity to execute all Mortgage Loan documents and convey the estate therein purported to be conveyed;

     (s) The Servicer, at the direction of the related Originator, has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the applicable Co-Trustee and the FHA Custodian in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the applicable Co-Trustee, and the Originator of any FHA Loan has the authority and power to transfer to the FHA Custodian the FHA Reserve Amount relating to the FHA Loans;

     (t) No more than approximately 0.5%, 0.5% and 0.5% of the Principal Balances of the Pool I, Pool II or Pool III Mortgage Loans, respectively, are secured by Mortgaged Properties located within any single zip code area;

     (u) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator (or, subject to Section 2.04 hereof, are in the process of being recorded);

     (v) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Registration Statement;

     (w) [Reserved]

     (x) Approximately 20.87% and 79.13% of the Pool III Mortgage Loans (measured by outstanding Principal Balance as of the Cut-Off Date) were FHA Loans and Conventional Home Improvement Loans, respectively;

     (y) All of the Pool I, Pool II and Pool III Mortgage Loans are Single-Family Loans (provided, however, that 0.20% and 0.01% of the Pool I and Pool III Mortgage Loans, measured by Principal Balance as of the Cut-Off date, may be Multifamily Loans). None of the Pool I, Pool II and Pool III Mortgage Loans are secured by a mobile home or a co-op.

     (z) With respect to each Multifamily Loan, no less than approximately 90% of the related Mortgaged Property, measured by square footage, number of units and projected rent, is allocated to residential units;

     (aa) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Certificateholders and which has been delivered to the Custodian or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

     (bb) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Custodian or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee;

     (cc) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     (dd) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (ee) Other than with respect to the Pool III Mortgage Loans, as to which no representation is made, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property unless any such improvements are (except with respect to those Mortgage Loans with original principal balances which were less than $15,000 or not originated by a Originator) stated in the title insurance policy and affirmatively insured;

     (ff) To the best of the Originator's knowledge there do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan;

     (gg) Other than with respect to the Pool III Mortgage Loans, as to which no representation is made, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

     (hh) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

     (ii) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

     (jj) No Mortgage Loan was originated under a buydown plan;

     (kk) Except for the related FHA Premium Account in connection with any FHA Loan, there is no obligation on the part of the Originator or any other party to make payments in addition to those made by the Mortgagor;

     (ll) No statement, report or other document signed by the Originator constituting a part of the Mortgage File contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

     (mm) The origination and collection practices used by the Originator with respect to the Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business and, in the case of FHA Loans, legal, proper, prudent and customary in the Title I mortgage lending and servicing business;

     (nn) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (oo) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

     (pp) With respect to each Mortgage Loan that is not a first mortgage loan, the related Prior Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related Prior Lien may be adjusted no more frequently than monthly; at the time of the origination of the Mortgage Loan, the related Prior Lien was not 30 or more days delinquent;

     (qq) With respect to each Mortgage Loan that is not a first mortgage loan, either (i) no consent for the Mortgage Loan is required by the holder of the related Prior Lien or (ii) such consent has been obtained and is contained in the Mortgage File;

     (rr) Other than with respect to the Pool III Mortgage Loans, as to which no representation is made, with respect to each Mortgage Loan that is not a first mortgage loan, to the best of the Originator's knowledge, the related Prior Lien does not provide for negative amortization;

     (ss) With respect to each Mortgage Loan that is not a first mortgage loan, the maturity date of the Mortgage Loan is prior to the maturity date of the related Prior Lien if such Prior Lien provides for a balloon payment;

     (tt) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a Residential Dwelling erected thereon;

     (uu) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or
(D) not doing business in such state;

     (vv) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

     (ww) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Servicer to make future advances to the Mortgagor at the option of the Mortgagor;

     (xx) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

     (yy) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Originator has waived any default, breach, violation or event of acceleration;

     (zz) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

     (aaa) The Mortgage Loan was not selected for inclusion under this Agreement from its portfolio of comparable loans, including, in the case of FHA Loans, comparable Title I loans, on any basis which would have a material adverse effect on a Certificateholder;

     (bbb) All amounts received after the Cut-Off Date with respect to the Mortgage Loans have been deposited into the applicable Principal and Interest Account and are, as of the Closing Date with respect to the Mortgage Loans, in the applicable Principal and Interest Account;

     (ccc) With respect to each Mortgage Loan (other than the Pool III Mortgage Loans) originated by an Originator with an original principal balance in excess of $15,000 for which the Originator conducted a drive-by appraisal pursuant to FHLMC Form 704 or alternative FNMA Form in connection with the origination thereof, such deposited Mortgage Loan (i) had an original principal balance not in excess of $35,000, and (ii) has a Loan-to-Value Ratio less than 50% and/or an appraisal on FNMA/FHLMC Form 1004 was performed by the related Originator within one year prior to the origination of such Mortgage Loan; and

     (ddd) At the applicable dates of origination of the Mortgage Loans, (i) none of the Pool I or Pool II Mortgage Loans, had a Loan-to-Value Ratio which exceeded 100% and 100%, respectively, and (ii) for each Pool III Mortgage Loan, after giving effect to all improvements to be made on the related Mortgaged Property with the proceeds of such Pool III Mortgage Loan, and based upon representations of the related Mortgagor, the value of the related Mortgaged Property will at least be equal to the amount of such Pool III Mortgage Loan and the outstanding amount of all other loans secured by Prior Liens on such Mortgaged Property;

     (eee) No more than approximately 20% of the Pool I Mortgage Loans and 28% of the Pool II Mortgage Loans, respectively (measured by outstanding principal balance as of the Cut-Off Date), had a Debt-to-Income Ratio exceeding 44.0%. "Debt-to-Income Ratio" is that ratio, stated as a percentage, which results from dividing a Mortgagor's monthly debt by his gross monthly income. "Monthly debt" includes (i) the monthly payment under the Prior Liens (which generally includes an escrow for real estate taxes), (ii) the related Mortgage Loan Monthly Payment (which, with respect to the Initial Pool II Mortgage Loans, is calculated with interest based on a rate equal to the Lifetime Cap), (iii) other installment debt service payments, including, in respect of revolving credit debt, the required monthly payment thereon, or, if no such payment is specified, 5.0% of the balance as of the date of calculation. "Monthly debt" does not include any of the debt (other than revolving credit debt) described above that matures within less than 10 months from the date of the calculation. No more than approximately 5% of the Pool I Mortgage Loans were originated without verifying the Mortgagor's income;

     (fff) At the applicable dates of origination, each Pool I, Pool II and Pool III Mortgage Loan had an original term to maturity of no greater than 40, 30 and 25 years, respectively;

     (ggg) [Reserved];

     (hhh) [Reserved];

     (iii) As of the Cut-off Date, for each Pool II Mortgage Loan, the related Mortgage Note does not provide for negative amortization, limits in the amount of monthly payments or a conversion feature, the Mortgage Interest Rate is subject to adjustment on each Change Date to equal the sum of the LIBOR Index, or Treasury Index, as the case may be, plus the applicable Gross Margin, subject to rounding, the Periodic Rate Cap, the applicable Lifetime Floor and the applicable Lifetime Cap on each Change Date, the Mortgagor's new monthly payment will be adjusted to an amount equal to the payment which, when paid in substantially equal installments during the then remaining term of the Pool II Mortgage Loan, would amortize fully the unpaid principal balance of such Initial Pool II Mortgage Loan, at the then applicable Mortgage Interest Rate without extension of the original maturity date which maturity date is not more than 360 months after the original Due Date therefor;

     (jjj) With respect to each Pool II Mortgage Loan, all of the terms of the Mortgage and Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, such adjustments will not affect the priority of the Mortgage lien, and all of the interest rate calculations have been properly calculated, recorded, reported and applied in accordance with the Mortgage and Mortgage Note;

     (kkk) Each FHA Loan is an FHA Title I property improvement loan (as defined in the FHA Regulations) underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance;

     (lll) Each FHA Loan has been submitted to the FHA for insurance pursuant to the FHA Title I loan program and, except for no more than 25% of the FHA Loans (measured by outstanding principal balance as of the Closing Date) (the "Non-Acknowledged FHA Loans"), each FHA Loan has been acknowledged by the FHA for the FHA Title I loan program; each Non-Acknowledged FHA Loan will be acknowledged by the FHA within 180 days of the Closing Date;

     (mmm) The Reserve Amount with respect to each FHA Loan will be transferred to the FHA Custodian's FHA Reserve Account within 180 days after the Closing Date and the Originators will give the Certificate Insurer, the Pool III Co-Trustee, the FHA Custodian and the Rating Agencies prompt notice of their receipt of confirmation of such transfers;

     (nnn) Assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the FHA Regulations;

     (ooo) Substantially all the proceeds of each Pool III Mortgage Loan have been or will be used to acquire or to improve or protect an interest in real property that, at the origination date of such Pool III Mortgage Loan, was the only security for such Pool III Mortgage Loan;

     (ppp) [Reserved];

     (qqq) A portion of the Pool III Mortgage Loans are governed by the FTC holder regulation provided in 16 C.F.R. Part 433;

     (rrr) All obligations of the seller or subcontractor under each Pool III Mortgage Loan have been completed in accordance with the terms of such Pool III Mortgage Loans as of the Closing Date, and no additional goods or services will be, or are required to be, provided by the seller or subcontractor under the terms of such Pool III Mortgage Loans after the Closing Date. All improvements and other goods and services provided under each Pool III Mortgage Loan shall have been inspected by the Originator within the time period and in accordance to the applicable Title I regulations and prior to the Closing Date, and evidence of such inspection shall be included in the Mortgage File;

     (sss) With respect to each Pool III Mortgage Loan that is a home improvement loan or retail installment sales contract for goods or services, no Mortgagor has or will have a claim, counterclaim, right of rescission, set-off or defense under any express or implied warranty or otherwise with respect to goods or services provided under such Pool III Mortgage Loan; and

     (ttt) The Mortgage and the Mortgage Note contain the entire agreement of the parties and all obligations of the seller or subcontractor under the related Pool III Mortgage Loan, and no other agreement defines, modifies or expands the obligations of the seller or subcontractor under the Pool III Mortgage Loan.

     Section 3.03 PURCHASE AND SUBSTITUTION.

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the Certificates to the Certificateholders. Upon discovery by the Representative, the Servicer, any Subservicer, the Custodian, any Co-Trustee or, in the case of any Pool I or Pool II Mortgage Loan, the Certificate Insurer of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer, in the case of any Pool I or Pool II Mortgage Loan, or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Representative's or Originators' best knowledge), the party discovering such breach shall give prompt written notice to the others. Within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Representative shall (a) promptly cure such breach in all material respects, (b) purchase such Mortgage Loan by depositing in the applicable Principal and Interest Account, on the next succeeding Determination Date, an amount in the manner specified in Section 2.05(b), or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans, provided such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the applicable Co-Trustee, and, in the case of any Pool I or Pool II Mortgage Loan, the Certificate Insurer receive an Opinion of Counsel that such substitution would not constitute a Prohibited Transaction or cause the Trust Fund to fail to qualify as a REMIC at any time any Certificates are outstanding.

     As to any Deleted Mortgage Loan for which the Representative substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall effect such substitution by delivering to the Custodian (or, with respect to the Pool III Mortgage Loans, FUNB, who shall deliver to the Pool III Co-Trustee) a certification in the form attached hereto as Exhibit J, executed by a Servicing Officer and the documents constituting the Trustee's Mortgage File for such Qualified Substitute Mortgage Loan or Loans.

     The Servicer shall deposit in the applicable Principal and Interest Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Representative on behalf of the related Originator. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Representative on behalf of the Originators shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the applicable Co-Trustee, the Representative and, in the case of any Pool I or Pool II Mortgage Loan, the Certificate Insurer and the Custodian that such substitution has taken place and shall amend the applicable Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, including Sections 2.04 and 2.05, and the Representative and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02. On the date of such substitution, the Representative will remit to the Servicer, and the Servicer will deposit into the applicable Principal and Interest Account an amount equal to the Substitution Adjustment.

     In addition to the cure, purchase and substitution obligation in Section
2.05 and this Section 3.03, the Representative shall indemnify and hold harmless the Trust Fund, the Co-Trustees, the FHA Custodian, the Custodian, the Certificateholders and, in the case of any Pool I or Pool II Mortgage Loan, the Certificate Insurer against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Representative's or any Originator's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Representative or any Originator set forth in Sections 2.05 and 3.03 to cure, purchase or substitute for a defective Mortgage Loan and to indemnify the Certificateholders, the Co-Trustees, the FHA Custodian, the Custodian, and, in the case of any Pool I or Pool II Mortgage Loan, the Certificate Insurer as provided in Sections 2.05 and 3.03 constitute the sole remedies of the Trustee, the FHA Custodian, the Custodian, the Certificate Insurer and the Certificateholders respecting a breach of the foregoing representations and warranties.

     Any cause of action against any Originator, the Servicer or the Representative relating to or arising out of the breach of any representations and warranties made in Sections 2.05, 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by any party and notice thereof to the Representative or notice thereof by the Representative to the applicable Co-Trustee, (ii) failure by the Representative to cure such breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Representative by the applicable Co-Trustee for all amounts payable in respect of such Mortgage Loan.

     For as long as the Trust Fund shall exist, the Servicer and the Co-Trustees shall act in accordance herewith to assure continuing treatment of each of REMIC I and REMIC II as a REMIC. In particular, the Co-Trustees shall not (a) sell or knowingly permit the sale of all or any portion of the Mortgage Loans or of any Permitted Instrument unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the applicable Co-Trustee has received an Opinion of Counsel to the effect that such sale (i) is in accordance with a qualified liquidation as defined in Section 860F(a)(4) of the Code and as described in Section 11.01 hereof, or (ii) would not be treated as a prohibited transaction within the meaning of Section 860F(a)(2) of the Code; and (b) except for the cash deposits into the Spread Account pursuant to Section 6.05, accept any contribution to the Trust Fund after the Startup Day without an Opinion of Counsel that such contribution is included within the exceptions provided in
Section 860G(d)(2) of the Code and therefore will not be subject to the tax imposed by Section 860G(d)(1) of the Code.

                                   ARTICLE IV

                                THE CERTIFICATES

     Section 4.01 THE CERTIFICATES.

     (a) The Certificates shall be substantially in the forms annexed hereto as Exhibit B and shall, upon original issue, be executed and delivered by the Servicer to the Pool I and Pool II Co-Trustee, with respect to the Pool I, Pool II, Class X and Class R Certificates, and the Pool III Co-Trustee, with respect to the Pool III Certificates for authentication and redelivery to or upon the written order of the Representative, on behalf of the Originators, upon receipt by the applicable Co-Trustee of the documents specified in Section 2.04. All Certificates shall be executed by manual or facsimile signature on behalf of the Servicer by its President, one of its Executive Vice Presidents or Vice Presidents, or by its Treasurer, in the denominations specified in the definition of Percentage Interest, and shall be authenticated by manual signature on behalf of the applicable Co-Trustee by one of its authorized signatories. Certificates bearing the signatures of individuals who were at the time of the execution or authentication of the Certificates the proper officers of the Servicer or an authorized signatory of the applicable Co-Trustee, as the case may be, shall bind the Servicer or the applicable Co-Trustee, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

     (b) The Co-Trustees shall elect that each of REMIC I and REMIC II shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.

     (c) [Reserved]

     (d) REMIC II will be evidenced by (x) the Class II-AF-1, Class II-AF-2, Class II-AF-3, Class II-AF-4, Class II-AF-5, Class II-AF-6, Class II-AF-7,
Class II-AF-8, Class II-AF-9, Class II-AV, Class II-AH-1, Class II-AH-2, Class II-AH-3, Class II-AH-4, Class II-AH-5, Class II-AH-6, Class II-MH-1, Class II-MH-2, Class II-BH, Class QQQ and Class MMM Certificates (the "REMIC II Regular Certificates"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in the REMIC II and (y) the Class R-2 Certificates, which are hereby designated as the single "residual interest" in the REMIC II (the REMIC II Regular Certificates, together with the Class R-2 Certificates, the "REMIC II Certificates"). The REMIC II Regular Certificates shall be recorded on the records of the REMIC II as being issued to and held by the Trustee on behalf of REMIC I.

     That portion of the Excess Spread used to accelerate payments of principal on the REMIC I Certificates to create or increase overcollateralization (collectively, the "Turbo Amount") will not be used to accelerate payments on the REMIC II Regular Interests, but a portion of the interest payable with respect to the Class II-MMM Certificate which equals 1% of the Turbo Amount will be payable as a reduction of the principal balances of the REMIC II Certificates (other than the Class-II QQQ and Class-II MMM Certificates) in the same manner in which the Turbo Amount is distributed as principal among the REMIC I Certificates bearing the same designations (other than the II-) (and will be accrued and added to principal on the Class II-MMM Certificate). Principal payments on the Mortgage Loans shall be allocated 98% to the Class II-QQQ Certificate, 1% to the Class II-MMM Certificate, and 1% in total to the other REMIC II Certificates until paid in full. The aggregate amount of principal allocated to such other REMIC II Certificates shall be apportioned among such Classes in the same manner in which principal is payable with respect to the REMIC I Certificates bearing the same designation (other than the II-). Notwithstanding the above, principal payments on the Mortgage Loans that are attributable to the Subordination Reduction Amount shall be allocated 98% and 2% to the Class II-QQQ and Class II-MMM Certificates, respectively, until paid in full. Realized Losses shall be applied such that after all distributions have been made on such Payment Date the principal balance of the Class II-QQQ Certificates is 98% of the aggregate Loan Balances of the Mortgage Loans, the principal balances of the Class II-AF-1, Class II-AF-2, Class II-AF-3, Class II-AF-4, Class II-AF-5, Class II-AF-6, Class II-AF-7, Class II-AF-8, Class II-AF-9, Class II-AV, Class II-AH-1, Class II-AH-2, Class II-AH-3, Class II-AH-4, Class II-AH-5, Class II-AH-6, Class II-MH-1, Class II-MH-2 and Class II-BH are each 1% of the principal balances of the REMIC I Certificates bearing the same designation (other than the II-), and the principal balance of the Class II-MMM Certificate is equal to the aggregate Loan Balances of the Mortgage Loans less an amount equal to the sum of the principal balances of the other Classes of REMIC II Certificates.

     The REMIC II Certificates will have the following designations and Pass-Through Rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

                                                    Pass          Allocation             Allocation
  REMIC II               Initial                   Through             of                     of
CERTIFICATES             BALANCE                     RATE           PRINCIPAL              INTEREST
------------             -------                  ----------       -----------           ----------
QQQ                 $1,221,489,726.31                (1)               (6)                 (3),(4)
MMM                    $12,464,201.76                (1)               (6)                 (3),(4)
II-AF-1                   $880,000.00                (1)               (2)                 (3),(4)
II-AF-2                   $650,000.00                (1)               (2)                 (3),(4)
II-AF-3                 $1,320,000.00                (1)               (2)                 (3),(4)
II-AF-4                   $500,000.00                (1)               (2)                 (3),(4)
II-AF-5                   $350,000.00                (1)               (2)                 (3),(4)
II-AF-6                   $480,000.00                (1)               (2)                 (3),(4)
II-AF-7                   $529,690.00                (1)               (2)                 (3),(4)
II-AF-8                   $290,000.00                (1)               (2)                 (3),(4)
II-AF-9                   $233,290.00                (1)               (2)                 (3),(4)
II-AV                   $5,243,810.00                (1)               (2)                 (3),(4)
II-AH-1                   $782,260.00                (1)               (2)                 (3),(4)
II-AH-2                   $140,860.00                (1)               (2)                 (3),(4)
II-AH-3                   $253,580.00                (1)               (2)                 (3),(4)
II-AH-4                   $113,450.00                (1)               (2)                 (3),(4)
II-AH-5                    $94,700.00                (1)               (2)                 (3),(4)
II-AH-6                   $130,020.00                (1)               (2)                 (3),(4)
II-MH-1                   $158,990.00                (1)               (2)                 (3),(4)
II-MH-2                   $149,550.00                (1)               (2)                 (3),(4)
II-BH                     $163,960.00                (1)               (2)                 (3),(4)
R-2                       $0                          0%               N/A                 N/A (5)


-----------------

(1) The Pass-Through Rate on these REMIC II Regular Interests shall at any time of determination equal the weighted average of the Mortgage Interest Rates of the Mortgage Loans (net of all expenses of the Trust Fund).

(2)  Principal will be allocated to and apportioned to the REMIC I Regular
     Interest bearing the same designation (without the II-) as this REMIC II
     Regular Interest.

(3) Except as provided in footnote (4), interest will be allocated among the REMIC I Regular Interests (other than the Class X Certificates) in the same proportion as interest is payable with respect to such interests.

(4) Any interest with respect to this REMIC II Certificate in excess of the product of (i) two times the weighted average coupon of the REMIC II
     Regular Interests (excluding the Class II-QQQ Certificates), where each of such Classes, other than the Class II-MMM Certificate, is first subject to a cap and floor equal to the Pass-Through Rate of the REMIC I Regular
     Certificate that its principal is allocated to, and the Class II-MMM
     Certificate is subject to a cap equal to 0%, and (ii) the principal balance of this REMIC II Certificate, shall be allocated to the Class X
     Certificates as a separate component.

(5)  On each Distribution Date, available funds, if any, remaining in the REMIC
     II after payments of interest and principal, as designated above, will be distributed to the Class R-2 Certificate.

(6)  Principal will be allocated to all outstanding Classes of REMIC I Regular
     Interests which are paid principal (other than the Turbo Amount) in proportion to such principal distributions.

     (e) The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2, Class BH, and Class X are hereby designated as "regular interests" with respect to the REMIC I and the Class R-1 Certificate is hereby designated as the single "residual interest" with respect to the REMIC I. Any amount remaining in REMIC I after payments on the regular interests in REMIC I shall be distributed to the Class R-1 Certificate.

     Section 4.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

     (a) The Pool I and Pool II Co-Trustee, with respect to the Pool I, Pool II, Class X and Class R Certificates, and the Pool III Co-Trustee, with respect to the Pool III Certificates shall cause to be kept at its office, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of the applicable Classes of Certificates and of transfers and exchanges of the applicable Classes of Certificates as herein provided. Each Certificate Register shall contain the name, remittance instructions, Class and Percentage Interest of each Certificateholder of the applicable Class. The Bank of New York is initially appointed Certificate Registrar for the purpose of registering Pool I, Pool II, Class X and Class R Certificates and transfer and exchanges of such Certificates and Norwest Bank Minnesota, National Association, is initially appointed Certificate Registrar for the purpose of registering Pool III Certificates and transfer and exchanges of such Certificates, as herein provided (each, a "Certificate Registrar").

     (b) It is intended that the Pool I, Pool II and Pool III Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Pool I, Pool II and Pool III Certificates shall initially be issued in the form of a single (and if the Class exceeds $200,000,000, additional Certificates in multiples of $200,000,000 provided that one such Certificate may be in a denomination no greater than $200,000,000) fully registered Certificate of such Class. The Pool I, Pool II and Pool III Certificates shall have an aggregate denomination equal to the following:

CLASS                                    DENOMINATION
-----                                    ------------
Class AF-1                                 $88,000,000
Class AF-2                                 $65,000,000
Class AF-3                                $132,000,000
Class AF-4                                 $50,000,000
Class AF-5                                 $35,000,000
Class AF-6                                 $48,000,000
Class AF-7                                 $52,969,000
Class AF-8                                 $29,000,000
Class AF-9                                 $23,329,000
Class AV                                  $524,381,000
Class AH-1                                 $78,226,000
Class AH-2                                 $14,086,000
Class AH-3                                 $25,358,000
Class AH-4                                 $11,345,000
Class AH-5                                  $9,470,000
Class AH-6                                 $13,002,000
Class MH-1                                 $15,899,000
Class MH-2                                 $14,955,000
Class BH                                   $16,396,000


Upon initial issuance, the ownership of such Classes of Certificates shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

     The Representative and each Co-Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

     (c) With respect to Pool I, Pool II or Pool III Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Representative and the Co-Trustees shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Pool I, Pool II or Pool III Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Representative and the Co-Trustees shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Pool I, Pool II or Pool III Certificates, (b) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Pool I, Pool II or Pool III Certificate or (c) the payment to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Pool I, Pool II or Pool III Certificate as shown in the Certificate Register, of any amount with respect to any distribution of principal or interest on the Pool I, Pool II or Pool III Certificates. No Person other than a registered Holder of a Pool I, Pool II or Pool III Certificate as shown in the Certificate Register shall receive a certificate evidencing such Pool I, Pool II or Pool III Certificate.

     (d) Upon delivery by the Depository to the applicable Co-Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Pool I, Pool II or Pool III Certificates appearing as registered Owners in the Certificate Register on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

     (e) In the event that (i) the Depository or the Representative advises the Co-Trustees in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Pool I, Pool II or Pool III Certificates and the Representative is unable to locate a qualified successor or (ii) the Representative at its sole option elects to terminate the book-entry system through the Depository, the Pool I, Pool II or Pool III Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Representative may determine that the Pool I, Pool II or Pool III Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Representative, or such depository's agent or designee but, if the Representative does not select such alternative global book-entry system, then the Pool I, Pool II or Pool III Certificates may be registered in whatever name or names registered Holders of Pool I, Pool II or Pool III Certificates transferring Pool I, Pool II or Pool III Certificates shall designate, in accordance with the provisions hereof.

     (f) Notwithstanding any other provision of this Agreement to the contrary, so long as any Pool I, Pool II or Pool III Certificates are registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal and interest on such Pool I, Pool II or Pool III Certificates and all notices with respect to such Pool I, Pool II or Pool III Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

     (g) The Class R and Class X Certificates shall be issued without principal balances in minimum Percentage Interests as provided in the definition of Percentage Interest. The Class R Certificates and Class X Certificates have not been registered or qualified under the 1933 Act, or any state securities law. No transfer, sale, pledge or other disposition of any Class R or Class X Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act, the Pool I and Pool II Co-Trustee or the Certificate Registrar for Pool I and Pool II may require, in order to assure compliance with the 1933 Act, that the Class R or Class X Certificateholder desiring to effect such disposition and such Class R or Class X Certificateholder's prospective transferee each certify to the Pool I and Pool II Co-Trustee or the Certificate Registrar for Pool I and Pool II in writing the facts surrounding such disposition. Unless the Pool I and Pool II Co-Trustee requests otherwise, such certification shall be substantially in the form of Exhibit D hereto. In the event that such certification of facts does not on its face establish the availability of an exemption under Rule 144A of the 1933 Act or under Section 4(2) or a comparable provision of the 1933 Act, the Pool I and Pool II Co-Trustee shall require an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the 1933 Act, which Opinion of Counsel shall not be an expense of the Pool I and Pool II Co-Trustee or of the Trust Fund. The Representative is not obligated under this Agreement to register the Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of Class R or Class X Certificates without such registration or qualification.

     (h) Each Person who has or who acquires any Percentage Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Percentage Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Representative or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Percentage Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Representative of any change or impending change in its status as a Permitted Transferee.

          (ii) No Percentage Interest in a Class R Certificate may be transferred (including the sale to the initial holder) and the Pool I and Pool II Co-Trustee shall not register the transfer of a Class R Certificate unless the Pool I and Pool II Co-Trustee and the Representative shall have been furnished with (A) an affidavit (a "Transfer Affidavit") of the proposed transferee in the form attached as Exhibit K (and if required by the Transfer Affidavit, the opinion of counsel, as therein referenced) and
     (B) a certificate (a "Transfer Certificate") of the transferor to the effect that such transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee.

          (iii) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Percentage Interest in a Class R Certificate, (B) to require a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any transfer of a Class R Certificate, (C) to deliver a Transfer Certificate to the Pool I and Pool II Co-Trustee and the Representative in connection with any such attempted transfer and (D) not to transfer its Percentage Interest in a Class R Certificate or to cause the transfer of a Percentage Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported transfer of any Percentage Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Pool I and Pool II Co-Trustee shall notify the Representative upon knowledge of a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section 4.02. The Pool I and Pool II Co-Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Pool I and Pool II Co-Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Pool I and Pool II Co-Trustee shall be paid and delivered by the Pool I and Pool II Co-Trustee to the last preceding Holder of such Certificate.

          (v) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Representative or its designee shall, without notice to the Holder or any prior Holder of such Class R Certificate, as the case may be, sell such Class R Certificate to a purchaser selected by the Representative or its designee on such reasonable terms as the Representative or its designee may choose. Such purchaser may be the Representative itself or any affiliate of the Representative. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Representative to the last preceding purported transferee of such Class R Certificate, except that in the event that the Representative determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Representative may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Representative or its designee, and it shall not be liable to any Person having a Percentage Interest in a Class R Certificate, as applicable, as a result of its exercise of such discretion.

     No Class M or Class B Certificates or any interest therein shall be acquired by or on behalf of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code (each a "Plan"), unless such Plan is purchasing such Class M or Class B Certificates pursuant to Section III of Prohibited Transaction Class Exemption ("PTCE") 95-60 Fed. Reg. 35925 (July 12,
1995) relating to acquisitions by insurance company general accounts. The purchase of a Class M or Class B Certificate will be deemed a representation by the purchaser that either (i) it is not purchasing such Class M or Class B Certificate, directly or indirectly, for, or on behalf of, a Plan or (ii) the purchaser is an insurance company which is purchasing such Class M or Class B Certificate with funds contained in an "insurance company general account" as such term is defined in Section V(e) of PTCE 95-60 and that the purchase and holding of such Class M or Class B Certificate is covered under PTCE 95-60. Notwithstanding the foregoing, neither the Pool III Co-Trustee nor the Certificate Registrar for Pool III shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Class M or Class B Certificates in the form of Book-Entry Certificates, and neither of the Co-Trustees nor their respective Certificate Registrars shall have any liability for transfers of Book-Entry Certificate made through the book-entry facilities of the Depositary or between or among participants therein, made in violation of the foregoing restrictions.

     Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at such office, the Representative shall execute in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the applicable Co-Trustee. The applicable Certificate Registrar shall notify the Representative and the applicable Co-Trustee of any such transfer.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of the same Class in authorized denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Servicer shall execute, and the applicable Co-Trustee shall authenticate, the Certificates which the Certificateholder making the exchange is entitled to receive.

     (i) No service charge shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be marked canceled by the applicable Co-Trustee.

     Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If (i) any mutilated Certificate is surrendered to a Certificate Registrar, or a Co-Trustee and such Certificate Registrar and Co-Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Servicer, the applicable Co-Trustee and the applicable Certificate Registrar such security or indemnity (which may include a letter of indemnity delivered by an insurance company) as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the applicable Co-Trustee and the applicable Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Servicer shall execute and deliver, and the applicable Co-Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the applicable Co-Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this
Section 4.03 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.04 PERSONS DEEMED OWNERS.

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Representative, the applicable Co-Trustee, the Certificate Insurer and the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.08 and for all other purposes whatsoever, and the Representative, the Servicer, the applicable Co-Trustees, the Certificate Insurer and the applicable Certificate Registrar shall not be affected by notice to the contrary.

                                    ARTICLE V

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 5.01 DUTIES OF THE SERVICER.

     (a) It is intended that each of REMIC I and REMIC II hereunder shall constitute, and that the affairs of each of REMIC I and REMIC II shall be conducted so as to qualify as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of REMIC I and REMIC II and the Trust Administrator covenants and agrees that it shall act as Tax Matters Person on behalf of REMIC I and REMIC II. The Trust Administrator (and in the case of (iv) and (v) below, the Servicer) shall: (i) prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066) and any other Tax Return required to be filed by REMIC I or REMIC II using a calendar year as the taxable year for each of REMIC I and REMIC II and using the accrual method of accounting, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates; (ii) make, or cause to be made, an election, on behalf of each of REMIC I and REMIC II, to be treated as a REMIC on the federal tax return of each of REMIC I and REMIC II for their first taxable year; (iii) prepare and forward, or cause to be prepared and forwarded, to each of the Co-Trustees, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions and any other provision of federal, state or local income tax laws; (iv) to the extent that the affairs of REMIC I or REMIC II are within its control, conduct such affairs at all times that any Certificates are outstanding so as to maintain the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws; (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC I or REMIC II or that would cause the imposition of a prohibited transaction tax or a tax on contributions to REMIC I or REMIC II; (vi) pay the amount of any and all federal, state, and local taxes, including, without limitation, prohibited transaction taxes as defined in
Section 860F of the Code imposed on each of REMIC I and REMIC II when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (vii) ensure that any such returns or reports filed on behalf of REMIC I and REMIC II are properly executed by the appropriate person; (viii) represent REMIC I and REMIC II in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I and REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of REMIC I or REMIC II and otherwise act on behalf of REMIC I and REMIC II in relation to any tax matter involving either REMIC I or REMIC II; and (ix) as provided in Section 5.11 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. In connection with any FHA Loan, the Servicer shall timely pay to the FHA the FHA Insurance Premium required to be paid for each FHA Loan. Each Co-Trustee will cooperate with the Servicer and the Trust Administrator in the foregoing matters and will sign, as Co-Trustee, any and all Tax Returns required to be filed by the REMIC I and REMIC II. The Servicer shall indemnify the Co-Trustees and REMIC I or REMIC II, as applicable, for any liability they may incur in connection with this Section 5.01(a) including, in the case of Pool I and Pool II, reimbursement to the Certificate Insurer for any Insured Payments made by the Certificate Insurer in connection with such liability with respect to the Pool I and Pool II Mortgage Loans, if any, which indemnification shall survive the termination of REMIC I and REMIC II; provided, however, that the Servicer shall not indemnify a Co-Trustee for its negligence or willful misconduct.

     With respect to any Mortgage Note relating to a Pool I or Pool II Mortgage Loan released by the Custodian, on behalf of the Pool I and Pool II Co-Trustee, to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 7.02, prior to such release, the Pool I and Pool II Co-Trustee shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of The Bank of New York, as Co-Trustee under the Pooling and Servicing Agreement dated as of July 31, 1998, 1998-B" and (b) complete a restrictive endorsement that reads "The Bank of New York is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing Agreement dated as of July 31, 1998, 1998-B" with respect to those Mortgage Notes relating to a Pool I or Pool II Mortgage Loan currently endorsed "Pay to the order of holder."

     With respect to any Mortgage Note relating to a Pool III Mortgage Loan released by the Pool III Co-Trustee to the Servicer or any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 7.02 or a release to the Claims Administrator pursuant to Section 5.15(b), prior to such release, FUNB shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of Norwest Bank Minnesota, National Association, as Co-Trustee under the Pooling and Servicing Agreement dated as of July 31, 1998, 1998-B" and (b) complete a restrictive endorsement that reads "Norwest Bank Minnesota, National Association is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing Agreement dated as of July 31, 1998, 1998-B" with respect to those Mortgage Notes relating to Pool III Mortgage Loans currently endorsed "Pay to the order of Holder."

     (b) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has (i) been designated an approved Seller-Servicer by FHLMC or FNMA for first and second mortgage loans and (ii) has a net worth of at least $5,000,000 or (y) is an Originator or another affiliate of the Servicer. The Servicer shall give notice to the Certificate Insurer and the applicable Co-Trustee of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Co-Trustees, the Certificateholders and, in the case of Pool I and Pool II Mortgage Loans, the Certificate Insurer, for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Co-Trustees and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.01(e).

     (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), each Co-Trustee or its designee shall, subject to Section 10.02 hereof, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into with respect to related Pool of Mortgage Loans, unless the applicable Co-Trustee is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms. Each Co-Trustee, its designee or the successor servicer for such Co-Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of a Co-Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Pool I, Pool II and Pool III Certificateholders or, with respect to the Pool I and Pool II Mortgage Loans, the Certificate Insurer, provided, however, that (unless (x) the Mortgagor is in default with respect to a Mortgage Loan, or such default is, in the judgment of the Servicer, imminent and in the case of a Pool I or Pool II Mortgage Loan the Servicer obtains written consent of the Certificate Insurer and (y) the Servicer determines that any modification would not be considered a new mortgage loan for federal income tax purposes) the Servicer may not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer (subject to Section 5.12), or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan), or extend the final maturity date on such Mortgage Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, and subject to the consent of the Certificate Insurer, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of the Co-Trustees and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Co-Trustees, the Custodian and the FHA Custodian shall execute any powers of attorney furnished by the Servicer and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     The Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted second mortgage servicing practices (or, in the case of FHA Loans, in accordance with accepted Title I servicing practices or, in the case of Multifamily Loans, in accordance with accepted multifamily loan servicing practices) of prudent lending institutions and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer.

     (g) On and after such time as the Co-Trustees receive the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 9.04, after receipt of the Opinion of Counsel required pursuant to Section 9.04, the Pool I and Pool II Co-Trustee or its designee (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee or its designee) shall assume all of the rights and obligations of the Servicer, subject to Section 10.02 hereof. The Servicer shall, upon request of a Co-Trustee but at the expense of the Servicer, deliver to the applicable Co-Trustee or the Custodian all documents and records (including computer tapes and diskettes) relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

     (h) In the event that any tax is imposed on REMIC I or REMIC II, such tax shall be charged against amounts otherwise distributable to the Holders of the Class R-1 or Class R-2 Certificates, respectively. Notwithstanding anything to the contrary contained herein, the Servicer is hereby authorized to retain from the Pool Remaining Amount Available for the respective Pool sufficient funds to reimburse the Servicer for the payment of such tax (to the extent that the Servicer has paid any such tax and has not been previously reimbursed or indemnified therefor). The Servicer agrees to first seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the Holders of the Class R-1 or Class R-2 Certificates.

     (i) After the Closing Date, the Servicer shall confirm, or cause to be confirmed, whether all on-site or off-site improvements on the Mortgaged Properties relating to FHA Loans have been completed and, if such improvements have not been completed, to submit the appropriate filings to the FHA.

     Section 5.02 LIQUIDATION OF MORTGAGE LOANS.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interests of the Certificate Insurer (if such Liquidated Mortgage Loan is a Pool I or Pool II Mortgage Loan) and the Certificateholders, as the case may be. The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the applicable Co-Trustee (subject to the provisions of Section 12.10) for the benefit of the Certificateholders, as the case may be, of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10 and, in the case of FHA Loans, for which a Claim is not required to be submitted to the FHA pursuant to Section
5.15. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property; provided, however, that the Servicer shall not take title to any Mortgaged Property in the name of the applicable Co-Trustee with respect to any such Mortgaged Property if the Servicer has actual knowledge or reasonably believes that any such environmental substance or waste exists and it determines that it would not be commercially reasonable to foreclose on such Mortgaged Property. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances."

     After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the applicable Co-Trustee, the Certificate Insurer (if such Liquidated Mortgage Loan is a Pool I or Pool II Mortgage Loan) and, upon request, any Certificateholder, a Liquidation Report, in the form attached hereto as Exhibit N, detailing the Liquidation Proceeds received from the Liquidated Mortgage Loan, expenses incurred with respect thereto, and any Realized Loss incurred in connection therewith.

     Section 5.03 ESTABLISHMENT OF PRINCIPAL AND INTEREST ACCOUNTS; DEPOSITS IN PRINCIPAL AND INTEREST ACCOUNTS.

     (a) The Servicer shall cause to be established and maintained one or more Principal and Interest Accounts for the Trust Fund, in one or more Designated Depository Institutions, in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Instruments, titled "The Money Store Inc., in trust for the registered holders of The Money Store Asset Backed Certificates, Series 1998-B and various Mortgagors"; provided, however, that for so long as (i) (A) the Servicer remains an affiliate of FUNB, (B) no Event of Default shall have occurred and be continuing and (C) FUNB maintains a short-term rating of at least A-1 by S&P and P-1 by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal in either such rating, or (ii) following the occurrence and continuation of any event described in subclause (i) of this paragraph, an arrangement is established that is satisfactory to the Rating Agencies and the Certificate Insurer which does not in itself result in (I) any reduction of any rating issued in respect of the Certificates or (II) any reduction below investment grade of the Certificates without the benefit of the Certificate Insurance Policy, the Servicer, notwithstanding anything to the contrary herein provided, may establish and maintain the Principal and Interest Account as a deposit account with FUNB. Each such Principal and Interest Account shall be insured by the BIF or SAIF administered by the FDIC to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.

     A copy of such letter agreement shall be furnished to the Co-Trustees, the Certificate Insurer and, upon request, any Certificateholder.

     (b) The Servicer and each Subservicer shall deposit without duplication (within 24 hours of receipt thereof) in the applicable Principal and Interest Account and retain therein:

          (i) all payments received after the Cut-Off Date on account of principal on the Pool I, Pool II or Pool III Mortgage Loans, as the case may be, including all Excess Payments, Principal Prepayments and Curtailments received after the Cut-Off Date and all payments in respect of the applicable FHA Insurance Premium;

          (ii) all payments received after the Cut-Off Date on account of interest on the Pool I, Pool II or Pool III Mortgage Loans, as the case may be;

          (iii) all Net Liquidation Proceeds received with respect to the Pool I, Pool II or Pool III Mortgage Loans, as the case may be;

          (iv) all Insurance Proceeds received with respect to the Pool I, Pool II or Pool III Mortgage Loans, as the case may be (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures);

          (v) all Released Mortgaged Property Proceeds received with respect to the Pool I, Pool II or Pool III Mortgage Loans, as the case may be;

          (vi) any amounts paid in connection with the purchase of any Pool I, Pool II or Pool III Mortgage Loan, as the case may be, and the amount of any Substitution Adjustment received with respect to the Pool I, Pool II or Pool III Mortgage Loans, as the case may be, paid pursuant to Sections 2.05 and 3.03;

          (vii) any amount required to be deposited in the applicable Principal and Interest Account pursuant to Section 5.04, 5.08, 5.10 or 5.15(c); and

          (viii) the amount of any credit life insurance premium refund which is not due to the related Mortgagor.

     Also, for each Mortgage Loan delivered to the Trust on the Closing Date that was originated on or after August 1, 1998, the Servicer shall deposit in the applicable Principal and Interest Account 30 days' interest on the original principal balance of each such Mortgage Loan calculated at the applicable Mortgage Interest Rate.

     (c) The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, the Servicing Fee and the Contingency Fee with respect to each Mortgage Loan, and payments in the nature of prepayment penalties or premiums, late payment charges and assumption fees, to the extent received and permitted by Sections 7.01 and 7.03, together with the difference between any Liquidation Proceeds and the related Net Liquidation Proceeds, need not be deposited by the Servicer in the Principal and Interest Account.

     (d) Any interest earnings on funds held in the Principal and Interest Account paid by a Designated Depository Institution shall be for the account of the Servicer and may only be withdrawn from the applicable Principal and Interest Account by the Servicer immediately following its monthly remittance of the Pool Available Remittance Amounts for the related Pool to the applicable Co-Trustee. Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

     Section 5.04 PERMITTED WITHDRAWALS FROM THE PRINCIPAL AND INTEREST
ACCOUNTS.

     The Servicer shall withdraw funds from the Principal and Interest Accounts for the following purposes:

     (a) to effect the remittance to the Co-Trustees on each Determination Date as follows: the portion of the Excess Spread relating to the Mortgage Loans of the related Pool and the portion of the Pool Available Remittance Amounts of the related Pool, that are net of Compensating Interest and Monthly Advances for the related Pool for the related Remittance Date to the applicable Co-Trustee for deposit in the applicable Certificate Account. For the purposes of this Section 5.04(a), the calculation of the Pool Available Remittance Amounts shall be made without reference to the actual deposit of funds in the respective Certificate Accounts;

     (b) to reimburse itself for any accrued unpaid Servicing Fees, unpaid Contingency Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent that funds relating to such amount have been deposited in the applicable Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimbursement for unpaid Servicing Fees, unpaid Contingency Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Servicing Advances and Monthly Advances in excess of such amounts shall be limited to any late collections of interest received on the related Pool of Mortgage Loans, generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds and any other amounts which would otherwise be distributed to the Class X or Class R Certificateholders; PROVIDED, HOWEVER, that the Servicer's right to such reimbursement pursuant hereto shall be subordinate to the rights of the applicable Class A, Class M and/or Class B Certificateholders to receive the Shortfall Carryforward Amounts and the right of the Certificate Insurer to receive the Pool Carry-Forward Amounts relating to Pool I and Pool II;

     (c) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

     (d) (i) to make investments in Permitted Instruments and (ii) to pay to itself, as permitted by Section 5.03(d), interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the applicable Principal and Interest Account;

     (e) to withdraw any funds deposited in the applicable Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

     (f) (i) to pay itself servicing compensation pursuant to Section 7.03 hereof or interest as permitted under the definition of Excess Proceeds or (ii) to pay the Remainder Excess Spread Amount with respect to any Remittance Date to itself and/or the Representative for any Reimbursable Amounts and the remainder to the Pool I and Pool II Co-Trustee for remittance to the Class X Certificateholders, as the case may be;

     (g) to withdraw amounts required to be deposited into the Servicing Account pursuant to Section 6.15(a).

     (h) to clear and terminate each Principal and Interest Account upon the termination of the related Trust Fund.

     So long as no default or Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained as an interest-bearing accounts meeting the requirements set forth in Section 5.03(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Instruments. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments must be held by or registered in the name of "The Money Store Inc. in trust for the registered holders of The Money Store Asset Backed Certificates, Series 1998-B." All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from either Principal and Interest Account pursuant to clause (d)(ii) above. The amount of any losses incurred in connection with the investment of funds in the applicable Principal and Interest Account in Permitted Instruments shall be deposited in the applicable Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

     Section 5.05 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

     With respect to each Mortgage Loan which is a first Mortgage Loan, or as to which the Servicer has advanced the outstanding principal balance of any Prior Lien pursuant to Section 5.14 or as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage (provided, however, that to the extent the Servicer advances its own funds, such advances shall constitute "Servicing Advances"). To the extent that a Mortgage does not provide for escrow payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. Notwithstanding anything contained herein to the contrary, the Servicer may choose not to make the payments described above on a timely basis, provided that collections on the related Mortgage Loan that are required to be remitted to the Trust Fund would not be reduced, as a result of such failure to timely pay, from the amount that would otherwise be remitted to the Trust Fund; provided further, however, that this provision shall not have the effect of permitting the Servicer to take, or fail to take, any action in respect of the payments described herein that would adversely affect the interest of the Trust Fund in any Mortgaged Property.

     Section 5.06 TRANSFER OF ACCOUNTS.

     The Servicer may, upon written prior notice to the Co-Trustees and the Certificate Insurer, transfer the Principal and Interest Account to a different Designated Depository Institution.

     Section 5.07 MAINTENANCE OF HAZARD INSURANCE.

     The Servicer shall cause to be maintained, subject to the provisions of
Section 5.08 hereof, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan and any Prior Lien, (b) the full insurable value of the premises securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan and any Prior Lien, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures) shall be deposited in the applicable Principal and Interest Account, subject to withdrawal pursuant to Section 5.04. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer.

     Section 5.08 MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Co-Trustees on behalf of the Certificateholders as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.07, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 5.07, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.07, and there shall have been a loss which would have been covered by such policy, deposit in the applicable Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Section 5.07 and the amount paid under such blanket policy. Upon the request of the Certificate Insurer or a Co-Trustee, the Servicer shall cause to be delivered to the Certificate Insurer and such Co-Trustee, as the case may be, a certified true copy of such policy. The current issuer of such policy is Lloyds of London.

     Section 5.09 FIDELITY BOND.

     The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount equal to $1,500,000, and a maximum deductible of $100,000, if commercially available, with coverage on all employees acting in any capacity requiring them to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). The fidelity bond shall insure the Co-Trustees and their respective officers, and employees, against losses resulting from forgery, theft, embezzlement or fraud, by such Servicer Employees. The errors and omissions policy shall insure against losses resulting from the errors, omissions and negligent acts of such Servicer Employees. No provision of this Section 5.09 requiring such fidelity bond and errors and omissions insurance shall relieve the Servicer from its duties as set forth in this Agreement. Upon the request of a Co-Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to such Co-Trustee or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy. The current issuer of such fidelity bond and insurance policy is National Union Fire Insurance Company of Pittsburgh, Pennsylvania.

     Section 5.10 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

     In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall, subject to Section 12.10, be taken in the name of the Pool I and Pool II Co-Trustee (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) for the benefit of the applicable Certificateholders.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Certificate Insurer (with respect to any REO Property that was a Pool I or Pool II Mortgage Loan) solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificate Insurer (with respect to any REO Property that was a Pool I or Pool II Mortgage Loan) and the Pool I, Pool II or Pool III Certificateholders, as the case may be.

     The Servicer shall cause to be deposited in the applicable Principal and Interest Account, no later than five Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property net of funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Pool I, Pool II or Pool III Certificateholders, as the case may be and (with respect to any REO Property that was a Pool I or Pool II Mortgage Loan) the Certificate Insurer. The proceeds of sale of the REO Property shall be promptly deposited in the Principal and Interest Account as received from time to time and, as soon as practicable thereafter, the expenses of such sale shall be paid, the Servicer shall, subject to Section 5.04, reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, unpaid Contingency Fees and unreimbursed Monthly Advances, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of such sale to be distributed to the Pool I, Pool II or Pool III Certificateholders, as the case may be, in accordance with Section 6.08 hereof.

     In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property before the end of the third calendar year following the year of its acquisition unless the Servicer shall have received an Opinion of Counsel also addressed to the applicable Co-Trustee and the Certificate Insurer (if such Mortgage Loan is a Pool I or Pool II Mortgage Loan) to the effect that the holding of such Mortgaged Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in section 860F of the Code or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Pool I, Pool II, Pool III or Class X Certificates are outstanding. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund, and no construction shall take place on such Mortgaged Property, in such a manner or pursuant to any terms that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than the three calendar year period referred to above is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Pool I and Pool II Co-Trustee and the Certificate Insurer (with respect to a Pool I or Pool II Mortgage Loan) or the Pool III Co-Trustee (with respect to a Pool III Mortgage Loan) and shall report monthly to the applicable Co-Trustee as to the progress being made in selling such REO Property.

     Section 5.11 CERTAIN TAX INFORMATION.

     The Servicer shall furnish (a) any information which may be required under the Code including the computation of the present value of the "excess inclusions" (as defined in Section 860E of the Code) with respect to any transfer of a Class R Certificate, and, upon request, shall provide such information to any Holder of a Class R Certificate and to the Internal Revenue Service within 60 days of such request for a reasonable fee and (b) the information required to be furnished pursuant to Sections 1.860F-4 and 1.6049-7 of the Regulations.

     Section 5.12 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment provided that the Servicer determines such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 5.04(b) hereof.

     Section 5.13 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

     The Servicer shall provide to the Co-Trustees, the Certificateholders, the Certificate Insurer, the FDIC, the Office of Thrift Supervision and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 5.14 SUPERIOR LIENS.

     The Servicer shall file of record a request for notice of any action by a superior lienholder under a Prior Lien for the protection of the Pool I and Pool II Co-Trustee's interest (or, with respect to a Pool III Mortgage Loan, the Pool III Co-Trustee), where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

     If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by any Prior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and the Certificate Insurer, in the case of Pool I or Pool II Mortgage Loans, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. The Servicer shall immediately notify the Pool I and Pool II Co-Trustee and the Certificate Insurer (with respect to a Pool I or Pool II Mortgage Loan) or the Pool III Co-Trustee (with respect to a Pool III Mortgage Loan) of any such action or circumstances. The Servicer will advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer, in the case of Pool I or Pool II Mortgage Loans, and the related Certificateholders. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

     Section 5.15 DUTIES OF THE CLAIMS ADMINISTRATOR.

     (a) In connection with each FHA Loan, the Representative, the Servicer, the Claims Administrator, the FHA Custodian and the Originators will comply at all times with the provisions of Title I and the rules and regulations promulgated thereunder in servicing each FHA Loan and making claims for reimbursement with respect to each FHA Loan, and the FHA Custodian will at all times hold a valid Contract of Insurance from the FHA for such purposes (unless such Contract of Insurance is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans).

     (b) If any FHA Loan becomes a 90 Day Delinquent FHA Loan, and if sufficient, coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator, on behalf of the FHA Custodian, may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will notify FUNB, the Pool III Co-Trustee and the FHA Custodian no later than the Determination Date following such determination by an Officer's Certificate in the form of Exhibit J-1 hereto and shall request delivery of the related Trustee's Mortgage File. Upon receipt of such certification and request, the Pool III Co-Trustee shall, no later than the later of the related Remittance Date and the date that is three Business Days after the request is received, release to FUNB, for delivery to the Claims Administrator, the related Trustee's Mortgage File and the Pool III Co-Trustee and the FHA Custodian shall execute and deliver such instruments furnished by the Claims Administrator or FUNB necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the FHA Custodian. Within 120 days of its receipt of the related Trustee's Mortgage File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to FUNB, for delivery to the Pool III Co-Trustee, the related Trustee's Mortgage File.

     (c) With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator pursuant to clause (b) above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt the following amounts (such amounts to be net of any amounts that would be reimbursable to the Servicer under Section 5.04(b) with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the Mortgaged Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Mortgage File is returned to the Pool III Co-Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referenced to herein as "Related Payments").

     (d) If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Claims Administrator shall not request the transfer of such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings on the related Mortgaged Property.

     (e) If a Claim is rejected by the FHA and if the Claims Administrator is no longer The Money Store Inc., the Claims Administrator shall promptly notify the Servicer and the Representative of such rejection. Further, if a Claim is rejected by the FHA, other than as a result of depletion of the Reserve Amount, the related Originator shall be deemed to have breached its representation and warranty contained in Section 3.02 (nnn) and the Representative shall be required to repurchase the related 90 Day Delinquent FHA Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, an amount and in the manner specified in Section 2.05(b).

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

     Section 6.01 ESTABLISHMENT OF CERTIFICATE ACCOUNTS; DEPOSITS IN CERTIFICATE ACCOUNTS; PERMITTED WITHDRAWALS FROM CERTIFICATE Accounts.

     (a) No later than the Closing Date, (i) the Pool I and Pool II Co-Trustee will establish and maintain with itself in its trust department two separate trust accounts, which shall not be interest-bearing, titled "TMS Certificate Account 1998-B-I" and "TMS Certificate Account 1998-B-II," and (ii) the Pool
III Co-Trustee will establish and maintain with itself in its trust department a separate trust account, which shall not be interest bearing, titled "TMS Certificate Account 1998-B-III" (each a "Certificate Account" and together, the "Certificate Accounts"). The Co-Trustees shall, promptly upon receipt, deposit in the applicable Certificate Account and retain therein:

          (i) the Pool Available Remittance Amount of the related Pool (net of the amount of Monthly Advances and Compensating Interest deposited pursuant to subclause (ii) below) plus the Excess Spread and any Subordination Reduction Amounts with respect to the Mortgage Loans of the related Pool remitted to the applicable Co-Trustee by the Servicer;

          (ii) the Compensating Interest and the portion of the Monthly Advance based on the Class Adjusted Mortgage Loan Remittance Rates for the Classes of Pool I Certificates, in the case of Pool I, the Class Adjusted Mortgage Loan Remittance Rates for the Classes of Pool II Certificates, in the case of Pool II, and the Class Adjusted Mortgage Loan Remittance Rates for the Classes of Pool III Certificates, in the case of Pool III, remitted to the applicable Co-Trustee by the Servicer;

          (iii) amounts transferred from the Spread Account pursuant to Section 6.05(b)(iii) and Insured Payments received by the applicable Co-Trustee after a claim pursuant to Section 6.08(c); and

          (iv) amounts required to be paid by the Servicer pursuant to Section 6.07(e) in connection with losses on investments of amounts in the applicable Certificate Account.

     (b) Amounts on deposit in each Certificate Account shall be withdrawn on each Remittance Date by the following parties in the following order of priority (provided that only amounts on deposit in the Certificate Account relating to
(x) Pool I and Pool II shall be withdrawn to make deposits pursuant to subclause
(i), and (y) Pool III shall be withdrawn pursuant to subclause (ii) below):

          (i) by the Pool I and Pool II Co-Trustee, to make deposits in the applicable Insurance Account pursuant to Section 6.04(a)(i);

          (ii) by the Pool III Co-Trustee, to make deposits in the FHA Premium Account pursuant to Section 6.06(a)(i);

          (iii) [Reserved];

          (iv) by the applicable Co-Trustee, or the applicable Paying Agent on its behalf, to effect the applicable distributions described in Section 6.08(d);

and also, in no particular order of priority:

          (v) by the applicable Co-Trustee, to invest amounts on deposit in the applicable Certificate Account in Permitted Instruments pursuant to Section 6.07;

          (vi) by the applicable Co-Trustee, to pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

          (vii) by the applicable Co-Trustee, to withdraw any amount not required to be deposited in the applicable Certificate Account or deposited therein in error; and

          (viii) by the applicable Co-Trustee, to clear and terminate the applicable Certificate Account upon the termination of the related Trust Fund in accordance with the terms of Section 11.01 hereof.

     Section 6.02 [Reserved]

     Section 6.03 ESTABLISHMENT OF EXPENSE ACCOUNTS; DEPOSITS IN EXPENSE ACCOUNTS; PERMITTED WITHDRAWALS FROM EXPENSE ACCOUNTS.

     (a) No later than the Closing Date, (i) the Pool I and Pool II Co-Trustee will establish with itself in its trust department two separate trust accounts, which shall not be interest-bearing, titled "TMS Expense Account 1998-B-I" and "TMS Expense Account 1998-B-II," and (ii) the Pool III Co-Trustee will establish and maintain with itself in its trust department a separate trust account, which shall not be interest-bearing, titled "TMS Expense Account 1998-B-III" (each, an "Expense Account" and together the "Expense Accounts"). The applicable Co-Trustee shall deposit into the applicable Expense Account:

          (i) on each Remittance Date from the amounts on deposit in the applicable Certificate Account an amount equal to one-twelfth of that portion of the Annual Expense Escrow Amount (as determined by the Servicer or the Trust Administrator( relating to the Pool I, Pool II or Pool III Mortgage Loans, as the case may be, subject to the provisions of Section 6.08(d); and

          (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.07(e) in connection with losses on investments of amounts in the applicable Expense Account.

If, at any time the aggregate amount then on deposit in the Expense Accounts shall be insufficient to pay in full the fees and expenses of the Co-Trustees, the FHA Custodian and the Trust Administrator (as calculated by the Servicer) then due with respect to the Trust Fund, the applicable Co-Trustee, FHA Custodian or Trust Administrator, as the case may be, shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the applicable Co-Trustee for deposit in the applicable Expense Accounts. Thereafter, the Servicer shall be entitled to reimbursement from the applicable Expense Account for the amount of any such advance from any excess funds available pursuant to subclause (c)(ii) below. Without limiting the obligation of the Servicer to advance such insufficiency, in the event the Servicer does not advance the full amount of such insufficiency by the Business Day immediately preceding the Determination Date, the amount of such insufficiency shall be deposited into the applicable Expense Account for payment to the applicable Co-Trustee, the FHA Custodian or the Trust Administrator, as the case may be, pursuant to Section 6.08(d)(X)(i), or 6.08(d)(Z)(i), as the case may be, to the extent of available funds in the applicable Certificate Account.

     (b) The Co-Trustees may invest amounts on deposit in each Expense Account in Permitted Instruments pursuant to Section 6.07 hereof, and the Co-Trustees shall withdraw amounts on deposit in the applicable Expense Account to:

          (i) pay the applicable Co-Trustee's, the FHA Custodian's and the Trust Administrator's fees and expenses with respect to the Trust Fund in accordance with written instructions provided by the Servicer or the Trust Administrator;

          (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

          (iii) to withdraw any amounts not required to be deposited in the applicable Expense Account or deposited therein in error; and

          (iv) to clear and terminate the applicable Expense Account upon the termination of the Trust Fund in accordance with Section 11.01 hereof.

     (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Co-Trustees shall determine that all payments required to be made during the prior twelve month period pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and, if all such payments have been made, from the amounts remaining in the applicable Expense Account, the applicable Co-Trustee shall (in the following order of priority):

          (i) reimburse the Servicer and/or the Representative, for reimbursable advances made pursuant to Section 9.01;

          (ii) reimburse the Servicer for advances made by it pursuant to the last paragraph of subclause (a) above; and

          (iii) remit to the Servicer as additional servicing compensation any amounts remaining in any Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii), (b)(iii), (c)(i) and (c)(ii), above.

     Section 6.04 ESTABLISHMENT OF INSURANCE ACCOUNTS; DEPOSITS IN INSURANCE ACCOUNTS; PERMITTED WITHDRAWALS FROM INSURANCE ACCOUNTS.

     (a) No later than the Closing Date, the Pool I and Pool II Co-Trustee will establish with itself in its trust department two separate trust accounts for the benefit of the Certificate Insurer, titled "TMS MBIA Insurance Account 1998-B-I" and "TMS MBIA Insurance Account 1998-B-II" (each an "Insurance Account, and together, the "Insurance Accounts"). The Pool I and Pool II Co-Trustee shall deposit into the applicable Insurance Account:

          (i) on each Remittance Date, prior to making the remittances required pursuant to Section 6.08(d)(X), from the applicable Certificate Account an amount equal to the Premium Deposit Amount relating to the Pool I or Pool II Certificates, as the case may be; and

          (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.07(e) in connection with losses on investments of amounts in the applicable Insurance Account.

If at any time that a Monthly Premium is due, the aggregate amount then on deposit in the Insurance Accounts is insufficient to pay in full the Monthly Premium then due with respect to the Pool I and Pool II Certificates pursuant to the terms of the Insurance Agreement, the Certificate Insurer shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the Pool I and Pool II Co-Trustee for deposit in the Insurance Accounts, pro rata in accordance with the amounts then on deposit in each such Insurance Account. Thereafter, the Servicer shall be entitled to reimbursement from the applicable Insurance Account for the amount of any such advance from moneys on deposit therein not related to the Premium Deposit Amount necessary to make timely payment of the next Monthly Premium.

     (b) The Pool I and Pool II Co-Trustee may invest amounts on deposit in each Insurance Account in Permitted Instruments pursuant to Section 6.07, and the Pool I and Pool II Co-Trustee shall withdraw amounts on deposit in the applicable Insurance Account to:

          (i) remit on a monthly basis sufficient funds to the Insurance Paying Agent to pay the Certificate Insurer the Monthly Premium with respect to the Pool I or Pool II Certificates, as the case may be, on each Remittance Date commencing in May 1998 as required by the Insurance Agreement;

          (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

          (iii) withdraw amounts not required to be deposited in the applicable Insurance Account or deposited therein in error; and

          (iv) reimburse the Servicer for advances made by it pursuant to the last paragraph of subclause (a) above to the extent such funds are not needed to pay the Monthly Premium.

     If sufficient funds are available in the Insurance Account to timely pay the Monthly Premium, the Pool I and Pool II Co-Trustee has received from the Servicer any information necessary to determine the amount of the Monthly Premium and the Pool I and Pool II Co-Trustee and the Insurance Paying Agent (if the Insurance Paying Agent and the Pool I and Pool II Co-Trustee are the same party) fail to timely remit the Monthly Premium to the Certificate Insurer from funds on deposit in the Insurance Account in accordance with subsections (a) and
(b) above, the Pool I and Pool II Co-Trustee shall, contemporaneous with the payment of the Monthly Premium, pay to the Certificate Insurer from its own funds, for which reimbursement shall not be available, interest on the Monthly Premium at the Prime Rate published in the most recent Wall Street Journal plus 3.0% for each day that the Monthly Premium is not paid to the Certificate Insurer.

     Section 6.05 ESTABLISHMENT OF SPREAD ACCOUNT; DEPOSITS IN SPREAD ACCOUNT; PERMITTED WITHDRAWALS FROM SPREAD ACCOUNT.

     (a) If required by the Certificate Insurer, the Representative shall, no later than the Closing Date, establish and maintain with the Pool I and Pool II Co-Trustee in its trust department a trust account, which shall not be interest-bearing, titled "TMS Spread Account 1998-B" (the "Spread Account").
The Spread Account shall constitute part of the Trust Fund but shall not be an asset of either REMIC I or REMIC II. It is an outside reserve fund, the owners of which are the Holders of the Class X Certificates and for federal tax purposes, amounts, if any, transferred by REMIC I to the Spread Account are treated as distributed by REMIC I to the Holders of the Class X Certificates. The Pool I and Pool II Co-Trustee shall, promptly upon receipt, deposit into the Spread Account:

          (i) on the Closing Date, an amount equal to $0 ($0 of which will be allocated to Pool I and $0 of which will be allocated to Pool II);

          (ii) [Reserved];

          (iii) [Reserved];

          (iv) [Reserved];

          (v) [Reserved]; and

          (vi) amounts, if any, received pursuant to Section 6.14(b)(v).

     (b) The Pool I and Pool II Co-Trustee may invest amounts on deposit in the Spread Account in Permitted Instruments pursuant to Section 6.07, and the Pool I and Pool II Co-Trustee shall withdraw amounts on deposit in the Spread Account to:

          (i) [Reserved];

          (ii) deposit in the applicable Certificate Account on any Remittance Date an amount equal to (x) the amount of any Insured Payment otherwise required with respect to such Remittance Date and (y) the aggregate Subordinated Deficiency Amounts for Pool I and Pool II for such Remittance Date (to be allocated pro rata based upon such amounts);

          (iii) on any Remittance Date for which the Pool Subordinated Amount for Pool I and Pool II exceeds its respective Specified Subordinated Amount and the amount deposited into the Spread Account pursuant to Section 6.14(b)(v) equals the full amount required to be deposited pursuant thereto, distribute the excess, if any, of the Pool Subordinated Amounts for Pool I and Pool II for such Remittance Date over the Pool I and Pool II Specified Subordinated Amounts, respectively, for such Remittance Date, to the Holders of the Class X Certificates (provided, however, that any such excess shall be applied first to the payment of the Certificateholders of the other such Pool in an amount up to the Subordinated Deficiency Amount with respect to such Pool (allocated among the Certificates in Pool I in the same order principal payments are made with respect to Pool I) pursuant to Section 6.14(b)(vii) and then to the payment of any Subordination Deficit with respect to Pool I and/or Pool II and/or any current Realized Loss which would otherwise be allocated to Pool III in reduction of the Class Principal Balances of the Certificates thereof, pro rata based upon the amounts so required by each such Pool of Certificates) in accordance with Section 6.14(b)(ix) hereof);

          (iv) distribute to the Holders of the Class X Certificates such amounts then remaining on deposit in the Spread Account as the Certificate Insurer may consent to in writing;

          (v) withdraw any amounts not required to be deposited in the Spread Account or deposited therein in error; and

          (vi) subject to subsection (c) below, distribute to the Holders of the Class X Certificates any amounts remaining in the Spread Account upon the termination of this Agreement in accordance with Section 11.01 hereof.

     Section 6.06 ESTABLISHMENT OF FHA PREMIUM ACCOUNT; DEPOSITS IN FHA PREMIUM ACCOUNT; PERMITTED WITHDRAWALS FROM FHA PREMIUM ACCOUNT.

     (a) No later than the Closing Date, the Pool III Co-Trustee will establish with itself in its trust department a trust account, which shall not be interest bearing, titled "TMS FHA Premium Account 1998-B" (the "FHA Premium Account"). The FHA Premium Account shall not be available for payment of Certificates. The Pool III Co-Trustee shall deposit into the FHA Premium Account:

          (i) on each Remittance Date, prior to making the remittances required pursuant to Section 6.08(c), upon receipt from the applicable Certificate Account, an amount equal to the FHA Premium Amount as specified by the Servicer or the Claims Administrator; and

          (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.07(e) in connection with losses on investments of amounts in the FHA Premium Account.

If the Servicer fails to pay the FHA Insurance Premium with respect to an FHA Loan in accordance with Section 5.01 hereof, the Pool III Co-Trustee shall, upon written instructions from the Servicer, withdraw an amount from the FHA Premium Account sufficient to pay in full the FHA Insurance Premium as specified by the Servicer or the Claims Administrator then due.

     (b) The Pool III Co-Trustee may invest amounts on deposit in the FHA Premium Account in Permitted Instruments pursuant to Section 6.07, and the Pool III Co-Trustee shall withdraw amounts on deposit in the FHA Premium Account to:

          (i) remit, upon certification by the Servicer of payment made to the FHA, funds requested by the Servicer (including any successor to the Servicer appointed pursuant to Section 10.02) as reimbursement for the FHA Insurance Premiums paid by the Servicer, or remit to the FHA amounts payable in respect of FHA Insurance Premiums pursuant to the last paragraph of subclause (a) above;

          (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

          (iii) withdraw amounts not required to be deposited in the FHA Premium Account or deposited therein in error; and

          (iv) [Reserved]

          (v) clear and terminate the FHA Premium Account upon the termination of this Agreement in accordance with the terms of Section 11.01 hereof.

     Section 6.07 INVESTMENT OF ACCOUNTS.

     (a) So long as no default or Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by a Co-Trustee shall be invested and reinvested by such Co-Trustee as directed in writing by the Servicer, in one or more Permitted Instruments bearing interest or sold at a discount. No such investment in the Certificate Accounts shall mature later than the Business Day immediately preceding the next Remittance Date and no such investment in the Insurance Accounts, Expense Accounts, FHA Premium Account or Spread Account shall mature later than the Business Day immediately preceding the date such funds will be needed to pay fees or premiums or be transferred to the applicable Certificate Account, as the case may be; PROVIDED, HOWEVER, a Co-Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as a Permitted Instrument and any investment on which the Pool I and Pool II Co-Trustee is the obligor may mature on such Remittance Date or date when needed, as the case may be.

     (b) If any amounts are needed for disbursement from any Account held by a Co-Trustee and sufficient uninvested funds are not available to make such disbursement, such Co-Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Co-Trustees shall not be liable for any investment loss or other charge resulting therefrom.

     (c) Subject to Section 12.01 hereof, the Co-Trustees shall not in any way be held liable by reason of any insufficiency in any Account held by the Co-Trustees resulting from any investment loss on any Permitted Instrument included therein (except to the extent that a Co-Trustee is the obligor thereon).

     (d) The Co-Trustees shall invest and reinvest funds in the Accounts held by them to the fullest extent practicable, in such manner as the Servicer shall from time to time direct in writing, but only in one or more Permitted Instruments.

     (e) All income or other gain from investments in any Account held by a Co-Trustee shall be deposited in such Account, immediately on receipt, and such Co-Trustee shall notify the Servicer of any loss resulting from such investments. The Servicer shall remit the amount of any such loss from its own funds, without reimbursement therefor, to the applicable Co-Trustee for deposit in the Account from which the related funds were withdrawn for investment by the next Determination Date following receipt by the Servicer of such notice.

     Section 6.08 PRIORITY AND SUBORDINATION OF DISTRIBUTIONS.

     (a) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Class X and Class R Certificateholders to receive distributions in respect of the Class X and Class R Certificates, respectively, and all ownership interests of the Class X and Class R Certificateholders in and to such distributions, shall be subject and subordinate to the preferential rights of the Class A, Class M and Class B Certificateholders, to receive distributions in respect of the Class A, Class M and Class B Certificates, respectively, and the ownership interests of the Class A, Class M and Class B Certificateholders, respectively, in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Class X and Class R Certificateholders in amounts deposited in the applicable Principal and Interest Account or in any Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class X and Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Class X and Class R Certificateholders shall not be required to refund any amount properly distributed on the Class X and Class R Certificates.

     (b) [Reserved]

     (c) As soon as possible, and in no event later than 10:00 a.m. New York time on the Business Day immediately preceding each Remittance Date, the Pool I and Pool II Co-Trustee shall furnish the Certificate Insurer and the Servicer with a completed notice in the form set forth as Exhibit L (the "Notice") hereto, which will be based upon the information set forth in the Servicer's Certificate, in the event that an Event of Nonpayment will occur with respect to such Remittance Date. The Notice shall specify the total amount of the Insured Payment to be paid on the applicable Remittance Date, stated separately for each Class of Pool I or Pool II Certificates, as applicable, and shall constitute a claim for an Insured Payment pursuant to the applicable Certificate Insurance Policy. The Certificate Insurer shall remit or cause to be remitted to the Insurance Paying Agent the amount of the Insured Payment. Upon receipt of such Insured Payment by the Insurance Paying Agent on behalf of the Holders of the respective Class of Pool I or Pool II Certificates under the applicable Certificate Insurance Policy, it shall remit such amounts to the Pool I and Pool II Co-Trustee who shall deposit such Insured Payment in the applicable Certificate Account and shall distribute such Insured Payment in accordance with Sections 6.08(d)(X) and (e) hereof.

     Notwithstanding the foregoing, if an Event of Nonpayment with respect to Pool I or Pool II will occur with respect to a Remittance Date and funds are on deposit in the Spread Account, the amount of the Insured Payment shall be reduced up to the amount then on deposit in the Spread Account. Pursuant to
Section 6.05(b)(ii), the Pool I and Pool II Co-Trustee shall, on such Remittance Date, transfer such amount to the applicable Certificate Account from the Spread Account.

     The Pool I and Pool II Co-Trustee shall serve as Insurance Paying Agent hereunder for so long as a Certificate Insurance Policy shall remain in effect; PROVIDED, HOWEVER, that the Insurance Paying Agent may be located in another jurisdiction with the written consent of the Certificate Insurer. The Insurance Paying Agent shall act as the agent of the Pool I and Pool II Co-Trustee and shall (i) pay amounts required by Section 6.04(b)(i) hereof to the Certificate Insurer, (ii) pay Insured Payments received from the Certificate Insurer as the Pool I and Pool II Co-Trustee shall direct and (iii) take such other actions with respect to the Certificate Insurer and the Certificate Insurance Policies as the Pool I and Pool II Co-Trustee shall direct. The Pool I and Pool II Co-Trustee shall act initially as the Insurance Paying Agent.

     The Pool I and Pool II Co-Trustee shall receive through the Insurance Paying Agent, as attorney-in-fact of each Holder of Pool I or Pool II Certificates, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of Pool I or Pool II Certificates in accordance with the provisions of this Section 6.08. Insured Payments disbursed by the Pool I and Pool II Co-Trustee from proceeds of the Certificate Insurance Policies shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to such Pool I or Pool II Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts of Insured Payments due from the Trust Fund in respect of such Certificates. The Pool I and Pool II Co-Trustee hereby agrees on behalf of each Holder of Pool I or Pool II Certificates for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Insurance Paying Agent), to the Pool I or Pool II Certificateholders, the Certificate Insurer will be subrogated to the rights of the such Pool I or Pool II Certificateholders with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Certificateholder of the related Class, and shall receive the Pool Carry-Forward Amounts of the related Pools in accordance with Section 6.08(d)(X) below until all such Insured Payments by the Certificate Insurer have been fully reimbursed. To evidence such subrogation, the Pool I and Pool II Co-Trustee shall, or shall cause the applicable Certificate Registrar to, note the Certificate Insurer's rights as subrogee on the registration books maintained by the Pool I and Pool II Co-Trustee or the applicable Certificate Registrar upon receipt from the Certificate Insurer of proof of payment of any Insured Payment.

     Each Pool I or Pool II Certificateholder shall promptly (i) notify the Pool I and Pool II Co-Trustee in writing upon the receipt of a court order to the effect that any amounts described in Clause (iv) of the definition of Pool Remittance Amount constitute a voidable preference pursuant to the United States Bankruptcy Code and (ii) shall enclose a certified copy of such order with such notice to the Pool I and Pool II Co-Trustee.

     (d) (X) With respect to Pool I and Pool II, on each Remittance Date, and after making the allocations set forth in Section 6.14, the Pool I and Pool II Co-Trustee shall withdraw from the applicable Certificate Account the sum of (i) the Pool Available Amount for each such Pool and (ii) the Remainder Excess Spread Amount for each such Pool, net of reimbursements to the Servicer or the Representative for Reimbursable Advances pursuant to Section 5.04(f), and make distributions thereof in the following order of priority (based solely upon information received from the Servicer):

          (i) to the Expense Account relating to Pool I or Pool II, an amount equal to one-twelfth of the Annual Expense Escrow Amount with respect to the Mortgage Loans of the related Pool, plus any amount required to be paid to the Pool I and Pool II Co-Trustee or the Trust Administrator pursuant to
     Section 6.03(a) resulting from insufficiencies in the applicable Expense Account;

          (ii) then to the Certificateholders of each such Pool, the lesser of the Pool Available Amount for the related Pool less the amount applied under clause (i) with respect to such Pool and the Pool Remittance Amount for the related Pool first in payment of the applicable Class Current Interest Requirements and then in reduction of the applicable Class Principal Balances of the applicable Certificates;

          (iii) then to the Servicer and/or the Representative, an amount, if any, equal to the Reimbursable Amounts with respect to the applicable Pool to the extent the Servicer has not previously netted such amounts from Monthly Payments;

          (iv) [Reserved];

          (v) then to the Class X Certificateholders, an amount equal to the sum of the Pool Remaining Amount Available for Pool I and the Pool Remaining Amount Available for Pool II and;

          (vi) then to the Class R-2 Certificateholders, any remainder.

     (I) On each Remittance Date, the amount to be distributed to the Pool I Certificates pursuant to clause (ii) above will be allocated in the following order of priority:

     (A) first, concurrently to the Certificateholders of each Class of Pool I Certificates, the applicable Class Current Interest Requirement for such Remittance Date, pro rata in accordance with such Class Current Interest Requirements;

     (B) second, to the Class AF-8 and Class AF-9 Certificateholders, sequentially in that order, until the Class Principal Balance of each such Class is reduced to zero, an amount equal to the NAS Class Principal Distribution Amount for such Remittance Date; and

     (C) third, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8 and Class AF-9 Certificateholders, sequentially in that order, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A) and (B) above, until the Class Principal Balance of each such Class (in ascending order of numerical designation) is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Certificateholders.

     (II) On each Remittance Date, the amount to be distributed to the Pool II Certificates pursuant to clause (ii) above will be allocated in the following order of priority:

     (A) first, to the Certificateholders of the Class AV Certificates, the Class Current Interest Requirement for the Class AV Certificates for such Remittance Date; and

     (B) second, to the Class AV Certificateholders, the excess, if any, of the amount to be distributed to the Pool II Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class Principal Balance of such Class is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Certificateholders.

     (Y) [Reserved]

     (Z) With respect to Pool III, on each Remittance Date, and after making the allocations set forth in Section 6.14, the Pool III Co-Trustee shall withdraw from the applicable Certificate Account the Pool Available Amount for such Pool, net of reimbursements to the Servicer or the Representative for Reimbursable Advances pursuant to Section 5.04(f) and net of amounts withdrawn pursuant to
Section 6.01(b)(ii) to make deposits to the FHA Premium Account, and make distributions thereof in the following order of priority (based solely upon information provided by the Servicer or Trust Administrator):

          (i) to the Expense Account relating to Pool III, an amount equal to one-twelfth of the Annual Expense Escrow Amount with respect to the Pool III Mortgage Loans, plus any amount required to be paid to the Pool III Co-Trustee, the Trust Administrator or the FHA Custodian pursuant to
     Section 6.03(a) resulting from insufficiencies in such Expense Account;

          (ii) after the payment of the amounts specified in clause (i) above, to pay the Class Current Interest Requirement concurrently to the Holders of the Pool III Class A Certificates, pro rata to each Class of Pool III Class A Certificates in accordance with their respective Class Current Interest Requirements;

          (iii) after payment of the amounts specified in clauses (i) and (ii) above, to pay the Class Current Interest Requirement for the Pool III Class M Certificates as follows and in the following order of priority:

          (A) the Class Current Interest Requirement applicable to the Class MH-1 Certificates to the Holders of the Class MH-1 Certificates; and

          (B) the Class Current Interest Distribution Requirement applicable to the Class MH-2 Certificates to the Holders of the Class MH-2 Certificates;

          (iv) after payment of the amounts specified in clauses (i), (ii) and
     (iii) above, to pay the Class Current Interest Requirement applicable to the Pool III Class B Certificates to the Holders of the Class BH Certificates;

          (v) after payment of the amounts specified in clauses (i) through (iv) above, to pay the Pool III Class A Pool Principal Distribution Amount sequentially to the Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5 and Class AH-6 Certificateholders, in that order of priority, but in no event will any Class of Pool III Class A Certificates be paid more than is necessary to reduce the Class Principal Balance of such Class to zero; PROVIDED, HOWEVER, that on each Remittance Date on and after the Remittance Date on which the Class Principal Balances of the Pool III Class M and Pool III Class B Certificates have been reduced to zero, amounts paid to the Pool III Class A Certificateholders pursuant to this clause (v) shall be paid pro rata to each Class of Pool III Class A Certificates based upon the Class Principal Balance of each such Class of Pool III Class A Certificates;

          (vi) after payment of the amounts specified in clauses (i) through (v) above, to pay the Class MH-1 Principal Distribution Amount to the Holders of the Class MH-1 Certificates, but in no event more than is necessary to reduce the Class Principal Balance of the Class MH-1 Certificates to zero;

          (vii) after payment of the amounts specified in clauses (i) through
     (vi) above, to pay the Class MH-2 Principal Distribution Amount to the Holders of the Class MH-2 Certificates, but in no event more than is necessary to reduce the Class Principal Balance of the Class MH-2 Certificates to zero;

          (viii) after payment of the amounts specified in clauses (i) through
     (vii) above, to pay the Class BH Principal Distribution Amount for Pool III to the Holders of the Class BH Certificates, but in no event more than is necessary to reduce the Class Principal Balance of the Class BH Certificates to zero;

          (ix) after payment of the amounts specified in clauses (i) through
     (viii) above, to pay any Interest Shortfall Carryforward Amounts applicable to the Pool III Class A Certificates concurrently to the Holders of the Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5 and Class AH-6 Certificates, pro rata to each Class of Pool III Class A Certificates in accordance with their respective Interest Shortfall Carryforward Amounts;

          (x) [Reserved]

          (xi) after payment of the amounts specified in clauses (i) through (x) above, to pay the Interest Shortfall Carryforward Amounts applicable to the Class MH-1 Certificates to the Holders of the Class MH-1 Certificates;

          (xii) after payment of the amounts specified in clauses (i) through
     (xi) above, to pay the Class MH-1 Realized Loss Amount to the Holders of the Class MH-1 Certificates;

          (xiii) after payment of the amounts specified in clauses (i) through
     (xii) above, to pay the Interest Shortfall Carryforward Amounts applicable to the Class MH-2 Certificates to the Holders of the Class MH-2 Certificates;

          (xiv) after payment of the amounts specified in clauses (i) through
     (xiii) above, to pay the Class MH-2 Realized Loss Amount to the Holders of the Class MH-2 Certificates;

          (xv) after payment of the amounts specified in clauses (i) through
     (xiv) above, to pay the Interest Shortfall Carryforward Amounts applicable to the Class BH Certificates to the Holders of the Class BH Certificates;

          (xvi) after payment of the amounts specified in clauses (i) through
     (xv) above, to pay the Class B Pool Realized Loss Amount for Pool III to the Holders of the Class BH Certificates;

          (xvii) after payment of the amounts specified in clauses (i) through
     (xvi) above, to the Servicer and/or the Representative, an amount, if any, equal to the Reimbursable Amounts with respect to Pool III to the extent the Servicer has not previously netted such amounts from Monthly Payments with respect to Pool III;

          (xviii) after payment of the amounts specified in clauses (i) through
     (xvii) above, to the Paying Agent for Pool I and Pool II for distribution to the Class X Certificateholders, the lesser of (i) the Pool Remaining Amount Available for Pool III and (ii) any interest accrued (and yet unpaid) with respect to the Class X Certificates in accordance with footnote (4) of Section 4.01(d); and

          (xix) after payment of the amounts specified in clauses (i) through (xviii) above, to the Paying Agent for Pool I and Pool II for distribution to the Class R-2 Certificateholders, any remainder.

     (e) All distributions made to the Certificateholders on each Remittance Date will be made on a pro rata basis among the Certificateholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall, except for the final payment on such Certificates, be made by wire transfer of immediately available funds to the account of such Certificateholder as shall appear on the Certificate Register without the presentation or surrender of the Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, at the expense of each such Certificateholder unless such Certificateholder shall own of record Certificates which have original principal amounts aggregating (i) at least $5,000,000 or
(ii) one of the two highest outstanding amounts less than $5,000,000.

     Section 6.09 ALLOCATION OF REALIZED LOSSES.

     (a) With respect to Pool I and Pool II, prior to each Determination Date, the Servicer shall determine the total amount of Realized Losses, if any, that occurred in the related Due Period for Pool I and Pool II. The amount of each Realized Loss shall be evidenced by an Officers' Certificate, stated separately for each Pool of Mortgage Loans, and, to the extent paid by the Certificate Insurer as an Insured Payment, shall constitute a Pool Carry-Forward Amount for the related Pool. Any Realized Losses relating to the Mortgage Loans of Pool I or Pool II shall be allocated to each outstanding Class of Certificates of such Pool (pro rata in the case of Pool I in accordance with the respective Class Principal Balances of each such Class), but only if and to the extent that the Certificateholders of such Pool did not receive Insured Payments in connection with the related Unrecovered Pool Portions on the Remittance Date on which a Subordination Deficit occurs. Further, any allocation of Realized Losses among a Class of Certificates shall be made on a pro rata basis among the Certificateholders of record of such Class on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates by reducing their respective Principal Balances by the amount so allocated, which allocation shall be deemed to have occurred on the related Remittance Date.

     (b) With respect to Pool III, on and after the Remittance Date on which the Pool Available Maximum Subordinated Amount for Pool III has been reduced to zero, (i) no further Interest Shortfall Carryforward Amounts or Unpaid Realized Loss Amounts for the Pool III Class M or Class B Certificates, respectively, shall be carried forward to succeeding Remittance Dates or be created as a result of shortfalls in the Pool Available Remittance Amount, and (ii) interest shall cease to accrue on all Interest Shortfall Carryforward Amounts remaining outstanding at the time the related Pool Available Maximum Subordinated Amount becomes zero.

     If on any Remittance Date after taking into account all Realized Losses experienced during the prior Due Period and after taking into account the distribution of principal (including the applicable Accelerated Principal Distribution Amount) with respect to the Pool III Certificates on such Remittance Date, the aggregate Class Principal Balance of the Pool III Certificates, as applicable exceeds the aggregate Principal Balance of the Pool III Mortgage Loans, respectively, as of the end of the related Due Period, then the Class Principal Balance of the Pool III Class M and/or Class B Certificates, as applicable, will be reduced (in effect, "written down") such that the level of the Spread Amount is zero, rather than negative. The resulting Pool Applied Realized Loss Amount for the applicable Class will be applied as a reduction in the Class Principal Balance of the related Pool III Class M and/or Class B Certificates in reverse order of seniority, I.E., first against the Class BH Class Principal Balance until it is reduced to zero, then against the Class MH-2 Class Principal Balance until it is reduced to zero, and then against the Class MH-1 Class Principal Balance until it is reduced to zero. In no event shall the Class Principal Balance of any Class A Certificate be written down as a result of applying Realized Losses.

     Once the Class Principal Balance of a Class of Pool III Class M and/or Class B Certificates, as applicable, has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Remittance Dates, be paid to Holders of the Pool III Class M and/or Class B Certificates which experienced the write down, in direct order of seniority as distributions on account of the related Class MH-1, Class MH-2 or Class BH Realized Loss Amounts, as applicable.

     Section 6.10 STATEMENTS.

     Each month, not later than 12:00 noon New York time on the Determination Date, the Trust Administrator shall deliver to the Certificate Insurer and to the Co-Trustees, by telecopy, for distribution to the Certificateholders, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof to be delivered on the Business Day following the Determination Date, a certificate signed by an officer of the Trust Administrator (a " Trust Administrator's Certificate") stating the date (day, month and year), the Series number of the Certificates, the date of this Agreement, and the following:

          (i) the Pool Available Remittance Amounts for each Pool for the related Remittance Date;

          (ii) the Class Principal Balances for each Class of Pool I, Pool II and Pool III Certificates as reported in the prior Servicer's Certificate pursuant to subclause (xv) below, or, in the case of the first Determination Date, the Original Principal Balance for each Class of Pool I, Pool II and Pool III Certificates;

          (iii) the Pool Principal Distribution Amounts for each Pool for the related Remittance Date, in the aggregate and listed separately for the portions relating to each Class of Pool I, Pool II and Pool III Certificates;

          (iv) the total amount of any Insured Payments included in the Pool Available Remittance Amount for Pool I or Pool II for the related Remittance Date;

          (v) the Subordinated Amount and Specified Subordinated Amount for the related Remittance Date, listed separately for each Pool and the Pool Available Maximum Subordinated Amount for Pool III;

          (vi) the number and Principal Balances of all Mortgage Loans in each Pool which were the subject of Principal Prepayments during the Due Period;

          (vii) the amount of all Curtailments which were received during the Due Period, stated separately for each Pool;

          (viii) the aggregate amount of all Excess Payments and the amounts of Monthly Payments in respect of principal received during the Due Period, stated separately for each Pool;

          (ix) the amount of interest received on the Mortgage Loans, stated separately for each Pool;

          (x) the amount of the Monthly Advances to be made on the Determination Date, the portion of the Monthly Advances to be deposited in the Certificate Accounts pursuant to Section 6.01(a)(ii), and the Compensating Interest payment to be made on the Determination Date, in each case stated separately for each Pool;

          (xi) the delinquency and foreclosure information set forth in the form attached hereto as Exhibit O, stated separately for each Pool;

          (xii) the amount of any Realized Losses incurred during the related Due Period, stated separately for each Pool;

          (xiii) the Pool Remittance Amounts for Pool I and Pool II and the Class Current Interest Requirement and the Pool Principal Distribution Amount for Pool III for the Remittance Date, in the aggregate and by component and listed separately for the portions relating to each Class of Certificates in the related Pool, and any Interest Shortfall Carryforward Amount or Pool Carry-Forward Amount, as the case may be, relating to each Class of Certificates;

          (xiv) the Reimbursable Amounts and the Class X Remittance Amount payable pursuant to Section 6.08(d)(X)(v) and Section 6.08(d)(Z)(xviii) with respect to the Remittance Date;

          (xv) the Class Principal Balance for each Class of Certificates and the Pool Principal Balance for each Pool after giving effect to the distribution to be made on the Remittance Date and after allocation of Realized Losses made on such Remittance Date;

          (xvi) the Monthly Excess Spread Percentage, the Excess Spread, and the Remainder Excess Spread Amount (in each case, in the aggregate and stated separately for each Pool);

          (xvii) the Cumulative Realized Losses, stated separately for each Pool, with respect to the Remittance Date;

          (xviii) the weighted average maturity and weighted average Interest Rate, stated separately for each Pool;

          (xix) the Servicing Fees, the Contingency Fees, and amounts to be deposited to the Expense Accounts, the Insurance Accounts and the FHA Premium Account, in each case, as applicable, stated separately for each Pool;

          (xx) the amount of all payments and reimbursements to the Servicer pursuant to Section 5.04(b), (c), (d)(ii), (e) and (f)(i), stated separately with respect to each Pool;

          (xxi) the Class Pool Factor for each Class determined using the balances in subclause (xv) above;

          (xxii) the weighted average Mortgage Interest Rate and Adjusted Mortgage Interest Rate of the Mortgage Loans for each Pool and the weighted average Class Adjusted Loan Remittance Rates for each Pool, in each case for the related Remittance Date, and the weighted average Mortgage Interest Rate for the prior three month period;

          (xxiii) the Class AV Remittance Rate with respect to the Remittance Date and if the Class AV Remittance Rate was based on the applicable Net Funds Cap, what it would have been if based on LIBOR plus the applicable Margin;

          (xxiv) the rate of LIBOR with respect to the Remittance Date;

          (xxv) the Net Funds Cap for the Class AV Certificates with respect to the Remittance Date;

          (xxvi) if the Remittance Rate for the Class AV Certificates for such Remittance Date is based on the Net Funds Cap, the amount of any Certificateholders' Interest Carryover for such Class for such Remittance Date;

          (xxvii) the amount of the distribution, if any, allocable to Certificateholders' Interest Carryover and the amount of any Certificateholders' Interest Carryover for all prior Remittance Dates after giving effect to such distribution (in each case, stated separately by Class and in the aggregate);

          (xxviii) whether the Trigger Event for Pool III is in effect;

          (xxix) the Senior Percentage and the Class B Pool Percentage for the current Remittance Date;

          (xxx) the amount of any Pool Applied Realized Loss Amount, Realized Loss Amount and Unpaid Realized Loss Amount for each Class of Pool III Certificates as of the close of such Remittance Date;

          (xxxi) the Accelerated Principal Distribution Amount for Pool III for such Remittance Date;

          (xxxii) the amount to be deposited into the FHA Premium Account on the related Remittance Date and the amount reimbursable to the Servicer from the FHA Premium Account pursuant to Section 6.06(b)(i);

          (xxxiii) The amount of FHA Payments and Related Payments received during the related Due Period, stated separately for each Pool;

          (xxxiv) The Reserve Amount for the related Remittance Date;

          (xxxv) Claims filed during the Due Period;

          (xxxvi) Claims paid during the Due Period;

          (xxxvii) Claims denied by the FHA during the Due Period;

          (xxxviii) Claims pending payment by the FHA during the Due Period; and

          (xxxix) The number and Principal Balance of all Defaulted Mortgage Loans purchased during the Due Period, stated separately for each Pool;

          (xl) Such other information as the Certificate Insurer and the Co-Trustees may reasonably require.

     Each Co-Trustee shall forward such report to the Certificateholders of the applicable Pool and, with respect to the report on the Pool I and Pool II Mortgage Loans, to the Certificate Insurer on the Remittance Date, together, if requested by a Certificateholder, with a separate report indicating the amount of funds deposited in each Certificate Account pursuant to Section 6.01(a)(iv); and the amounts which are reimbursable to the Servicer or the Representative, as appropriate, pursuant to Sections 6.03(c)(i), 6.03(c)(ii), 6.04(b)(iv), 6.08(d)(X)(iii), and 6.08(d)(Z) (all reports prepared by the Co-Trustees of such withdrawals and deposits will be based in whole or in part upon the information provided to the Co-Trustees by the Servicer, the Trust Administrator or the Claims Administrator).

     To the extent that there are inconsistencies between the telecopy of the Trust Administrator's Certificate and the hard copy thereof, the Co-Trustees shall be entitled to rely upon the telecopy. In the discretion of the Trust Administrator, in the case of certain information furnished pursuant to the above provisions, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class per $25,000 original dollar amount as of the Cut-Off Date.

     Each month, not later than the third Business Day prior to the Determination Date occurring in such month, the Servicer shall deliver to the Trust Administrator the Servicer's Monthly Computer Tape in the form attached hereto as Exhibit R (both in hard copy and in computer tape form).

     In making any payments or distributions required to be made by them pursuant to any of the provisions hereof, the Co-Trustees shall make such payments and distributions based solely upon the information contained in the applicable Trust Administrator's Certificate or, if such information is not included in the applicable Trust Administrator's Certificate, upon written instructions of the Servicer or the Trust Administrator. The Co-Trustees may rely fully upon and shall have no liability with respect to any such information provided to them by the Servicer or the Trust Administrator. Neither Co-Trustee shall be obligated to verify, recompute, reconcile or confirm any information contained in any Trust Administrator's Certificate or otherwise provided by the Trust Administrator or the Servicer.

     (a) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to the Co-Trustees for distribution to each Person who at any time during the calendar year was a Certificateholder of the applicable Pool the amount of interest and principal distributed with respect to each Class of Certificates plus such other customary information as the Trust Administrator determines to be necessary and/or required by the Internal Revenue Service to enable the Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

     (b) On each Remittance Date, the Co-Trustees shall forward to the Class X and Class R Certificateholders a copy of the report forwarded to the Certificateholders of each Pool in respect of such Remittance Date, as the case may be, and a statement, prepared by the Servicer or the Trust Administrator, setting forth the amounts actually distributed to the Class X and Class R Certificateholders, on such Remittance Date together with such other information as the Servicer or Trust Administrator provides and deems necessary or appropriate.

     (c) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to the Pool I and Pool II Co-Trustee for distribution to each Person who at any time during the calendar year was a Class X or Class R Certificateholder such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class X or R Certificateholder, as applicable. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

     (d) Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Certificates.

     (e) The Servicer shall furnish to each Certificateholder and the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder or the Certificate Insurer, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder or the Certificate Insurer may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Certificateholder or the Certificate Insurer for the Servicer's actual expenses incurred in providing such reports if such reports are not producible in the ordinary course of the Servicer's business.

     Section 6.11 ADVANCES BY THE SERVICER.

     Not later than the close of business on each Determination Date, the Servicer shall remit to the applicable Co-Trustee for deposit in the applicable Certificate Account an amount (as indicated in the Servicer's Certificate prepared pursuant to Section 6.10), to be distributed on the related Remittance Date pursuant to Section 6.08, equal to the amount, if any, by which (a) the sum of (i) the amount equal to 30 days' interest (or, with respect to the Adjustable Rate Certificates, the actual number of days since the last Remittance Date or, in the case of the September 1998 Remittance Date, from August 15, 1998) at the weighted average Class Adjusted Mortgage Loan Remittance Rates for Certificates in the applicable Pool on the related Pool Principal Balance immediately prior to the related Remittance Date plus (ii) the Monthly Excess Spread relating to the Mortgage Loans of the related Pool with respect to such Remittance Date exceeds (b) the amount received by the Servicer as of the related Record Date in respect of interest on the Mortgage Loans of the related Pool. The sum of such excess calculated for each Pool is defined herein as the "Monthly Advance." The Servicer may reimburse itself for Monthly Advances made pursuant to Section 5.04.

     Section 6.12 COMPENSATING INTEREST.

     The Certificateholders shall be entitled to a full month's interest for each Mortgage Loan for any month during which a Principal Prepayment or Curtailment is received on such Mortgage Loan. Not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the applicable Co-Trustee for deposit in the applicable Certificate Account from amounts otherwise payable to it as servicing compensation, an amount (such amount required to be delivered to the applicable Co-Trustee is referred to herein as "Compensating Interest") (as indicated in the Servicer's Certificate prepared pursuant to Section 6.10) equal to the difference between (a) 30 days' interest (or, with respect to a Pool II Loan, the actual number of days since the last Remittance Date to but not including the upcoming Remittance Date or, with respect to the September 1998 Remittance Date, from August 15, 1998) at the then weighted average Class Adjusted Mortgage Loan Remittance Rates for the applicable Pool on the Principal Balance of each such Mortgage Loan and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period as of the beginning of the Due Period applicable to the Remittance Date on which such amount will be distributed.

     Section 6.13 REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY.

     Each year the Co-Trustees shall execute and return to the Servicer for filing the reports of foreclosures and abandonments of any Mortgaged Property of the applicable Pool prepared by the Servicer required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before January 15th of each year, shall provide to the Co-Trustees and the Certificate Insurer reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust Fund acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of the Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to enable the Co-Trustees to meet the reporting requirements imposed by such Section 6050J.

     Section 6.14 ALLOCATION OF TOTAL MONTHLY EXCESS CASHFLOW.

     (a) On each Remittance Date, for each Pool of Mortgage Loans the applicable Co-Trustee shall, based solely upon information provided in the related Servicer's Certificate delivered pursuant to Section 6.10, allocate an amount equal to the sum of (x) the Monthly Excess Spread with respect to each such Pool and Remittance Date plus (y) any Subordination Reduction Amount with respect to each such Pool and Remittance Date plus (z) with respect to Pool I or Pool II any Pool Available Remittance Amount Surplus with respect to each such Pool (such sum being the "Total Monthly Excess Cashflow" with respect to such Pool and Remittance Date), in the following order of priority:

          (i) FIRST, to the related Pool in an amount up to (A) the Pool Available Remittance Amount Shortfall for such Pool in the case of Pool I and Pool II and (B) the excess of (x) the sum of the aggregate Current Interest Requirements for the Certificates of such respective Pool, plus the Pool III Class A, Class MH-1, Class MH-2 and Class BH Principal Distribution Amounts with respect to Pool III over (y) the Pool Available Amount for the respective Pool calculated without giving effect to the addition of any Total Monthly Excess Cashflows pursuant to clause (ii) of the definition of Pool Available Amount;

          (ii) SECOND, with respect to Pool I and Pool II to the Certificate Insurer in respect of amounts owed on account of any Insured Payments theretofore made with respect to the related Pool of Mortgage Loans (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Pool of Mortgage Loans); and

          (iii) THIRD, with respect to Pool I and Pool II to the Certificate Insurer in respect of any Insurer Reimbursable Amount with respect to the other such Pool;

     (b) The amount, if any, of the Total Monthly Excess Cashflow with respect to a Pool of Mortgage Loans on a Remittance Date remaining after the allocations described in (a) above is the "Net Monthly Excess Cashflow" with respect to such Pool for such Remittance Date; such amount is required to be applied in the following order of priority:

          (i) FIRST, in the case of Pool III, to reduce the Pool III Class A Interest Carryforward Amount, and, in the case of Pool I and Pool II, to reduce the Pool Carry-Forward Amount;

          (ii) SECOND, [Reserved];

          (iii) THIRD, to the related Pool, in an amount up to the Subordinated Deficiency Amount for such Pool as of such Remittance Date;

          (iv) FOURTH, in the case of Pool III to reduce the related Class M and Class B Interest Shortfall Carryforward Amounts and then the Class Realized Loss Amounts in the order provided under Section 6.08(d)(Z)(xi)-(xvi), respectively;

          (v) FIFTH, [Reserved];

          (vi) SIXTH, to the Servicer to the extent of any unreimbursed Servicing Advances and accrued and unpaid Servicing Fees;

          (vii) SEVENTH, in the case of Pool I and Pool II, to pay the Certificateholders of the other such Pool (in the order provided for the payment of principal in the case of Pool I) an amount up to the amount of any Subordinated Deficiency Amount until its Specified Subordination Amount is reached;

          (viii) EIGHTH, to the Pool II Certificateholders to the extent of any Certificateholders' Interest Carryover owing for such Remittance Date and all prior Remittance Dates (to the extent such Net Monthly Excess Cashflow is attributable to Pool II Mortgage Loans);

          (ix) NINTH, to provide funds to Pool I and/or Pool II to cover any Subordination Deficit with respect to such respective Pool prior to a claim being made against the applicable Certificate Insurance Policy and/or Pool III to cover current Realized Losses which would otherwise be allocated in reduction of the Class Principal Balances of one or more Classes of Certificates of such Pool on such Remittance Date, pro rata, based on the amount so required by each such Pool; and

          (x) TENTH, any excess to the Holders of the Class X Certificates.

     Section 6.15 ESTABLISHMENT OF SERVICING ACCOUNTS; COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS.

     (a) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Servicing Accounts. The Servicer will deposit and retain, or cause to be deposited and retained, therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

     (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Servicer or a Subservicer acting on its own behalf and as agent for holders of various pass-through securities and other interests in mortgage loans sold by it. The amount at any time credited to a Servicing Account must be fully insured by FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or (ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Servicer or a Subservicer. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Subservicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay the related Servicer or Subservicer the remainder of any income on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement.

                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

     Section 7.01 ASSUMPTION AGREEMENTS.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note; provided, however, that if any such Mortgaged Property shall constitute a part of either Pool I or Pool II, the Servicer must obtain the prior approval of the Certificate Insurer. The Servicer shall notify the applicable Co-Trustee (and, with respect to Pool III Mortgage Loans, the FHA Custodian and, with respect to Pool I or Pool II Mortgage Loans, the Certificate Insurer), that any such substitution or assumption agreement has been completed by forwarding to the Custodian (or, with respect to the Pool III Mortgage Loans, FUNB (who shall forward it to the Pool III Co-Trustee)) the original of such substitution or assumption agreement and in the case of Pool I and Pool II Mortgage Loans, a duplicate thereof to the Certificate Insurer and the Pool I and Pool II Co-Trustee, which original shall be added by the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) to the related Trustee's Mortgage File and shall, for all purposes, be considered a part of such Trustee's Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Mortgage Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, (i) the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever; and (ii) the Servicer shall not take any action which would adversely affect the coverage of an FHA Loan for insurance by the FHA under Title I.

     Section 7.02 SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE FILES.

     The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificateholders may have under the mortgage instruments, subject to Section 5.01 hereof. The Servicer shall maintain the Fidelity Bond as provided for in Section 5.09 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the applicable Co-Trustee (and, with respect to the Pool I and Pool II Mortgage Loans, the Custodian), by an Officers' Certificate in the form of Exhibit J attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Principal and Interest Account pursuant to
Section 5.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Mortgage File. Upon receipt of such certification and request, the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) shall promptly release the related Trustee's Mortgage File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of servicing compensation and shall not be chargeable to the Principal and Interest Account or the Certificate Accounts.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) shall, upon request of the Servicer and delivery to the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) of a certification in the form of Exhibit J attached hereto signed by a Servicing Officer, release the related Trustee's Mortgage File to the Servicer, and the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee and the FHA Custodian) shall execute such documents furnished by the Servicer as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Trustee's Mortgage File to the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the applicable Principal and Interest Account and remitted to the applicable Co-Trustee for deposit in the applicable Certificate Account or the Trustee's Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Trustee's Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) to the Servicer.

     The applicable Co-Trustee upon the request of the Servicer and receipt of the applicable documents by the Custodian (or the Pool III Co-Trustee with respect to the Pool III Mortgage Loans) shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the applicable Co-Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the applicable Co-Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the applicable Co-Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The applicable Co-Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the applicable Co-Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the applicable Co-Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the applicable Co-Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the applicable Co-Trustee's satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the applicable Principal and Interest Account.

     Notwithstanding anything in this Agreement to the contrary, with respect to the Pool III Mortgage Loans, all requests for release, and certificates of the Servicer relating to releases of the related Trustee's Mortgage Files shall be delivered by the Servicer to FUNB, which shall forward such requests to the Pool III Co-Trustee, and all releases of Pool III Trustee's Mortgage Files shall be made by delivery of such files by the Pool III Co-Trustee to FUNB, which shall be responsible for delivering such files to the Servicer or its designee. The Pool III Co-Trustee shall not be liable for FUNB's failure or delay in forwarding a request for release to the Pool III Co-Trustee or for FUNB's failure or delay in delivering a Trustee's Mortgage File to the Servicer or its designee or returning such file to the Pool III Co-Trustee.

     Section 7.03 SERVICING COMPENSATION AND CONTINGENCY Fee.

     (a) As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the applicable Principal and Interest Account or to retain from interest payments on the Mortgage Loans the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, interest paid on funds on deposit in the Principal and Interest Account, interest paid and earnings realized on Permitted Instruments, amounts remitted pursuant to Sections 6.03(c)(iii) and 6.04(b)(ii) and late payment charges shall be retained by or remitted to the Servicer to the extent not required to be remitted to the applicable Co-Trustee for deposit in the applicable Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

     (b) The Servicer shall be entitled to withdraw from the applicable Principal and Interest Account or to retain from interest payments on the Mortgage Loans the Contingency Fee. In the event that The Money Store Inc. is terminated as Servicer pursuant to this Agreement, any duly appointed successor to the Servicer shall also be entitled to withdraw from the applicable Principal and Interest Account or to retain from interest payments on the Mortgage Loans the successor Servicer's Contingency Fee.

     Section 7.04 ANNUAL STATEMENT AS TO COMPLIANCE.

     The Servicer will deliver to the Certificate Insurer, the Co-Trustees and each of the Rating Agencies, on or before May 31 of each year beginning May 31, 1999, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VII and the Claims Administrator has fully complied with Section 5.15, (ii) a review of the activities of the Servicer and the Claim Administrator during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer and the Claims Administrator, as applicable, to cure such default.

     Section 7.05 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

     On or before May 31 of each year beginning May 31, 1999, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Co-Trustees and the Certificate Insurer to furnish a letter or letters to the Certificate Insurer, the Co-Trustees and the Rating Agencies to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

     Section 7.06 CO-TRUSTEES' AND CERTIFICATE INSURER'S RIGHT TO EXAMINE SERVICER RECORDS AND AUDIT OPERATIONS.

     The Co-Trustees and the Certificate Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer and the Claims Administrator, whether held by the Servicer or by another on behalf of the Servicer and the Claims Administrator, which may be relevant to the performance or observance by the Servicer and the Claims Administrator of the terms, covenants or conditions of this Agreement. The Certificate Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required to perform ongoing diligence of the Servicer's operations through loans reviews, re-appraisals or other reasonable review of Servicer operations. No amounts payable in respect of the foregoing shall be paid from the Trust Fund.

     Section 7.07 REPORTS TO THE CO-TRUSTEES AND THE CERTIFICATE INSURER; PRINCIPAL AND INTEREST ACCOUNT STATEMENTS.

     Not later than 20 days after each Record Date, the Servicer shall forward to the Co-Trustees a statement, certified by a Servicing Officer, setting forth the status of each Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into each Principal and Interest Account for each category of deposit specified in Section 5.03, the aggregate of withdrawals from each Principal and Interest Account for each category of withdrawal specified in
Section 5.04, the aggregate amount of permitted withdrawals not made in the related Due Period, and the amount of any Monthly Advances or payments of Compensating Interest, in each case, for the related Due Period. The Servicer shall also forward a copy of such report containing such information for Pool I and Pool II to the Certificate Insurer. In addition, the Servicer shall deliver to the Certificate Insurer on a quarterly basis, beginning in October 1998, a computer diskette containing a quarterly summary of the information provided in the statement forwarded to the Certificate Insurer pursuant to the previous sentence, and also containing information similar to the information provided in the Mortgage Loan Schedule delivered as Exhibits H and H-3.

                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

     Section 8.01 FINANCIAL STATEMENTS.

     The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to prospective Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

                                   ARTICLE IX

                                  THE SERVICER

     Section 9.01 INDEMNIFICATION; THIRD PARTY CLAIMS.

     (a) The Servicer agrees to indemnify and hold the Co-Trustees, the Custodian, the FHA Custodian, FUNB, the Certificate Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Co-Trustees, the Custodian, the FHA Custodian, FUNB, the Certificate Insurer and any Certificateholder may sustain in any way related to the failure of the Servicer and the Claims Administrator to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Co-Trustees, the Custodian, the FHA Custodian, FUNB, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the applicable indemnified parties) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Claims Administrator, the Co-Trustees, the Custodian, the FHA Custodian, FUNB, the Certificate Insurer and/or Certificateholder in respect of such claim. The applicable Co-Trustee shall reimburse the Servicer from the related Expense Account pursuant to
Section 6.03(c)(i), and, if necessary, from amounts otherwise payable to the Holders of the Class X Certificates from the Pool Remaining Amount Available with respect to each Pool for all amounts advanced by it pursuant to the preceding sentence with respect to the Trust Fund except when the claim relates directly to the failure of the Servicer or the Claims Administrator to service and administer the Mortgages in compliance with the terms of this Agreement.

     (b) The Representative agrees to indemnify and hold the Co-Trustees, the Custodian, the FHA Custodian, FUNB, the Certificate Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Co-Trustees, the Custodian, the FHA Custodian, FUNB, the Certificate Insurer and any Certificateholder may sustain in any way related to the failure of the Servicer, if it is an affiliate thereof, or the failure of the Representative to perform their respective duties in compliance with the terms of this Agreement and in the best interests of the Certificate Insurer and the Certificateholders. The Representative shall immediately notify the Co-Trustees, the Custodian, the FHA Custodian, FUNB, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Representative shall assume (with the consent of the applicable indemnified parties) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Representative, the Co-Trustees, the Custodian, FUNB, the FHA Custodian, the Certificate Insurer and/or Certificateholder in respect of such claim. The applicable Co-Trustee shall reimburse the Representative from the related Expense Account pursuant to Section 6.03(c)(i), and, if necessary, from amounts otherwise payable to the Holders of the Class X Certificates from the Pool Remaining Amount Available with respect to each Pool for all amounts advanced by it pursuant to the preceding sentence with respect to the Trust Fund except when the claim relates directly to the Representative's indemnification pursuant to Section 2.05 and Section 3.03 or to the failure of the Servicer, if it is an affiliate of the Representative, to perform its obligations to service and administer the Mortgages in compliance with the terms of this Agreement, or the failure of the Representative to perform its duties in compliance with the terms of this Agreement and in the best interests of the Certificate Insurer and the Certificateholders.

     Section 9.02 MERGER OR CONSOLIDATION OF THE REPRESENTATIVE, THE SERVICER AND THE CLAIMS ADMINISTRATOR.

     The Servicer, the Representative and the Claims Administrator will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer, the Representative may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer, the Representative or the Claims Administrator shall be a party, or any Person succeeding to the business of the Servicer, the Representative or the Claims Administrator, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and a valid Contract of Insurance and shall be the successor of the Servicer, the Representative or the Claims Administrator, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer, the Representative or the Claims Administrator shall send notice of any such merger or consolidation to the Co-Trustees and the Certificate Insurer.

     Section 9.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

     The Servicer and the Claims Administrator and any director, officer, employee or agent of the Servicer and the Claims Administrator may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 herein, the Servicer and the Claims Administrator shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

     Section 9.04 SERVICER AND CLAIMS ADMINISTRATOR NOT TO RESIGN.

     The Servicer and the Claims Administrator shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Claims Administrator, the Certificate Insurer, the Co-Trustees and the Majority Certificateholders, or upon the determination that the Servicer's or Claims Administrator's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer or the Claims Administrator. Any such determination permitting the resignation of the Servicer and the Claims Administrator shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer and the Claims Administrator) to such effect delivered to the Co-Trustees, the Certificate Insurer and to each Certificateholder, which Opinion of Counsel shall be in form and substance acceptable to the Trustee and the Certificate Insurer. No such resignation shall become effective until a successor has assumed the Servicer's or the Claims Administrator's responsibilities and obligations hereunder in accordance with Section 10.02.

     Section 9.05 APPOINTMENT OF ASSISTANT CLAIMS ADMINISTRATOR.

     The FHA Custodian and the Claims Administrator hereby appoint TMS Mortgage Inc., a New Jersey corporation, as Assistant Claims Administrator and, in such capacity, the Assistant Claims Administrator shall have all the rights, powers, obligations and duties of the Claims Administrator in acting in such capacity. Notwithstanding such appointment, the Claims Administrator shall remain obligated to the Co-Trustees, the FHA Custodian and the Certificateholders in accordance with the provisions of this Agreement.

     Section 9.06 RIGHT OF CERTIFICATE INSURER TO REPLACE SERVICER AND CLAIMS ADMINISTRATOR.

     From and after the occurrence of a Servicing Delinquency Trigger (i) with respect to Pool I or Pool II, the Certificate Insurer or (ii) with respect to Pool III, the Majority Certificateholders of Pool III Certificates taken together may, upon written notice to the Co-Trustees and the Rating Agencies and in the case of clause (ii) with the consent of the Certificate Insurer, replace the Servicer and/or the Claims Administrator with a successor. No such replacement shall become effective until a successor has assumed the Servicer's and/or the Claims Administrator's responsibilities and obligations hereunder in accordance with Section 10.02.

     Section 9.07 APPOINTMENT OF TRUST ADMINISTRATOR.

     The Representative and Servicer hereby appoint First Union National Bank, a national banking association, as Trust Administrator and, in such capacity, the Trust Administrator shall have all the rights, powers, obligations and duties respecting the Trust Administrator set forth herein.

                                    ARTICLE X

                                     DEFAULT

     Section 10.01 EVENTS OF DEFAULT.

     (a) In case one or more of the following Events of Default shall occur and be continuing, that is to say:

          (i) (A) an Event of Nonpayment; (B) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of the Certificate Insurer or the Certificateholders; (C) the failure by the Servicer to make any required Monthly Advance; (D) the failure by the Servicer to remit any Compensating Interest; (E) the failure by the Servicer to pay the FHA Insurance Premium relating to any FHA Loan or (F) any failure by the Servicer or the Claims Administrator to remit to Certificateholders, or to the applicable Co-Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of this Agreement which, except with respect to FHA Payments to which no grace period shall apply, continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by a Co-Trustee or to the Servicer and a Co-Trustee by any Certificateholder or the Certificate Insurer; or

          (ii) failure by the Servicer, the Claims Administrator or the Representative duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer, the Claims Administrator or the Representative as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Claims Administrator or the Representative, as the case may be, by a Co-Trustee or to the Servicer, the Claims Administrator or the Representative, as the case may be, and a Co-Trustee by any Certificateholder or the Certificate Insurer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Claims Administrator and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer or the Claims Administrator shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Claims Administrator or of or relating to all or substantially all of the Servicer's or the Claims Administrator's property; or

          (v) the Servicer or the Claims Administrator shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

     (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, and in the case of clause (i) above (except for clause (i)(C) or, with respect to FHA Payments, clause (i)(F)), if such Event of Default shall not have been remedied within 30 days after the Servicer or the Claims Administrator has received notice of such Event of Default, (x) with respect solely to clause (i)(C) above, if such Monthly Advance is not made earlier than 4:00 p.m. New York time on the Determination Date, the applicable Co-Trustee shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer or the Claims Administrator, as the case may be, and, unless such failure is cured, either by receipt of payment or receipt of evidence satisfactory to the Certificate Insurer (e.g., a wire reference number communicated by the sending bank) that such funds have been sent, by 12:00 Noon New York time on the following Business Day, the Pool I and Pool II Co-Trustee (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) shall immediately assume, pursuant to Section 10.02 hereof, the duties of a successor Servicer and the Claims Administrator; and (y) in the case of clauses (i)(A),
(i)(B), (i)(D), (i)(E), (i)(F), (ii), (iii), (iv) and (v), the Certificate Insurer or the Majority Certificateholders, subject to the prior written consent of the Certificate Insurer, which consent may not be unreasonably withheld, by notice in writing to the Servicer and the Claims Administrator, may, in addition to whatever rights such Certificateholders or the Certificate Insurer may have at law or equity including damages, injunctive relief and specific performance, in each case commence termination of all the rights and obligations of the Servicer and the Claims Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as Servicer and the Claims Administrator. Upon receipt by the Servicer and the Claims Administrator of a second written notice from the Certificate Insurer or the Majority Certificateholders stating that they or it intend to terminate the Servicer and the Claims Administrator as a result of such Event of Default, all authority and power of the Servicer and the Claims Administrator under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 10.02, pass to and be vested in the Pool I and Pool II Co-Trustee or its designee (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee or its designee) and the Pool I and Pool II Co-Trustee (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) is hereby authorized and empowered to execute and deliver, on behalf of the Servicer and the Claims Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer and the Claims Administrator agree to cooperate with the Co-Trustees in effecting the termination of the Servicer's and the Claims Administrator's responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Co-Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to each Principal and Interest Account or thereafter received with respect to the Mortgage Loans.

     Section 10.02 CO-TRUSTEES TO ACT; APPOINTMENT OF SUCCESSOR.

     On and after the time the Servicer or the Claims Administrator receives a notice of termination pursuant to Section 10.01 or the Co-Trustees receive the resignation of the Servicer and the Claims Administrator evidenced by an Opinion of Counsel pursuant to Section 9.04 or the Servicer and the Claims Administrator are removed as servicer and claims administrator pursuant to this Article X, the Pool I and Pool II Co-Trustee (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) shall be the successor in all respects to the Servicer in its capacity as servicer and the Claims Administrator in its capacity as claims administrator under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer and the Claims Administrator by the terms and provisions hereof, provided, however, that the Co-Trustees shall not be liable for any actions of any servicer or claims administrator prior to it, and that the Co-Trustees shall not be obligated to make advances or payments pursuant to Sections 6.03, 6.04, 6.11, 6.12, 5.05, 5.10 or 5.14 but
only to the extent the applicable Co-Trustee, determines reasonably and in good faith that such advances would not be recoverable, such determination to be evidenced with respect to each such advance by a certification of a Responsible Officer of the applicable Co-Trustee. As compensation therefor, the Pool I and Pool II Co-Trustee (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) shall be entitled to all funds relating to the Mortgage Loans which the Servicer and Claims Administrator would have been entitled to receive from the Principal and Interest Account pursuant to Section 5.04 if the Servicer had continued to act as servicer and claims administrator hereunder, together with other servicing compensation in the form of assumption fees, late payment charges, the Servicing Fee, the Contingency Fee or otherwise as provided in Sections 7.01 and 7.03.

     Notwithstanding the above, a Co-Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders or the Certificate Insurer so request in writing to a Co-Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer, which acceptance shall not be unreasonably withheld, that has a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC (and, in the case of FHA Loans, is a Title I approved lender pursuant to FHA Regulations) as the successor to the Servicer and the Claims Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer and the Claims Administrator hereunder. Any collections received by the Servicer and the Claims Administrator after removal or resignation shall be endorsed by it to the applicable Co-Trustee and remitted directly to such Co-Trustee or, at the direction of a Co-Trustee, to the successor servicer. The compensation of any successor servicer and claims administrator (including, without limitation, a Co-Trustee) so appointed shall be the aggregate Servicing Fees, together with the Contingency Fee and other servicing compensation in the form of assumption fees, late payment charges or otherwise for the related Pool. In the event a Co-Trustee is required to solicit bids as provided herein, such Co-Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer and claims administrator shall be entitled to, with respect to the Mortgage Loans each would be servicing, the full amount of the aggregate Servicing Fees and Contingency Fee relating to such Mortgage Loans as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise. Within thirty days after any such public announcement, the applicable Co-Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder with respect to the related Pool or Pools to the qualified party submitting the highest qualifying bid. The applicable Co-Trustee shall deduct from any sum received by such Co-Trustee from the successor to the Servicer and Claims Administrator in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Monthly Advances. After such deductions, the remainder of such sum shall be paid by the applicable Co-Trustee to the Servicer and Claims Administrator at the time of such sale, transfer and assignment to the Servicer's and Claims Administrator's successor. The Co-Trustees and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer and Claims Administrator agree to cooperate with the Co-Trustees and any successor servicer and claims administrator in effecting the termination of the Servicer's and Claims Administrator's servicing responsibilities and rights hereunder and shall promptly provide the Co-Trustees or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's and Claims Administrator's functions hereunder and shall promptly also transfer to the applicable Co-Trustee or such successor servicer and claims administrator, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account or Spread Account by the Servicer and Claims Administrator or which are thereafter received with respect to the Mortgage Loans. Neither the Co-Trustees nor any other successor servicer or claims administrator shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer and Claims Administrator to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer and Claims Administrator hereunder. No appointment of a successor to the Servicer and Claims Administrator hereunder shall be effective until written notice of such proposed appointment shall have been provided by the applicable Co-Trustee to each Certificateholder and the Certificate Insurer and the applicable Co-Trustee shall have consented thereto. No Co-Trustee shall resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

     Pending appointment of a successor to the Servicer and the Claims Administrator hereunder, the applicable Co-Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, such Co-Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer and Claims Administrator pursuant to Section 7.03 or otherwise as provided in this Agreement. The Servicer, the Claims Administrator, the Co-Trustees, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 10.03 WAIVER OF DEFAULTS.

     The Certificate Insurer or the Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, which consent may not be unreasonably withheld, waive any events permitting removal of the Servicer and the Claims Administrator as servicer pursuant to this Article X, provided, however, that the Majority Certificateholders or the Certificate Insurer may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     Section 10.04 [RESERVED].

     Section 10.05 CONTROL BY MAJORITY CERTIFICATEHOLDERS.

     The Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer, which consent may not be unreasonably withheld, may direct the time, method and place of conducting any proceeding relating to the Trust Fund or the Certificates or for any remedy available to the Co-Trustees with respect to the Certificates or exercising any trust or power conferred on the Co-Trustees with respect to the Certificates or the Trust Fund PROVIDED
THAT:

          (i) such direction shall not be in conflict with any rule of law or with this Agreement;

          (ii) the Co-Trustees shall have been provided with indemnity satisfactory to them; and

          (iii) the Co-Trustees may take any other action deemed proper by the Co-Trustees which is not inconsistent with such direction; PROVIDED, HOWEVER, that the Co-Trustees need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.01 TERMINATION.

     Subject to Section 11.03, this Agreement shall terminate upon notice to the Co-Trustees of either: (a) the latter of the final payment or other liquidation of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder, or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date hereof.

     Subject to Section 11.03, the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, the Certificate Insurer may, at its option, on any date on which the aggregate Principal Balances of the Mortgage Loans are less than five (5) percent of the aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date (such date, the "Optional Servicer Termination Date"), purchase on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the sum of (x) 100% of the Principal Balances of the Mortgage Loans before the occurrence of Realized Losses, and any related REO Property, and including the portion of the principal balance of each 90 Day Delinquent FHA Loan for which the Certificateholders have not received payment and for which a Claim was submitted to the FHA (y) accrued but unpaid interest thereon (whether through payments by the applicable Mortgagor, Monthly Advances or otherwise) at the weighted average Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8 and Class AF-9 Remittance Rates in the case of the Pool I Mortgage Loans, the Class AV Remittance Rate in the case of the Pool II Mortgage Loans, and the weighted average Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2 and Class BH Remittance Rates in the case of the Pool III Mortgage Loans, and (z) with respect to the Pool I and Pool II Mortgage Loans, the interest portion of any unreimbursed Insured Payments made by the Certificate Insurer (the "Termination Price").

     On any Remittance Date on or after the Cross-Over Date when Pool I and/or Pool II Mortgage Loans with aggregate original Principal Balances that equal or exceed 25% of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date have become Liquidated Mortgage Loans, the Certificate Insurer may determine to purchase and may cause the purchase from the Trust Fund of all Mortgage Loans and REO Properties at a price equal to the sum of the Termination Price with respect to the Trust Fund and the outstanding and unpaid fees and expenses of the Trustee, the Co-Trustee, the Custodian and the Servicer. In connection with such purchase, the Servicer shall remit to the applicable Co-Trustee all amounts then on deposit in the applicable Principal and Interest Account for deposit to the applicable Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     In connection with any purchase pursuant to this Section 11.01, the Certificate Insurer shall provide to the Co-Trustees an opinion of counsel experienced in federal income tax matters in form and substance satisfactory to the Co-Trustees to the effect that such purchase constitutes a "Qualified Liquidation," as such term is defined in the REMIC Provisions.

     Notice of any termination, specifying the Remittance Date upon which the Trust Fund will terminate and the Certificateholders shall surrender their Certificates to the applicable Co-Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer or the Certificate Insurer by letter to the Certificateholders mailed during the month of such final distribution before the Determination Date in such month, specifying (i) the Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of such Certificates at the office of the applicable Co-Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of such Certificates at the office of the Trustee therein specified. The Servicer shall give such notice to the Co-Trustee therein specified. The Servicer shall give such notice to the Co-Trustees at the time such notice is given to Certificateholders. The obligations of the Certificate Insurer hereunder with respect to the Trust Fund shall terminate upon the deposit by the Servicer or the Certificate Insurer with the Trustee of the Termination Price with respect to the Trust Fund. Any obligation of the Servicer to pay amounts due to the Certificate Insurer, the Co-Trustees, the Trust Administrator and the FHA Custodian shall survive the termination of the Trust Fund.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to such remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto and shall at the expense of the Trust Fund cause to be published once, in the eastern edition of THE WALL STREET JOURNAL notice that such money remains unclaimed. If within six months after the second notice all of such Certificates shall not have been surrendered for cancellation, the Co-Trustees may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within the period then specified in the escheat laws of the State of New York after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Co-Trustees upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholders for payment.

     Section 11.02. TERMINATION UPON LOSS OF REMIC STATUS.

     (a) Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case, from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either of REMIC I or REMIC II does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, (i) the Majority Certificateholders may direct the Co-Trustees on behalf of REMIC I and REMIC II to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4) of the Code) and
(ii) the Certificate Insurer may notify the Co-Trustees of the Certificate Insurer's determination to purchase from REMIC II all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in REMIC II at a price equal to the Termination Price for the REMIC II. Upon receipt of such direction by the Majority Certificateholders or of such notice from the Certificate Insurer, the Co-Trustees shall notify the Class R Certificateholders of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from REMIC II all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in REMIC II at a purchase price equal to the Termination Price for REMIC II.

     (b) If, during the Purchase Option Period, the Class R Certificateholders have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Certificateholders have given the Co-Trustees the direction described in clause (a)(i) above, the Co-Trustees shall sell the Mortgage Loans and distribute the proceeds of the liquidation of REMIC II in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of REMIC II, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Class A, Class M and Class B Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Co-Trustees notice of the Certificate Insurer's determination to purchase from REMIC II the assets described in clause (a)(ii) preceding, the Certificate Insurer shall so purchase such assets from REMIC II within 60 days after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer shall remit to the Co-Trustees all amounts then on deposit in the Principal and Interest Account for deposit to the applicable Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (c) Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Certificate Insurer of an opinion of nationally recognized tax counsel selected by the Holders of the Class R Certificates which opinion shall be reasonably satisfactory in form and substance to the Majority Certificateholders and the Certificate Insurer to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of REMIC II will be subject to federal taxation, purchase from REMIC II all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in REMIC II at a purchase price equal to the Termination Price for REMIC II. In connection with such purchase, the Servicer shall remit to the Co-Trustees all amounts then on deposit in the Principal and Interest Account for deposit to the applicable Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Majority Certificateholders give the Holders of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

     Section 11.03 ADDITIONAL TERMINATION REQUIREMENTS.

     (a) In the event the Servicer or the Certificate Insurer exercises its purchase option as provided in Section 11.01 or 11.02, each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Co-Trustees have been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on REMIC I or REMIC II as defined in Section 860F of the Code, or
(ii) cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Remittance Date, the holders of the Class R-1 and Class R-2 Certificates shall adopt a plan of complete liquidation of REMIC I and REMIC II, respectively, meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Remittance Date, the Co-Trustees shall sell for cash all of the assets of REMIC I and REMIC II to the Servicer, the Certificate Insurer or the Certificate Insurer's designee; and

          (iii) At the time of the making of the final payment on the Certificates, the Co-Trustees shall (x) deposit into and withdraw from the applicable Certificate Accounts the amount of such final payment and shall distribute or credit, or cause to be distributed or credited, to the Certificateholders of each Class, the related Class Principal Balance, plus 30 days' interest thereon (or, with respect to the Adjustable Rate Certificates, interest on the actual number of days since the last Remittance Date up to but not including the upcoming Remittance Date) at the related Class Remittance Rate, and (y) to the Class R-1 Certificateholders, distribute all cash on hand after such payment and after payment of all amounts due and owing to the Co-Trustees, the Trust Administrator and the FHA Custodian hereunder to the respective Certificateholders, and REMIC I and REMIC II shall terminate at such time.

     (b) By their acceptance of the Class R Certificates the holders thereof hereby (i) agree to adopt such a plan of complete liquidation upon the written request of the Servicer or Certificate Insurer and to take such other action in connection therewith as may be reasonably requested by the Servicer and (ii) appoint the Servicer as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation.

     Section 11.04 [Reserved]

     Section 11.05 ACCOUNTING UPON TERMINATION OF SERVICER AND CLAIMS ADMINISTRATOR.

     Upon termination of the Servicer and Claims Administrator under Article X hereof, the Servicer and Claims Administrator shall:

     (a) deliver to its successor or, if none shall yet have been appointed, to the applicable Co-Trustee the funds in any Principal and Interest Account;

     (b) deliver to its successor or, if none shall yet have been appointed, to the Custodian (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee) all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

     (c) deliver to its successor or, if none shall yet have been appointed, to the applicable Co-Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of moneys held in trust by it for the payments or charges with respect to the Mortgage Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans and administering of the Claims to their successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer and the Claims Administrator under this Agreement.

                                   ARTICLE XII

                                 THE CO-TRUSTEES

     Section 12.01 DUTIES OF CO-TRUSTEES.

     Each Co-Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, each Co-Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     Each Co-Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to such Co-Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, provided, however that the Co-Trustees shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Representative, the Claims Administrator or any Originator hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the applicable Co-Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to such Co-Trustee's satisfaction, the Co-Trustee will provide notice thereof to the Certificateholders.

     The Pool III Co-Trustee represents and warrants that the Pool III Co-Trustee's computer and other systems used in performing its duties and obligations under this Agreement will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (1) the Pool III Co-Trustee can perform such duties and obligations in accordance with the terms of this Agreement and (2) the Pool III Co-Trustee can operate its business in the same manner as it is operating on the date hereof.

     The Pool I and Pool II Co-Trustee hereby warrants that it will use commercially reasonable efforts to ensure that the computer software and hardware (as used in this subsection, the "Systems") that are owned by the Pool I and Pool II Co-Trustee and used to provide the services to be provided by the Pool I and Pool II Co-Trustee under this Agreement (as used in this subsection "Services") are 2000 Compliant or will be made 2000 Compliant before December 31, 1999. With respect to software that the Pool I and Pool II Co-Trustee licenses from third parties and uses in providing the Services ("Third Party Software"), the Pool I and Pool II Co-Trustee warrants that it has used or will use commercially reasonable efforts to test the same by September 30, 1999 to certify, in accordance with the Pool I and Pool II Co-Trustee's standard practices, that the Third Party Software is 2000 Compliant. If the Pool I and Pool II Co-Trustee cannot certify any Third Party Software as 2000 Compliant, the Pool I and Pool II Co-Trustee will use commercially reasonable efforts to replace such Third Party Software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with the Pool I and Pool II Co-Trustee's Systems and deemed by the Pool I and Pool II
Co-Trustee as appropriate under the circumstances. In the event that the Pool I and Pool II Co-Trustee uses third party service providers to provide the Services or any portion thereof ("Third Party Services"), the Pool I and Pool II Co-Trustee warrants that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing Third Party Services are 2000 Compliant. As used herein, the term "2000 Compliant" means that the Systems will function without material error caused by the introduction of dates falling on or after January 1, 2000. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Pool I and Pool II Co-Trustee cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the Representative, Servicer Claims Administrator, Trust Administrator, Custodian or third parties, nor does the Pool I and Pool II Co-Trustee make any warranties hereunder with respect to any public utility, communications service provider, securities or commodities exchange, or funds transfer network.

     No provision of this Agreement shall be construed to relieve a Co-Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of a Co-Trustees shall be determined solely by the express provisions of this Agreement, the Co-Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Co-Trustees and, in the absence of bad faith on the part of a Co-Trustee, such Co-Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such Co-Trustee and conforming to the requirements of this Agreement;

          (ii) A Co-Trustee shall not be personally liable for an error of judgment made in good faith by officers of such Co-Trustee, unless it shall be proved that such Co-Trustee was negligent in ascertaining the pertinent facts;

          (iii) A Co-Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Class A, Class M and Class B Certificateholders, relating to the time, method and place of conducting any proceeding for any remedy available to such Co-Trustee, or exercising any trust or power conferred upon such Co-Trustee, under this Agreement;

          (iv) In the absence of actual knowledge of a Responsible Officer of a Co-Trustee of an Event of Default other than an Event of Nonpayment, a Co-Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of such Co-Trustee shall be specifically notified in writing by the Servicer or the Certificate Insurer or any of the Certificateholders. In the absence of actual knowledge or receipt of such notice, a Co-Trustee may conclusively assume that there is no default or Event of Default; and

          (v) A Co-Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 12.02 CERTAIN MATTERS AFFECTING THE Co-Trustees.

     (a) Except as otherwise provided in Section 12.01:

          (i) A Co-Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) A Co-Trustee may consult with counsel of its selection and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

          (iii) A Co-Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to such Co-Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve such Co-Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) A Co-Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, a Co-Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer, Holders of Class A, Class M and Class B Certificates evidencing Percentage Interests aggregating not less than 25% of the Class Principal Balances of all Class A, Class M and Class B Certificates; provided, however, that if the payment within a reasonable time to such Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such Co-Trustee, not reasonably assured to such Co-Trustee by the security afforded to it by the terms of this Agreement, such Co-Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by a Co-Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

          (vi) The right of a Co-Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and such Co-Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) A Co-Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder; and

          (viii) A Co-Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

          (ix) The Co-Trustees shall have no liability or responsibility in connection with or arising out of the appointment of the Custodian or the FHA Custodian or any acts or omissions on the part of the other Co-Trustee, the Custodian or the FHA Custodian.

     (b) Following the Startup Day, except for deposits, if any, into the Spread Account pursuant to Section 6.05, the Co-Trustees shall not knowingly accept any contribution of assets to the Trust Fund, unless the Co-Trustee shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, New York State or New York City law or ordinances.

     Section 12.03 CO-TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Servicer, and the Co-Trustees assume no responsibility for their correctness. The Co-Trustee make no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Co-Trustees shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Principal and Interest Account by the Servicer. The Co-Trustees shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

     Section 12.04 CO-TRUSTEES MAY OWN CERTIFICATES.

     A Co-Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not a Co-Trustee, and may otherwise deal with the parties hereto.

     Section 12.05 REPRESENTATIVE TO PAY CO-TRUSTEES', TRUST ADMINISTRATOR'S AND FHA CUSTODIAN'S FEES AND EXPENSES.

     The Representative covenants and agrees to pay to the Co-Trustees, the Trust Administrator, the FHA Custodian and the Custodian from time to time compensation for their services in accordance with separate agreements or fee schedules (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Representative will pay or reimburse the Co-Trustees, the Trust Administrator, the FHA Custodian and the Custodian upon request for all reasonable expenses, disbursements and advances incurred or made in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith, provided that the Co-Trustees, the Trust Administrator and the FHA Custodian shall have no lien on the Trust Fund, other than the Expense Accounts, for the payment of its fees and expenses. To the extent that actual fees and expenses of the Co-Trustees, the Trust Administrator or the FHA Custodian exceed the amount available for payment thereof on deposit in the Expense Accounts as of the date such fees and expenses are due and payable, the Representative shall reimburse the respective party for such shortfall out of its own funds without reimbursement therefor, except as provided in Section 6.03. The Co-Trustees, the Trust Administrator, the FHA Custodian and the Custodian and any director, officer, employee or agent of the Co-Trustees, the Trust Administrator and the FHA Custodian shall be indemnified by the Representative and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or thereunder or by reason of reckless disregard of obligations and duties hereunder or thereunder. The obligations of the Representative under this Section 12.05 shall survive payment of the Certificates. Notwithstanding the foregoing, the Representative covenants and agrees to pay to the Pool III Co-Trustee from time to time compensation for its services as custodian of the Pool III Trustee's Mortgage Files in accordance with a separate agreement or fee schedule.

     Section 12.06 ELIGIBILITY REQUIREMENTS FOR CO-TRUSTEES.

     Each Co-Trustee hereunder shall at all times be a banking association organized and doing business under the laws of any state or the United States of America, (i) authorized under such laws to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $30,000,000, (iii) except in the case of the initial Co-Trustees, whose unsecured and unguaranteed long-term debt obligations shall be rated at least "A" by S&P, or such other rating as is acceptable to the Certificate Insurer, (iv) subject to supervision or examination by federal or state authority, and (v) is reasonably acceptable to the Certificate Insurer. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time a Co-Trustee shall cease to be eligible in accordance with the provisions of this Section, such Co-Trustee shall resign, upon the request of the Certificate Insurer or the Majority Certificateholders, in the manner and with the effect specified in Section 12.07.

     Section 12.07 RESIGNATION AND REMOVAL OF THE Co-Trustees.

     A Co-Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Trust Administrator, the Certificate Insurer, the other Co-Trustee and to all Certificateholders. Upon receiving such notice of resignation, the Trust Administrator shall with the consent of the Certificate Insurer promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Co-Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Trust Administrator. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Co-Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If the resigning Co-Trustee fails to petition an appropriate court, the Certificate Insurer may, after such 60 day period, petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Co-Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by the Trust Administrator, or if at any time the Co-Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trust Administrator may remove such Co-Trustee and appoint, subject to the approval of the Certificate Insurer, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Trust Administrator.

     The Majority Certificateholders with the consent of the Certificate Insurer, which consent will not be unreasonably withheld, or the Certificate Insurer may at any time remove a Co-Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Trust Administrator, one complete set to the Co-Trustee so removed and one complete set to the successor trustee so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.08.

     Section 12.08 SUCCESSOR CO-TRUSTEES.

     Any successor co-trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Trust Administrator and to its predecessor co-trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor co-trustee shall become effective and such successor co-trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as co-trustee herein. The predecessor co-trustee shall deliver to the successor co-trustee all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor co-trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor co-trustee all such rights, powers, duties and obligations.

     No successor co-trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor co-trustee shall be eligible under the provisions of Section 12.06.

     Upon acceptance of appointment by a successor co-trustee as provided in this Section, the Trust Administrator shall mail notice of the succession of such co-trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Trust Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor co-trustee, the successor co-trustee shall cause such notice to be mailed at the expense of the Trust Administrator.

     Section 12.09 MERGER OR CONSOLIDATION OF CO-TRUSTEES.

     Any Person into which a Co-Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Co-Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of such Co-Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 12.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and a Co-Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by such Co-Trustee, and the Certificate Insurer pursuant to the procedure set forth below, to act as co-trustee or co-trustees, jointly with the applicable Co-Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Servicer and the applicable Co-Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, a Co-Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor co-trustee under Section 12.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08 hereof. Any co-trustee with respect to the FHA Loans must at all times have a valid FHA Contract of Insurance. The applicable Co-Trustee shall notify the Certificate Insurer prior to the appointment of any co-trustee(s) or separate trustee(s) and the Certificate Insurer shall have four Business Days from its receipt of such notice to notify such Co-Trustee whether it, in its reasonable judgment, disapproves of such co-trustee(s) or separate trustee(s). If the Certificate Insurer does not notify the applicable Co-Trustee within such time frame, it will be deemed to have approved such co-trustee(s) or separate trustee(s). If the Certificate Insurer notifies such Co-Trustee within such time frame that it, in its reasonable judgment, disapproves of such co-trustee(s) or separate trustee(s) (which notice shall be accompanied by the name(s) of the Certificate Insurer's alternative proposed co-trustee(s) or separate trustee(s)), such appointments shall not be effective and the applicable Co-Trustee shall have no liability to the Certificateholders in respect of its failure to appoint such co-trustee or separate trustee.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the trustee shall be conferred or imposed upon and exercised or performed by the applicable Co-Trustee and such separate trustee or co-trustee jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Co-Trustee hereunder or as successor to the Servicer hereunder), the Co-Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the applicable Co-Trustee.

     Any notice, request or other writing given to a Co-Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Co-Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the applicable Co-Trustee. Every such instrument shall be filed with the applicable Co-Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the applicable Co-Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The applicable Co-Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the applicable Co-Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 12.11 AUTHENTICATING AGENT.

     Upon the request of the Trust Administrator, each Co-Trustee shall appoint an Authenticating Agent, with power to act on the applicable Co-Trustee's behalf and subject to its direction in the authentication and delivery of the Certificates in connection with transfers and exchanges under Section 4.02, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Certificates. For all purposes of this Agreement, the authentication and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Certificates by the applicable Co-Trustee. Such Authenticating Agent shall at all times be a Person meeting the requirements for a Co-Trustee set forth in Section 12.06, other than Section 12.06(iv).

     Any corporation or national banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation or national banking association is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving notice of resignation to the applicable Co-Trustee and the Trust Administrator. A Co-Trustee may at any time terminate the agency of any Authenticating Agent appointed by it by giving written notice of termination to such Authenticating Agent and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the applicable Co-Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to all Certificateholders as their names and addresses appear on the Certificate Register. The Servicer agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 4.04 and 12.03 shall be applicable to any Authenticating Agent.

     Section 12.12 TAX RETURNS AND REPORTS.

     Each Co-Trustee, upon request, will furnish the Trust Administrator with all such information within such Co-Trustee's possession as may be reasonably required in connection with the Trust Administrator's preparation of all Tax Returns of REMIC I and REMIC II and, upon request within five (5) Business Days after its receipt thereof, shall (i) sign on behalf of REMIC I and REMIC II any Tax Return that a Co-Trustee is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to have been returned to the Trust Administrator for filing.

     For Federal income tax purposes, the taxable year of the Trust Fund shall be a calendar year and the Trust Administrator shall maintain or cause the maintenance of the books of REMIC I and REMIC II on the accrual method of accounting.

     The Trust Administrator shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to REMIC I and REMIC II and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Trust Administrator shall provide the name, address and telephone number of the person who can be contacted to obtain information required to be reported to the holders of regular interests in REMIC I and REMIC II (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trust Administrator shall indicate the election to treat each of REMIC I and REMIC II as a REMIC (which election shall apply to the taxable period ending December 31, 1998 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The applicable Co-Trustee shall sign all tax information returns provided to it by the Trust Administrator to be filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Trust Administrator. The Trust Administrator is hereby designated as the Tax Matters Person (within the meaning of Section 1.860F-4(d) of the Regulations) for each of REMIC I and REMIC II. Any Holder of a Class R Certificate will by acceptance thereof so appoint the Trust Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for the related REMIC. In the event that the Code or applicable Treasury Regulations prohibit a Co-Trustee from signing tax or information returns or other statements, or the Trust Administrator from acting as Tax Matters Person (as an agent or otherwise), such Co-Trustee or the Trust Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Class R Certificate to sign such returns or act as tax matters person. Each Holder of a Class R Certificate shall be bound by this Section.

     The Pool I and Pool II Co-Trustee shall provide upon request such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service and any Person purporting to transfer a Class R Certificate.

     Section 12.13 APPOINTMENT OF CUSTODIANS.

     The Pool I and Pool II Co-Trustee may (or, with respect to the Pool III Mortgage Loans, the Pool III Co-Trustee may), with the consent of the Trust Administrator, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Files for the related Pool as agent for such Co-Trustee by (except with respect to the initial Custodian for the Pool I and Pool II Mortgage Loans) entering into a Custodial Agreement. Subject to this Article XII, each Co-Trustee agrees to comply with the terms of each such Custodial Agreement to which it is a party and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Certificate Insurer. Each Custodian (other than First Union National Bank) shall be a depository institution subject to supervision by federal or state authority, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

     The Pool I and Pool II Co-Trustee and the Trust Administrator hereby appoint First Union National Bank, Corporate Trust Department, as Custodian with respect to the Trustee's Mortgage Files relating to all Pool I and II Mortgage Loans that constitute, or may in the future constitute, part of the Trust Fund. The Custodian shall be responsible hereunder solely for the express duties and functions specified for it herein with respect to the custody, review and confirmation, safekeeping, substitution and release of the Trustee's Mortgage Files relating to the Pool I and Pool II Mortgage Loans.

     The Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken in good faith pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. The Custodian shall have no duties or obligations other than those specifically set forth herein, and no further duties or obligations shall arise by implication or otherwise. The Custodian shall have no responsibility or duty with respect to the Trustee's Mortgage Files that it has relinquished from its possession pursuant to the terms hereof during the period of time that the Custodian is not in possession of such Trustee's Mortgage Files. The Custodian agrees to use its best judgment and good faith in the performance of such obligations and duties and shall incur no liability for its acts or omissions hereunder, except as may result from its negligence or willful misconduct. No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

     Section 12.14. PROTECTION OF TRUST FUND.

     (a) Each Co-Trustee will hold the related portion of the Trust Fund in trust for the benefit of the Holders and the Certificate Insurer and, upon request of the Certificate Insurer, or, with the consent of the Certificate Insurer, at the request of the Representative, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 13.02 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

          (i) more effectively hold in trust all or any portion of the Trust
     Fund;

          (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

          (iii) enforce any of the Mortgage Loans; or

          (iv) preserve and defend title to the Trust Fund and the rights of the applicable Co-Trustee, and the ownership interests of the Owners represented thereby, in the Trust Fund against the claims of all Persons and parties.

     Each Co-Trustee shall send copies of any request received from the Certificate Insurer or the Representative to take any action pursuant to this
Section 12.14 to the others.

     (b) Subject to Article X hereof, each Co-Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and, in the case of the Pool I and Pool II Co-Trustee, of the Certificate Insurer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Holders; provided, however, that nothing in this Section 12.14 shall require any action by a Co-Trustee unless such Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by the Majority Certificateholders, the Certificate Insurer or the Trust Administrator in accordance with the terms of this Agreement.

     (c) Each Co-Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with such Co-Trustee's fiduciary duties.

     Section 12.15. CALCULATION OF LIBOR.

     (a) On each Interest Determination Date, the Trust Administrator will determine LIBOR based on the rate for one-month U.S. dollar deposits (the "One Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date in determining the Class AV Remittance Rate for the Remittance Date in the following month. If such LIBOR rate does not appear on Telerate Page 3750, the LIBOR rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market by the Reference Banks. The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trust Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having a One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

     Neither the Representative, Servicer nor the Co-Trustees shall have any liability or responsibility to any Person for the selection of any Reference Bank for the purpose of determining LIBOR. In determining LIBOR and the Class AV Remittance Rates the Trust Administrator may conclusively rely and shall be protected in relying upon the rates appearing on Telerate Page 3750 or the offered quotations (whether written, oral or on Telerate Page 3750) from Reference Banks, as appropriate, in effect from time to time. Neither of the Representative, the Servicer, the Certificate Insurer nor the Co-Trustees shall have liability or responsibility to any Person for (i) the Trust Administrator's selection of Reference Banks for purposes of determining LIBOR or (ii) the Trust Administrator's or the Servicer's inability, as applicable, following a good-faith reasonable effort, to obtain such quotations from Reference Banks or such New York City banks or to determine such arithmetic mean, all as provided for in this Section 12.15.

     The establishment of LIBOR and the Class AV Remittance Rate by the Trust Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate, the Representative and the Servicer.

     The Trust Administrator is not responsible for determining (or for the failure of the Servicer to determine) the Net Funds Cap.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     Section 13.01 ACTS OF CERTIFICATEHOLDERS.

     Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.

     Section 13.02 AMENDMENT.

     (a) This Agreement may be amended from time to time by the Servicer and the Co-Trustees by written agreement, upon the prior written consent of the Certificate Insurer, without notice to or consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, any Custodial Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Co-Trustees, adversely affect the interests of any Certificateholder in any material respect or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

     (b) This Agreement may be amended from time to time by the Originators, the Representative, the Servicer and the Co-Trustees, with the prior written consent of the Certificate Insurer, the Majority Certificateholders and the Holders of the majority of the Percentage Interest in each of the Class X, Class R-1 and Class R-2 Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Co-Trustees receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of either REMIC I or REMIC II as a REMIC or cause a tax to be imposed on REMIC I or REMIC II, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     (d) Any amendment to this Agreement shall also require the consent of the FHA Custodian, the Trust Administrator, FUNB and/or the Custodian if such proposed amendment affects any of their respective rights, duties or obligations hereunder.

     (e) Any Opinion of Counsel delivered to the Co-Trustees pursuant to this
Section 13.02 also shall state that the amendment being made is permitted by the terms of this Agreement.

     Section 13.03 RECORDATION OF AGREEMENT.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 13.04 DURATION OF AGREEMENT.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 13.05 GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 13.06 NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Representative, the Servicer, the Claims Administrator, and each Originator, The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention: Executive Vice President, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Representative and the Servicer, (ii) in the case of The Bank of New York as Co-Trustee, The Bank of New York, 101 Barclay Street, 12th Floor East, New York, New York 10286, Attention: Corporate Trust MBS Administration, (iii) in the case of Norwest as Co-Trustee, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Trust Department, The Money Store 1998-B. (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of Moody's, to Moody's Investors Service, Inc., Home Equity Group, 99 Church Street, 4th Floor, New York, New York 10007, (vi) in the case of S&P, to Standard & Poor's, 25 Broadway, 20th Floor, New York, New York 10004, Attention: Residential Mortgages, (vii) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Loan Structured Finance, (viii) in the case of the FHA Custodian, First Union Trust Company, National Association, One Rodney Square, First Floor, 920 King Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Department, (ix) in the case of the Custodian, First Union National Bank, Trust Department, 9639 Doctor Perry Road, Suite 124, Ijamsville, Maryland 21754, Attention: Robin Belanger, or (x) in the case of the Trust Administrator, First Union National Bank, 230 South Tryon Street, 9th Floor, Charlotte, NC 28288, Attention: The Money Store Series 1998-B or to such other address as such party may hereafter specify in writing. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

     Section 13.07 SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 13.08 NO PARTNERSHIP.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

     Section 13.09 COUNTERPARTS.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     Section 13.10 SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of and be binding upon the Representative, the Servicer, the Originators, the Co-Trustees and the Certificateholders and their respective successors and assigns.

     Section 13.11 HEADINGS.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 13.12 THE CERTIFICATE INSURER.

     Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under a Certificate Insurance Policy. At such time as the Pool I and Pool II Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate. The notice address of the Certificate Insurer is MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Insured Portfolio Management-SF (The Money Store).

     Section 13.13 PAYING AGENT.

     The Co-Trustees may, subject to the eligibility requirements for the Co-Trustees set forth in Section 12.06 hereof, other than Section 12.06(iv), respectively appoint one or more successor Paying Agents.

     Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the respective Co-Trustee.

     Each such Paying Agent other than the respective Co-Trustee shall execute and deliver to the respective Co-Trustee an instrument in which such Paying Agent shall agree with the respective Co-Trustee, subject to the provisions of
Section 6.06, that such Paying Agent will:

     (i) allocate all sums received for distribution to the Holders of Certificates of each Class for which it is acting as Paying Agent on each Remittance Date among such Holders in the proportion specified by the respective Co-Trustee; and

     (ii) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the respective Co-Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the respective Co-Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent signed by the respective Co-Trustee.

     In the event of the resignation or removal of any Paying Agent other than the respective Co-Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the respective Co-Trustee.

     Upon the appointment, removal or notice of resignation of any Paying Agent, the respective Co-Trustee shall notify the Certificate Insurer and the Certificateholders by mailing notice thereof to their addresses appearing on the Certificate Register.

     Section 13.14 NOTIFICATION TO RATING AGENCIES.

     The Representative shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has received notice: (1) any modification or amendment to this Agreement, (2) any appointment of a Custodian (other than First Union National Bank), (3) any change of the Co-Trustees or the Servicer (4) any Event of Default, and (5) the final payment of all the Certificates. The Servicer shall promptly deliver to the Rating Agencies a copy of each of the Servicer's Certificates. Further, the Representative shall give prompt notice to the Rating Agencies if the Representative or any of its affiliates acquire any Pool I or Pool II Certificates, which notice shall acknowledge that the Representative, or such affiliate understands that such Pool I or Pool II Certificates so acquired will not be entitled to the benefits of the Certificate Insurance Policy and, accordingly, will not be rated by the Rating Agencies so long as such Pool I or Pool II Certificates are owned by the Representative or any such affiliate.

     Section 13.15 THIRD PARTY RIGHTS.

     The Co-Trustees, the Representative, the Servicer and each of the Originators listed herein agree that each of the Certificate Insurer, the FHA Custodian, the Trust Administrator and FUNB and the Custodian shall be deemed a third-party beneficiary of this Agreement entitled to all the rights and benefits set forth herein as fully as if it were a party hereto.

     IN WITNESS WHEREOF, the Representative, the Servicer, the Claims Administrator, the Co-Trustees and each Originator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                THE MONEY STORE INC., as
                                   Representative, Servicer
                                   and Claims Administrator



                                By:/s/ Michael H. Benoff
                                   -------------------------------
                                   Name:  Michael H. Benoff
                                   Title: Executive Vice President


                               THE BANK OF NEW YORK, as Co-Trustee
                               for Pool I and Pool II



                               By:/s/ Robert P. Muller
                                 ---------------------
                                  Name:  Robert P. Muller
                                  Title: Assistant Vice President


                               NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION, as
                               Co-Trustee for Pool III



                               By: /s/ Amy Wahl
                                   ---------------------
                                   Name:  Amy Wahl
                                   Title: Assistant Vice President

                               THE ORIGINATORS

                               The Money Store/Minnesota Inc.
                               The Money Store/D.C. Inc.
                               The Money Store/Kentucky Inc.
                               The Money Store Home Equity Corp.
                               TMS Mortgage Inc.



                               By:/s/ Michael H. Benoff
                                  ----------------------------
                                  Name:  Michael H. Benoff
                                  Title: Senior Vice President

                  ACCEPTANCE OF ASSISTANT CLAIMS ADMINISTRATOR

     TMS Mortgage Inc., a New Jersey corporation, hereby accepts its appointment pursuant to Section 9.05 of the within instrument to serve as Assistant Claims Administrator. In connection therewith, TMS Mortgage Inc. agrees to be bound by all applicable provisions of such instrument.

                                     TMS MORTGAGE INC.,
                                        as Assistant Claims
                                        Administrator


                                     By:/s/ Michael H. Benoff
                                        --------------------------
                                        Name: Michael H. Benoff
                                        Title: Senior Vice President

                           ACCEPTANCE OF FHA CUSTODIAN

         First Union Trust Company, National Association hereby accepts its appointment pursuant to Section 12.10 of the within instrument to serve as FHA Custodian with respect to the Pool III Mortgage Loans. In connection therewith, First Union Trust Company, National Association agrees to be bound by all applicable provisions of such instrument.

                                   FIRST UNION TRUST COMPANY, NATIONAL
                                   ASSOCIATION, as FHA Custodian



                                   By:/s/ Dan Ober
                                      --------------------
                                      Name: Dan Ober
                                      Title: Vice President

                             ACCEPTANCE OF CUSTODIAN

     First Union National Bank, Corporate Trust Department, hereby accepts its appointment pursuant to Section 12.13 of the within instrument to serve as Custodian with respect to the Pool I and Pool II Mortgage Loans and hereby acknowledges that it is bailee of the Pool I and Pool II Co-Trustee and is holding all of the Trustees' Mortgage Files relating to the Pool I and Pool II Mortgage Loans delivered to it solely in trust for the Pool I and Pool II Co-Trustee. In connection therewith, First Union National Bank agrees to be bound by all applicable provisions of such instrument.

                                    FIRST UNION NATIONAL BANK, as
                                    Custodian



                                    By:/s/ Dan Ober
                                       ------------------------
                                       Name: Dan Ober
                                       Title: Vice President

                   ACCEPTANCE OF FUNB AND TRUST ADMINISTRATOR

     First Union National Bank hereby accepts its appointment pursuant to the within instrument to serve in its individual capacity and as Trust Administrator for the purposes specified therein. In connection therewith, First Union National Bank agrees to be bound by all applicable provisions of such instrument.

                                    FIRST UNION NATIONAL BANK,
                                    individually and as Trust
                                    Administrator



                                    By:/s/ Dan Ober
                                       ---------------------
                                       Name: Dan Ober
                                       Title: Vice President

STATE OF NEW YORK      )
                       : ss.:
COUNTY OF NEW YORK     )

     On the 20th day of August 1998 before me, a Notary Public in and for said State, personally appeared Robert P. Muller, known to me to be an officer of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said New York banking corporation, and acknowledged to me that such New York banking corporation, executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                     /s/ Maria K. Montgomery
                                    ----------------------------
                                     Notary Public


                                     My Commission expires
                                      April 4, 2000

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )


     On the 20th day of August 1998 before me, a Notary Public in and for said State, personally appeared Amy Wahl, known to me to be an officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association, executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  /s/ Maria K. Montgomery
                                 ---------------------------
                                    Notary Public


                                    My Commission expires
                                     April 4, 2000

STATE OF CALIFORNIA      )
                         : ss.:
COUNTY OF ___________    )


     On the 20th day of August 1998 before me, a Notary Public in and for the State of California, personally appeared Michael H. Benoff known to me to be the Executive Vice President of The Money Store Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                 /s/ Future Swan
                                 --------------------
                                  Notary Public


                                  My Commission expires
                                    August 13, 1999

STATE OF CALIFORNIA       )
                          : ss.:
COUNTY OF ____________    )

     On the 20th day of August 1998 before me, a Notary Public in and for the State of California, personally appeared Michael H. Benoff known to me to be the Senior Vice President of each Originator listed on Exhibit I to the within instrument, and also known to me to be the person who executed it on behalf of each such corporation, and acknowledged to me that each such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    /s/ Future Swan
                                   ---------------------
                                     Notary Public


                                     My Commission expires
                                      August 13, 1999

                                   SCHEDULE I

                        DESCRIPTION OF CERTAIN LITIGATION

                                      None.

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File shall include a copy of any of the following items delivered to the respective Co-Trustee and an original of any of the other following items, all of which shall be available for inspection by the Certificateholders:

          1. The original Mortgage Note, endorsed "Pay to the order of holder" or "Pay to the order of ______________" and signed in the name of the Person delivering the note by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to such Person.

          2. Either: (i) the original recorded Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost.

          3. Either (i) the original Assignment of Mortgage from the Person delivering such Assignment, in the case of the Pool I and Pool II Mortgage Loans, to "The Bank of New York, as Co-Trustee of Pool I and Pool II under the Pooling and Servicing Agreement, dated as of July 31, 1998, Asset Backed Certificates Series 1998-B", or in the case of the Pool III Mortgage Loans (other than the FHA Loans), to Norwest Bank Minnesota, National Association, as Co-Trustee of Pool III, under the Pooling and Servicing Agreement, dated as of July 31, 1998, Asset Backed Certificates Series 1998-B" or, in the case of the FHA Loans, to "First Union Trust Company, National Association, as FHA Custodian under the Pooling and Servicing Agreement, dated as of July 31, 1998, Series 1998-B" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Mortgage Loans secured by Mortgaged Properties located in the same county) or (ii) a copy of the Assignment of Mortgage certified as a true copy by a Responsible Officer of the Originator where the original was transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered to either Co-Trustee or the FHA Custodian, as applicable, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more of such Assignments of Mortgage relating to the Mortgages originated by the related Originator).

          4. The original policy of title insurance or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same, or if the original principal balance of the Mortgage Loan was less than or equal to $15,000 or the Mortgage Loan was not originated by a Originator, other evidence of the status of title, which shall consist of an attorney's opinion of title or certificate of title, a preliminary title report, a property search, a title search, a lot book report, a property information report or a report entitled "prelim" or "PIRT" (property information report), and (ii) proof of hazard insurance in the form of a hazard insurance policy or hazard insurance policy endorsement that names the related Originator, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount.

          5.   Originals of all assumption and modification agreements, if any.

          6. Either: (i) original intervening assignments, if any, showing a complete chain of title from the originator to the Person delivering such Assignment, including warehousing assignments, with recording information thereon, if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the Originator where the original has been transmitted for recording until such time as the originals are returned by the public recording office, or (iii) copies of any assignments certified by the public recording office in those instances where the original recorded assignments have been lost.

          7. Mortgage Loan closing statement and any other truth-in-lending or real estate settlement procedure forms required by law.

          8.   Residential loan application.

          9.   Verification of employment and income, and tax returns, if any.

          10.  Credit report on the mortgagor.

          11. Except with respect to certain Mortgage Loans with original principal balances of less than $15,000, the appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties (if available), constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling and identifying the type thereof.

          12.  Copy of any Prior Lien.

          13. All other papers and records developed or originated by the Originator or others, required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT B

                              FORMS OF CERTIFICATES

                          THE MONEY STORE TRUST 1998-B
             _____% THE MONEY STORE TRUST ASSET BACKED CERTIFICATES
                                   CLASS AF___

                       Representing Certain Interests in a
                        Trust containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a Fractional Undivided Interest in the Trust described herein.)

No.: AF___                    ---------------        -----------------------
                                Startup Day          Initial Remittance Rate

------------------            ---------------        -------------
Original Principal            Final Scheduled            CUSIP
Amount                         Distribution

$--------------
Original Class
Principal Amount

                                   CEDE & CO.
--------------------------------------------------------------------------------
                                Registered Holder

               The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of three sub-trusts, including one pool ("Pool I") of one- to four-family ("single family"), residential first and second mortgage loans, substantially all having fixed rates, (the "Pool I Home Equity Loans"), one pool ("Pool II") of single family residential first mortgage loans, substantially all having adjustable rates, (the "Pool II Home Equity Loans"), and one pool ("Pool III") of primarily fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration under Title I of the National Housing Act of 1934, and certain other related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1998 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees").

               The Holder hereof is entitled to principal payments on each Remittance Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Remittance Date of the Class of Certificates represented by this Certificate. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to the first Remittance Date be less than the Original Principal Amount set forth above.

               THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

               NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, EXCEPT THE FHA LOANS, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

               This Certificate is one of a Class of duly-authorized issue of Certificates designated as set forth on the face hereof (the "Certificates") issued in twenty-two Classes. The Certificates, in the aggregate, represent the entire beneficial ownership in the Trust Fund formed pursuant to the Pooling and Service Agreement. The Holder of this Certificate by virtue of acceptance hereof assents and is bound by such Pooling and Servicing Agreement.

               Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

               On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing September 1998, the Holders of the Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive an amount equal to the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the applicable Co-Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

               The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

               This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the applicable Certificate Account, and payments received by the undersigned Co-Trustee pursuant to the related MBIA Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

               Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

               The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

               Written notice of the final distribution to be made with respect to each Class of Certificates shall be given by the applicable Co-Trustee to the Certificateholders of each Class after the applicable Co-Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on each Class of Certificates will be made upon presentation and surrender of the Certificates of such Class at the office of such Co-Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

               The final distribution on any Certificate shall only be made upon presentation of such Certificate to the applicable Co-Trustee.

               The Holders of a majority of the Percentage Interests represented by the Pool I, Pool II and Pool III Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

               As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

               The undersigned Co-Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

               The Class of Certificates represented by this Certificate are issuable only as registered Certificates in the minimum Percentage Interest corresponding to a minimum denomination of $25,000 original principal amount and integral multiples of $1.00. As provided in the Pooling and Servicing Agreement, Certificates are exchangeable for new Certificates of the same Class as this Certificate in authorized denominations evidencing the same aggregate Percentage Interest.

               No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar or applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The undersigned Co-Trustee and any agent of such Co-Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither such Co-Trustee nor any such agent shall be affected by notice to the contrary.

               Unless the certificate of authentication hereon has been executed by the undersigned Co-Trustee or an Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                          THE MONEY STORE INC.,
                                           as Servicer


                                          By:________________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President


This is one of the Class AF-___
Certificates referred to
in the within-mentioned
Pooling and Servicing
Agreement.

THE BANK OF NEW YORK,
  as Co-Trustee



By:________________________
     Authorized Signatory

Date:  August 20, 1998

                          THE MONEY STORE TRUST 1998-B
         ADJUSTABLE RATE THE MONEY STORE TRUST ASSET BACKED CERTIFICATES

                                   CLASS AV___

                       Representing Certain Interests in a
                        Trust containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a Fractional Undivided Interest in the Trust described herein.)

No.:  AV___                        -----------          ----------------------
                                   Startup Day          Initial Remittance Rate

$-----------------               ---------------        ---------------
Original Principal               Final Scheduled             CUSIP
Amount                            Distribution

$-----------------------
Original Class Principal
Amount

                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Holder

               The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of three sub-trusts, including one pool ("Pool I") of one- to four-family ("single family"), residential first and second mortgage loans, substantially all having fixed rates, (the "Pool I Home Equity Loans"), one pool ("Pool II") of single family residential first mortgage loans, substantially all having adjustable rates, (the "Pool II Home Equity Loans"), and one pool ("Pool III") of primarily fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration under Title I of the National Housing Act of 1934, and certain other related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1998 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees").

               The Holder hereof is entitled to principal payments on each Remittance Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Remittance Date of the Class of Certificates represented by this Certificate. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to the first Remittance Date be less than the Original Principal Amount set forth above.

               THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

               NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, EXCEPT THE FHA LOANS, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

               This Certificate is one of a Class of duly-authorized issue of Certificates designated as set forth on the face hereof (the "Certificates") issued in twenty-two Classes. The Certificates, in the aggregate, represent the entire beneficial ownership in the Trust Fund formed pursuant to the Pooling and Service Agreement. The Holder of this Certificate by virtue of acceptance hereof assents and is bound by such Pooling and Servicing Agreement.

               Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

               On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing September 1998, the Holders of the Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive an amount equal to the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the applicable Co-Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

               The Initial Remittance Rate for the Class of Certificates represented by this Certificates shall be as set forth on the face hereof. For each Remittance Date thereafter, the Remittance Rate for such Class of Certificates shall adjust a based upon LIBOR, as described in the Pooling and Servicing Agreement, and subject to the Net Funds Cap.

               The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

               This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the applicable Certificate Account, and payments received by the undersigned Co-Trustee pursuant to the related MBIA Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

               Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

               The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

               Written notice of the final distribution to be made with respect to each Class of Certificates shall be given by the applicable Co-Trustee to the Certificateholders of each Class after the applicable Co-Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on each Class of Certificates will be made upon presentation and surrender of the Certificates of such Class at the office of each Co-Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

               The final distribution on any Certificate shall only be made upon presentation of such Certificate to the applicable Co-Trustee.

               The Holders of a majority of the Percentage Interests represented by the Pool I, Pool II and Pool III Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

               As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

               The undersigned Co-Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

               The Class of Certificates represented by this Certificate are issuable only as registered Certificates in the minimum Percentage Interest corresponding to a minimum denomination of $25,000 original principal amount and integral multiples of $1.00. As provided in the Pooling and Servicing Agreement, Certificates are exchangeable for new Certificates of the same Class as this Certificate in authorized denominations evidencing the same aggregate Percentage Interest.

               No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar or applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The undersigned Co-Trustee and any agent of such Co-Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither such Co-Trustee nor any such agent shall be affected by notice to the contrary.

               Unless the certificate of authentication hereon has been executed by the undersigned Co-Trustee or an Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                          THE MONEY STORE INC.,
                                           as Servicer


                                          By:________________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President


This is one of the Class AV___
Certificates referred to
in the within-mentioned
Pooling and Servicing
Agreement.

THE BANK OF NEW YORK,
  as Co-Trustee



By:____________________
   Authorized Signatory

Date:  August 20, 1998

                          THE MONEY STORE TRUST 1998-B
             _____% THE MONEY STORE TRUST ASSET BACKED CERTIFICATES
                                   CLASS AH___

                       Representing Certain Interests in a
                        Trust containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a Fractional Undivided Interest in the Trust described herein.)

No.:  AH___                     --------------        -----------------------
                                Startup Day           Initial Remittance Rate

$-----------------              --------------        ------------------
Original Principal              Final Scheduled              CUSIP
Amount                          Distribution

$-----------------------
Original Class Principal
Amount

                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Holder

               The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of three sub-trusts, including one pool ("Pool I") of one- to four-family ("single family"), residential first and second mortgage loans, substantially all having fixed rates, (the "Pool I Home Equity Loans"), one pool ("Pool II") of single family residential first mortgage loans, substantially all having adjustable rates, (the "Pool II Home Equity Loans"), and one pool ("Pool III") of primarily fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration under Title I of the National Housing Act of 1934, and certain other related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1998 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees").

               The Holder hereof is entitled to principal payments on each Remittance Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Remittance Date of the Class of Certificates represented by this Certificate. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to the first Remittance Date be less than the Original Principal Amount set forth above.

               THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

               NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, EXCEPT THE FHA LOANS, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

               This Certificate is one of a Class of duly-authorized issue of Certificates designated as set forth on the face hereof (the "Certificates") issued in twenty-two Classes. The Certificates, in the aggregate, represent the entire beneficial ownership in the Trust Fund formed pursuant to the Pooling and Service Agreement. The Holder of this Certificate by virtue of acceptance hereof assents and is bound by such Pooling and Servicing Agreement.

               Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

               On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing September 1998, the Holders of the Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive an amount equal to the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the applicable Co-Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

               The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

               This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the applicable Certificate Account, and payments received by the undersigned Co-Trustee pursuant to the related MBIA Policy, if any, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

               Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

               The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

               Written notice of the final distribution to be made with respect to each Class of Certificates shall be given by the applicable Co-Trustee to the Certificateholders of each Class after the applicable Co-Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on each Class of Certificates will be made upon presentation and surrender of the Certificates of such Class at the office of such Co-Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

               The final distribution on any Certificate shall only be made upon presentation of such Certificate to the applicable Co-Trustee.

               The Holders of a majority of the Percentage Interests represented by the Pool I, Pool II and Pool III Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

               As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

               The undersigned Co-Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

               The Class of Certificates represented by this Certificate are issuable only as registered Certificates in the minimum Percentage Interest corresponding to a minimum denomination of $25,000 original principal amount and integral multiples of $1.00. As provided in the Pooling and Servicing Agreement, Certificates are exchangeable for new Certificates of the same Class as this Certificate in authorized denominations evidencing the same aggregate Percentage Interest.

               No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar or applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The undersigned Co-Trustee and any agent of such Co-Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither such Co-Trustee nor any such agent shall be affected by notice to the contrary.

               IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                          THE MONEY STORE INC.,
                                           as Servicer


                                          By:________________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President


This is one of the Class AH___
Certificates referred to
in the within-mentioned
Pooling and Servicing
Agreement.

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION,
  as Co-Trustee


By:____________________
   Authorized Signatory

Date:  August 20, 1998

                          THE MONEY STORE TRUST 1998-B
                % THE MONEY STORE TRUST ASSET BACKED CERTIFICATES

                                   CLASS MH-__

                       Representing Certain Interests in a
                        Trust containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS AH CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         The purchase of a Class M or Class B Certificate will be deemed a representation by the purchaser that either (i) it is not purchasing such Class M or Class B Certificate, directly or indirectly, for, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code or (ii) the purchaser is an insurance company which is purchasing such Class M or Class B Certificate with funds contained in an "insurance company general account" as such term is defined in
Section V(e) of PTCE 95-60 and that the purchase and holding of such Class M or Class B Certificate is covered under PTCE 95-60.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a Fractional Undivided Interest in the Trust described herein.)

No.:  MH-1                       -----------         -----------------------
                                 Startup Day         Initial Remittance Rate


$-----------------               ---------------     -------------------
Original Principal               Final Scheduled            CUSIP
Amount                           Distribution

$-----------------------
Original Class Principal
Amount


                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Holder

               The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of three sub-trusts, including one pool ("Pool I") of one- to four-family ("single family"), residential first and second mortgage loans, substantially all having fixed rates, (the "Pool I Home Equity Loans"), one pool ("Pool II") of single family residential first mortgage loans, substantially all having adjustable rates, (the "Pool II Home Equity Loans"), and one pool ("Pool III") of primarily fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration under Title I of the National Housing Act of 1934, and certain other related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1998 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees").

               The Holder hereof is entitled to principal payments on each Remittance Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Remittance Date of the Class of Certificates represented by this Certificate. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to the first Remittance Date be less than the Original Principal Amount set forth above.

               THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

               NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, EXCEPT THE FHA LOANS, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

               This Certificate is one of a Class of duly-authorized issue of Certificates designated as set forth on the face hereof (the "Certificates") issued in twenty-two Classes. The Certificates, in the aggregate, represent the entire beneficial ownership in the Trust Fund formed pursuant to the Pooling and Service Agreement. The Holder of this Certificate by virtue of acceptance hereof assents and is bound by such Pooling and Servicing Agreement.

               Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

               On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing September 1998, the Holders of the Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive an amount equal to the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the applicable Co-Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

               The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

               This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the applicable Certificate Account, and payments received by the undersigned Co-Trustee pursuant to the related MBIA Policy, if any, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

               Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

               The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

               Written notice of the final distribution to be made with respect to each Class of Certificates shall be given by the applicable Co-Trustee to the Certificateholders of each Class after the applicable Co-Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on each Class of Certificates will be made upon presentation and surrender of the Certificates of such Class at the office of such Co-Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

               The final distribution on any Certificate shall only be made upon presentation of such Certificate to the applicable Co-Trustee.

               The Holders of a majority of the Percentage Interests represented by the Pool I, Pool II and Pool III Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

               As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

               The undersigned Co-Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

               The Class of Certificates represented by this Certificate are issuable only as registered Certificates in the minimum Percentage Interest corresponding to a minimum denomination of $25,000 original principal amount and integral multiples of $1.00. As provided in the Pooling and Servicing Agreement, Certificates are exchangeable for new Certificates of the same Class as this Certificate in authorized denominations evidencing the same aggregate Percentage Interest.

               No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar or applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The undersigned Co-Trustee and any agent of such Co-Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither such Co-Trustee nor any such agent shall be affected by notice to the contrary.

               IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                          THE MONEY STORE INC.,
                                           as Servicer


                                          By:________________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President


This is one of the Class MH-
Certificates referred to
in the within-mentioned
Pooling and Servicing
Agreement.

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION,
  as Co-Trustee


By:_____________________
   Authorized Signatory

Date: August 20, 1998

                          THE MONEY STORE TRUST 1998-B
                % THE MONEY STORE TRUST ASSET BACKED CERTIFICATES
                                   CLASS BH___

                       Representing Certain Interests in a
                        Trust containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS AH CERTIFICATES, CLASS MH-1 CERTIFICATES AND CLASS MH-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         The purchase of a Class M or Class B Certificate will be deemed a representation by the purchaser that either (i) it is not purchasing such Class M or Class B Certificate, directly or indirectly, for, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code or (ii) the purchaser is an insurance company which is purchasing such Class M or Class B Certificate with funds contained in an "insurance company general account" as such term is defined in
Section V(e) of PTCE 95-60 and that the purchase and holding of such Class M or Class B Certificate is covered under PTCE 95-60.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a fractional ownership interest in the Trust described herein.)

No.:  BH___                       -------------         -----------------------
                                  Startup Day           Initial Remittance Rate


$------------------------         ----------------------------      ------------
Original Principal Amount         Final Scheduled Distribution         CUSIP


$------------------
Original Class Principal Amount

                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Holder

               The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of three sub-trusts, including one pool ("Pool I") of one- to four-family ("single family"), residential first and second mortgage loans, substantially all having fixed rates, (the "Pool I Home Equity Loans"), one pool ("Pool II") of single family residential first mortgage loans, substantially all having adjustable rates, (the "Pool II Home Equity Loans"), and one pool ("Pool III") of primarily fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration under Title I of the National Housing Act of 1934, and certain other related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1998 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees").

               The Holder hereof is entitled to principal payments on each Remittance Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Remittance Date of the Class of Certificates represented by this Certificate. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to the first Remittance Date be less than the Original Principal Amount set forth above.

               THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

               NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, EXCEPT THE FHA LOANS, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

               This Certificate is one of a Class of duly-authorized issue of Certificates designated as set forth on the face hereof (the "Certificates") issued in twenty-two Classes. The Certificates, in the aggregate, represent the entire beneficial ownership in the Trust Fund formed pursuant to the Pooling and Service Agreement. The Holder of this Certificate by virtue of acceptance hereof assents and is bound by such Pooling and Servicing Agreement.

               Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

               On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing September 1998, the Holders of the Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive an amount equal to the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the applicable Co-Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

               The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

               This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the applicable Certificate Account, and payments received by the undersigned Co-Trustee pursuant to the related MBIA Policy, if any, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

               Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

               The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

               Written notice of the final distribution to be made with respect to each Class of Certificates shall be given by the applicable Co-Trustee to the Certificateholders of each Class after the applicable Co-Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on each Class of Certificates will be made upon presentation and surrender of the Certificates of such Class at the office of such Co-Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

               The final distribution on any Certificate shall only be made upon presentation of such Certificate to the applicable Co-Trustee.

               The Holders of a majority of the Percentage Interests represented by the Pool I, Pool II and Pool III Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

               As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

               The undersigned Co-Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

               The Class of Certificates represented by this Certificate are issuable only as registered Certificates in the minimum Percentage Interest corresponding to a minimum denomination of $25,000 original principal amount and integral multiples of $1.00. As provided in the Pooling and Servicing Agreement, Certificates are exchangeable for new Certificates of the same Class as this Certificate in authorized denominations evidencing the same aggregate Percentage Interest.

               No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar or applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The undersigned Co-Trustee and any agent of such Co-Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither such Co-Trustee nor any such agent shall be affected by notice to the contrary.

               IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                          THE MONEY STORE INC.,
                                           as Servicer


                                          By:________________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President


This is one of the Class BH___
Certificates referred to
in the within-mentioned
Pooling and Servicing
Agreement.

Norwest Bank Minnesota, National
  Association,
as Pool III Co-Trustee
11000 Broken Land Parkway
Columbia, Maryland 21044

By:_____________________
   Authorized Signatory

Date:  August 20, 1998

                          THE MONEY STORE TRUST 1998-B
                 THE MONEY STORE TRUST ASSET BACKED CERTIFICATES
                                     CLASS X


                    Representing Certain Interests in a Trust
                           containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.

         THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THE CERTIFICATE WAS ISSUED ON AUGUST 20, 1998. UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), ALL PAYMENTS ON THE CERTIFICATE MAY BE TREATED AS PART OF THE STATED REDEMPTION PRICE AT MATURITY. IN THAT CASE, ASSUMING THAT EACH MORTGAGE LOAN UNDERLYING THIS CERTIFICATE PREPAYS IN ACCORDANCE WITH 100% PREPAYMENT ASSUMPTION (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT, AS DEFINED BELOW) (THE "PRICING ASSUMPTION"), THE FOLLOWING INFORMATION IS APPLICABLE UNDER TREASURY REGULATION ss. 1.6049-7(g):
(I) THE OID IS APPROXIMATELY $______ PER $________ OF THE ORIGINAL NOTIONAL PRINCIPAL AMOUNT OF THIS CERTIFICATE; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING THE ACCRUAL OF OID IS APPROXIMATELY ____% (COMPOUNDED MONTHLY); (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE FIRST SHORT ACCRUAL PERIOD (AUGUST 20, 1998 TO SEPTEMBER 15, 1998) IS APPROXIMATELY $_____ PER $________ OF THE ORIGINAL NOTIONAL PRINCIPAL AMOUNT OF THIS CERTIFICATE; AND
(IV) THE METHOD USED TO CALCULATE THE ANNUAL YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE FIRST SHORT ACCRUAL PERIOD IS THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PRICING ASSUMPTION OR AT ANY OTHER RATE. THE ACTUAL YIELD TO MATURITY ON THIS CERTIFICATE MAY DIFFER FROM THAT SET FORTH ABOVE, AND THE ACCRUAL OF OID WILL BE ADJUSTED IN ACCORDANCE WITH SECTION 1272(a)(6) OF THE CODE, TO TAKE INTO ACCOUNT EVENTS WHICH HAVE OCCURRED DURING ANY ACCRUAL PERIOD. THE PRICING ASSUMPTION IS INTENDED TO BE THE PREPAYMENT ASSUMPTION REFERRED TO IN SECTION 1272(a)(6) OF THE CODE.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a fractional ownership interest in the Trust Fund described herein.)

No.:  X                                     ----------
                                            Startup Day

100% Percentage Interest                    ---------------
                                            Final Scheduled
                                              Distribution

                            FIRST UNION NATIONAL BANK
--------------------------------------------------------------------------------
                                Registered Holder


               The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of three sub-trusts, including one pool ("Pool I") of one- to four-family ("single family"), residential first and second mortgage loans, substantially all having fixed rates, (the "Pool I Home Equity Loans"), one pool ("Pool II") of single family residential first mortgage loans, substantially all having adjustable rates, (the "Pool II Home Equity Loans"), and one pool ("Pool III") of primarily fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration under Title I of the National Housing Act of 1934, and certain other related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1998 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees").

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, EXCEPT THE FHA LOANS, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Certificate is one of a Class of duly-authorized issue of Certificates designated as set forth on the face hereof (the "Certificates") issued in twenty-two Classes. The Certificates, in the aggregate, represent the entire beneficial ownership in the Trust Fund formed pursuant to the Pooling and Service Agreement. The Holder of this Certificate by virtue of acceptance hereof assents and is bound by such Pooling and Servicing Agreement.

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing September 1998, the Holders of the Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive an amount equal to the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the applicable Co-Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Holder of record of a Class X Certificate will be entitled to receive such Holder's Percentage Interest in the amounts due on such Remittance Date to the Holders of the Class X Certificates. The amounts due on each Remittance Date are limited to certain residual amounts remaining after all amounts due to the Holders of the Pool I, Pool II and Pool III Certificates have been paid on such Remittance Date.

         The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the applicable Certificate Account all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

         Written notice of the final distribution to be made with respect to each Class of Certificates shall be given by the applicable Co-Trustee to the Certificateholders of each Class after the applicable Co-Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on each Class of Certificates will be made upon presentation and surrender of the Certificates of such Class at the office of such Co-Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

         The final distribution on any Certificate shall only be made upon presentation of such Certificate to the applicable Co-Trustee.

         As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

         The undersigned Co-Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement, Certificates are exchangeable for new Certificates of the same Class as this Certificate in authorized denominations evidencing the same aggregate Percentage Interest.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The undersigned Co-Trustee and any agent of such Co-Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither such Co-Trustee nor any such agent shall be affected by notice to the contrary.

         Unless the certificate of authentication hereon has been executed by the undersigned Co-Trustee or an Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                          THE MONEY STORE INC.,
                                           as Servicer


                                          By:_______________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President


This is one of the Class X
Certificates referred
to in the within-mentioned
Pooling and Servicing Agreement


THE BANK OF NEW YORK,
  as Co-Trustee


By:-----------------------
   Authorized Signatory


Date:  August 20, 1998

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G and 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         TRANSFER OF THIS CLASS R-1 CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R-1 CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTA LITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R-1 CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DIS QUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R-1 CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE UNDERSIGNED CO-TRUSTEE.

         A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R-1 CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD HOLDER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

IN ADDITION, FOR TAXABLE YEARS BEGINNING AFTER DECEMBER 31, 1997, ALL PARTNERS OF CERTAIN ELECTING PARTNERSHIPS HAVING 100 OR MORE PARTNERS ("ELECTING LARGE PARTNERSHIPS") HOLDING A RESIDUAL INTEREST IN A REMIC SHALL BE TREATED AS DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THE TAX IMPOSED ON PASS-THROUGH ENTITIES UNDER SECTION 860E(e)(6) OF THE CODE. HOWEVER, THE ELECTING LARGE PARTNERSHIP WOULD BE ENTITLED TO EXCLUDE EXCESS INCLUSION INCOME FROM GROSS INCOME FOR PURPOSES OF DETERMINING THE TAXABLE INCOME OF ITS PARTNERS.

                          THE MONEY STORE TRUST 1998-B
                 THE MONEY STORE TRUST ASSET BACKED CERTIFICATES
                                    CLASS R-1


                    Representing Certain Interests in a Trust
                           containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.


         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a fractional ownership interest in the Trust Fund described herein.)

No.:  R-1-
                                                    -----------
                                                    Startup Day

100% Percentage Interest                          -------------
                                                 Final Scheduled
                                                   Distribution

                            FIRST UNION NATIONAL BANK
--------------------------------------------------------------------------------
                                Registered Holder


         The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of three sub-trusts, including one pool ("Pool I") of one- to four-family ("single family"), residential first and second mortgage loans, substantially all having fixed rates, (the "Pool I Home Equity Loans"), one pool ("Pool II") of single family residential first mortgage loans, substantially all having adjustable rates, (the "Pool II Home Equity Loans"), and one pool ("Pool III") of primarily fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration under Title I of the National Housing Act of 1934, and certain other related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1998 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees").

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, EXCEPT THE FHA LOANS, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Certificate is one of a Class of duly-authorized issue of Certificates designated as set forth on the face hereof (the "Certificates") issued in twenty-two Classes. The Certificates, in the aggregate, represent the entire beneficial ownership in the Trust Fund formed pursuant to the Pooling and Service Agreement. The Holder of this Certificate by virtue of acceptance hereof assents and is bound by such Pooling and Servicing Agreement.

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing September 1998, the Holders of the Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive an amount equal to the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the applicable Co-Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Holder of record of a Class R-1 Certificate will be entitled to receive such Holder's Percentage Interest in the amounts due on such Remittance Date to the Holders of the Class R-1 Certificates. The amounts due on each Remittance Date are limited to certain residual amounts remaining after all amounts due to the Holders of the Pool I, Pool II and Pool III Certificates have been paid on such Remittance Date.

         The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the applicable Certificate Account all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

         Written notice of the final distribution to be made with respect to each Class of Certificates shall be given by the applicable Co-Trustee to the Certificateholders of each Class after the applicable Co-Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on each Class of Certificates will be made upon presentation and surrender of the Certificates of such Class at the office of such Co-Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

         The final distribution on any Certificate shall only be made upon presentation of such Certificate to the applicable Co-Trustee.

         As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

         The undersigned Co-Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement, Certificates are exchangeable for new Certificates of the same Class as this Certificate in authorized denominations evidencing the same aggregate Percentage Interest.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The undersigned Co-Trustee and any agent of such Co-Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither such Co-Trustee nor any such agent shall be affected by notice to the contrary.

         Unless the certificate of authentication hereon has been executed by the undersigned Co-Trustee or an Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                          THE MONEY STORE INC.,
                                           as Servicer


                                          By:________________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President
This is one of the Class R-1
Certificates referred
to in the within-mentioned
Pooling and Servicing Agreement


THE BANK OF NEW YORK,
  as Co-Trustee


By: ____________________________
    Authorized Signatory

Date:  August 20, 1998

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G and 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         TRANSFER OF THIS CLASS R-1 CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R-1 CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTA LITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R-1 CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DIS QUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R-1 CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE UNDERSIGNED CO-TRUSTEE.

         A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R-1 CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD HOLDER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

         IN ADDITION, FOR TAXABLE YEARS BEGINNING AFTER DECEMBER 31, 1997, ALL PARTNERS OF CERTAIN ELECTING PARTNERSHIPS HAVING 100 OR MORE PARTNERS ("ELECTING LARGE PARTNERSHIPS") HOLDING A RESIDUAL INTEREST IN A REMIC SHALL BE TREATED AS DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THE TAX IMPOSED ON PASS-THROUGH ENTITIES UNDER SECTION 860E(e)(6) OF THE CODE. HOWEVER, THE ELECTING LARGE PARTNERSHIP WOULD BE ENTITLED TO EXCLUDE EXCESS INCLUSION INCOME FROM GROSS INCOME FOR PURPOSES OF DETERMINING THE TAXABLE INCOME OF ITS PARTNERS.

                          THE MONEY STORE TRUST 1998-B
                 THE MONEY STORE TRUST ASSET BACKED CERTIFICATES
                                    CLASS R-2


                    Representing Certain Interests in a Trust
                           containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.


         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a fractional ownership interest in the Trust Fund described herein.)

No.:  R-2                                         --------------
                                                    Startup Day

100% Percentage Interest                        ------------------
                                                  Final Scheduled
                                                   Distribution

                            FIRST UNION NATIONAL BANK
--------------------------------------------------------------------------------
                                Registered Holder


         The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of three sub-trusts, including one pool ("Pool I") of one- to four-family ("single family"), residential first and second mortgage loans, substantially all having fixed rates, (the "Pool I Home Equity Loans"), one pool ("Pool II") of single family residential first mortgage loans, substantially all having adjustable rates, (the "Pool II Home Equity Loans"), and one pool ("Pool III") of primarily fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration under Title I of the National Housing Act of 1934, and certain other related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1998 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees").

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, EXCEPT THE FHA LOANS, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Certificate is one of a Class of duly-authorized issue of Certificates designated as set forth on the face hereof (the "Certificates") issued in twenty-two Classes. The Certificates, in the aggregate, represent the entire beneficial ownership in the Trust Fund formed pursuant to the Pooling and Service Agreement. The Holder of this Certificate by virtue of acceptance hereof assents and is bound by such Pooling and Servicing Agreement.

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing September 1998, the Holders of the Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive an amount equal to the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the applicable Co-Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Holder of record of a Class R-2 Certificate will be entitled to receive such Holder's Percentage Interest in the amounts due on such Remittance Date to the Holders of the Class R-2 Certificates. The amounts due on each Remittance Date are limited to certain residual amounts remaining after all amounts due to the Holders of the Pool I, Pool II and Pool III Certificates have been paid on such Remittance Date.

         The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the applicable Certificate Account all as more specifically set forth herein and in the Pooling and Servicing Agreement.

         No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

         Written notice of the final distribution to be made with respect to each Class of Certificates shall be given by the applicable Co-Trustee to the Certificateholders of each Class after the applicable Co-Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on each Class of Certificates will be made upon presentation and surrender of the Certificates of such Class at the office of such Co-Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

         The final distribution on any Certificate shall only be made upon presentation of such Certificate to the applicable Co-Trustee.

         As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

         The applicable Co-Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement, Certificates are exchangeable for new Certificates of the same Class as this Certificate in authorized denominations evidencing the same aggregate Percentage Interest.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The undersigned Co-Trustee and any agent of such Co-Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither such Co-Trustee nor any such agent shall be affected by notice to the contrary.

         Unless the certificate of authentication hereon has been executed by the undersigned Co-Trustee or an Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                          THE MONEY STORE INC.,
                                           as Servicer


                                          By:______________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President



This is one of the Class R-2
Certificates referred
to in the within-mentioned
Pooling and Servicing Agreement


THE BANK OF NEW YORK,
  as Co-Trustee


By:_____________________________
     Authorized Signatory


Date:  August 20, 1998

                                    EXHIBIT C

                 PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

August 20, 1998

To:      First Union National Bank
         One First Union Center
         301 S. College Street, DC-8
         Charlotte, North Carolina 28288-0600 (the "Depository")

         As "Servicer" under the Pooling and Servicing Agreement, dated as of July 31, 1998, The Money Store Asset Backed Certificates, Series 1998-B, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, AH-6, Class MH-1, Class MH-2, Class BH, Class X, Class R-1 and Class R-2 (the "Agreement"), we hereby authorize and request you to establish an account, as a Principal and Interest Account pursuant to Section 5.03 of the Agreement, to be designated as "The Money Store Inc., in trust for the registered holders of The Money Store Asset Backed Certificates, Series 1998-B, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, AH-6, Class MH-1, Class MH-2, Class BH, Class X, Class R-1 and Class R-2, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                          THE MONEY STORE INC.


                                          By:      _________________________
                                                   Name:
                                                   Title:

               The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amounts deposited at any time in the account will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation through the Bank Insurance Fund.


                                          First Union National Bank
                                          (Name of Depository)


                                          By:___________________________
                                          Name:
                                          Title:

                                    EXHIBIT D

                              RESALE CERTIFICATION


_______________, 19__



[Representative]
[Servicer]
[Co-Trustees]
[FHA Custodian]
[Certificate Insurer]
[Certificate Registrar]



         Re: Class [R-1][R-2][X] Certificate issued under the Pooling and Servicing Agreement, The Money Store Asset Backed Certificates, Series 1998-B, dated as of July 31, 1998, among The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee and collectively the "Co-Trustees"), The Money Store Inc. (the "Representative"), and certain subsidiaries of the Representative

Ladies and Gentlemen:

         ___________________________________________ ("Seller") intends to transfer the captioned Certificate to _______________ ("Purchaser"), for registration in the name of __________________________________________________.

         1. In connection with such transfer, and in accordance with Section
4.02 of the captioned Agreement, Seller hereby certifies to you the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

         2. The Purchaser warrants and represents to, and covenants with, the Seller, the Co-Trustee and the Servicer pursuant to Section 4.02 of the Pooling and Servicing Agreement that:

               a. The Purchaser agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and the Certificate, and from and after the date hereof, the Purchaser assumes for the benefit of each of the Servicer and the Seller all of the Seller's obligations as Certificateholder thereunder;

               b. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

               c. The Purchaser is acquiring the Certificate for investment for its own account or the account of another qualified institutional buyer (within the meaning of Rule 144A) only and not for any other person;

               d. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate;

               e. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Seller, the Co-Trustee or the Servicer; and

               f. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person (other than a qualified institutional buyer within the meaning of Rule 144A) in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the 1933 Act or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificate.

         [The following is to be completed if transfer is being made pursuant to Rule 144A].

         3. The Purchaser understands and agrees with the Seller that the Seller is transferring the Certificate pursuant to the exemption from registration under the 1933 Act provided by Rule 144A thereunder ("Rule 144A") and the Purchaser hereby represents and warrants to the Seller, the Co-Trustee and the Servicer that the Purchaser is a "qualified institutional buyer" as defined in Rule 144A because (i) the Purchaser owned and/or invested on a discretionary basis $_________1 in securities (except for the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

-----------------
1. The Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

     |__| CORPORATION, ETC. The Purchaser is a corporation other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.


     |__| BANK. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


     |__| SAVINGS AND LOAN. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


     |__| BROKER-DEALER. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.


     |__| INSURANCE COMPANY. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser (if the Purchaser is a dealer), (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participation, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser and did not include any of the securities referred to in the preceding paragraph.

         Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investment of such subsidiaries are managed under the Purchaser's direction. However, such securities were not included if the Purchaser is a majority owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.

         The Purchaser acknowledges that it is familiar with Rule 144A and understands that you are and will continue to rely on the statements made herein.

         The Purchaser agrees to notify you of any changes in the information and conclusions herein. Until such notice is given to you, the Purchaser's purchase of the Certificate will constitute a reaffirmation of the foregoing certifications and acknowledgments as of the date of such purchase.

         Further, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish the Seller with updated annual financial statements promptly after they become available.

         4. The Purchaser warrants and represents to, and covenants with, the Seller, the Servicer, the Co-Trustee and the Representative that:

               a. The Purchaser agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement; and

               b. Either: (1) the Purchaser is not an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 ("Code") (a "Plan"), and the Purchaser is not directly or indirectly purchasing the Class X or Class R Certificates on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or (2) the Purchaser shall deliver a benefit opinion to the Trustee. A benefit opinion is an opinion of counsel satisfactory to the Trustee and Servicer to the effect that the acquisition, holding or transfer of the Class X and Class R Certificates will not result in a non-exempt prohibited transaction and will not create any responsibilities or obligations for the Trustee or Servicer other than those set forth in this Agreement.

         5. This Certification may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Resale Certification to be executed by their duly authorized officers as of the date first above written.


------------------------------,              ------------------------------,
Seller                                       Purchaser


By:____________________________              By:____________________________
Its:___________________________              Its:___________________________
Taxpayer                                     Taxpayer
Identification No._____________              Identification No._____________

                                    EXHIBIT E

                                    [OMITTED]

                                   EXHIBIT E-1

                                    [OMITTED]

                                    EXHIBIT F

                FORM OF POOL [ ] CUSTODIAN INITIAL CERTIFICATION

August 20, 1998

MBIA Insurance Corporation                      First Union Capital Markets, a
113 King Street                                   division of Wheat First
Armonk, New York  10504                           Securities, Inc.
                                                One First Union Center
                                                301 South College Street, DC-8
The Money Store Inc.                            Charlotte, North Carolina
707 Third Street                                            28288-0600
West Sacramento, California  95605
                                                [Norwest Bank Minnesota,
                                                  National Association,
                                                  as Pool III Co-Trustee
                                                11000 Broken Land Parkway
                                                Columbia, Maryland  21044]

[The Bank of New York,
  as Pool I and Pool II Co-Trustee
101 Barclay Street
New York, New York  10286]


         Re: Pooling and Servicing Agreement The Money Store Asset Backed Certificates, Series 1998-B, dated as of July 31, 1998 among The Money Store Inc. as Representative, Servicer and Claims Administrator, the Originators and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-TRUSTEES")
               -----------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, [as Custodian for the Pool I and Pool II] [in respect of the Pool III] Mortgage Loans, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received an Assignment of Mortgage, or a certified copy thereof, and a Mortgage Note with respect to each Pool [___] Mortgage Loan listed in the Mortgage Loan Schedule and the documents contained therein appear to bear original signatures.

         The undersigned has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Pool [ ] Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Pool [ ] Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                       FIRST UNION NATIONAL BANK
                                       [as Custodian for the Pool I and Pool II
                                        Mortgage Loans]


                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________

                                   EXHIBIT F-1

                FORM OF POOL [ ] CUSTODIAN INTERIM CERTIFICATION


_______________, 1998

MBIA Insurance Corporation                  First Union Capital Markets, a
113 King Street                               division of Wheat First
Armonk, New York  10504                       Securities, Inc.
                                            One First Union Center
                                            301 South College Street, DC-8
The Money Store Inc.                        Charlotte, North Carolina 28288-0600
707 Third Street
West Sacramento, California  95605          [Norwest Bank Minnesota, National
                                              Association,
[The Bank of New York,                        as Pool III Co-Trustee
  as Pool I and Pool II Co-Trustee          11000 Broken Land Parkway
  for Pools I and II                        Columbia, Maryland  21044]
101 Barclay Street
New York, New York  10286]


          Re: Pooling and Servicing Agreement The Money Store Asset Backed Certificates, Series 1998-B, dated as of July 31, 1998, among The Money Store Inc. as Representative, Servicer and Claims Administrator, the Originators and THE BANK OF NEW YORK, AS CO-TRUSTEE, AND NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS CO-TRUSTEE (EACH A "CO-TRUSTEE" AND COLLECTIVELY THE "CO-TRUSTEES")
               ----------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.05 of the above-referenced Pooling and Servicing Agreement, the undersigned, [as Custodian for the Pool I and Pool II][in respect of the Pool III] Mortgage Loans, hereby certifies that as to each Pool [ ] Mortgage Loan listed in the Mortgage Loan Schedule (other than any Pool [ ] paid in full or any Pool [ ] listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Pool [ ] Mortgage Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule respecting such Pool [ ] Mortgage Loan is correct and (iv) each Mortgage Note has been endorsed as provided in Section
2.04 of the Pooling and Servicing Agreement. The undersigned has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Pool [ ] Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Pool
[ ] Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                       FIRST UNION NATIONAL BANK
                                       [as Custodian for the Pool I and Pool II
                                        Mortgage Loans]


                                       By:___________________________
                                       Name:________________________
                                       Title:________________________

                                    EXHIBIT G

         FORM OF [CO-TRUSTEES] [TRUST ADMINISTRATOR] FINAL CERTIFICATION

[date]


[Certificate Insurer]


[Servicer]


[Certificateholders]


[Representative]

[Co-Trustees]

         Re: Pooling and Servicing Agreement, dated as of July 31, 1998, among The Money Store Inc. as Representative, Servicer and Claims Administrator, the Originators and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-TRUSTEES"), THE MONEY STORE ASSET BACKED CERTIFICATES, SERIES 1998-B
               -----------------------------------------------------------------

Gentlemen:

         In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, [as Custodian of the Pool I and Pool II][in respect of the Pool III] Mortgage Loans hereby certifies that, except as noted on the attachment hereto, as to each Pool [ ] Mortgage Loan listed in the Mortgage Loan Schedule (other than any Pool [ ] Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Pool [ ] Mortgage Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule respecting such Pool [ ] Mortgage Loan is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Pooling and Servicing Agreement. The undersigned has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Pool [ ] Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Pool [ ] Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                   FIRST UNION NATIONAL BANK
                                   [as Custodian for the Pool I and Pool II
                                    Mortgage Loans]


                                    By:__________________________________
                                    Name: ___________________________
                                    Title: ____________________________

                                   EXHIBIT H-1

                          POOL I MORTGAGE LOAN SCHEDULE

                   [To Be Delivered to the Pool I Co-Trustee]

                                   EXHIBIT H-2

                         POOL II MORTGAGE LOAN SCHEDULE

                   [To Be Delivered to the Pool II Co-Trustee]

                                   EXHIBIT H-3

                         POOL III MORTGAGE LOAN SCHEDULE

                  [To Be Delivered to the Pool III Co-Trustee]

                                    EXHIBIT I

                               LIST OF ORIGINATORS


The Money Store/Minnesota Inc.
The Money Store/D.C. Inc.
The Money Store/Kentucky Inc.
The Money Store Home Equity Corp.
TMS Mortgage Inc.

                                    EXHIBIT J

                        REQUEST FOR RELEASE OF DOCUMENTS


To:  [      ]


         Re: Pooling and Servicing Agreement, The Money Store Asset BACKED CERTIFICATES, SERIES 1998-B, DATED AS OF JULY 31, 1998
               ------------------------------------------------------

         In connection with the administration of the pool of Mortgage Loans held by you as [Co-Trustee] [Custodian] for the Certificateholders, we request the release, and acknowledge receipt, of the Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:


MORTGAGE LOAN NUMBER:


REASON FOR REQUESTING DOCUMENTS (check one)

  []     1.       Mortgage Loan Paid in Full
                  (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Co-Trustee for deposit into the applicable Certificate Account pursuant to the Pooling and Servicing Agreement.)

  []     2.       Mortgage Loan Liquidated
                  (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Co-Trustee for deposit into the applicable Certificate
                  Account pursuant to the Pooling and Servicing Agreement.)

  []     3.       Mortgage Loan in Foreclosure

  []     4.       Mortgage Loan Purchased Pursuant to Section 11.01 of the
                  Pooling and Servicing Agreement.

  []     5.       Mortgage Loan Repurchased or Substituted Pursuant to Article
                  II or III of the Pooling and Servicing Agreement

                  (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Principal and Interest Account and remitted to the Co-Trustee for deposit into the applicable Certificate Account pursuant to the Pooling and Servicing Agreement.)

  []     6.       Other (explain)______________________________________________

                  -------------------------------------------------------------

         If box 1 or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

         If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as [Co-Trustee][Custodian] please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                    THE MONEY STORE INC.


                                    By:  ____________________________________
                                            Name: ___________________________
                                            Title: __________________________


                                            Documents returned to [Co-Trustee]
                                             [Custodian]:

                                            ---------------------------------
                                                [Co-Trustee] [Custodian]


                                            By:____________________________
                                            Date:__________________________

                               ALTERNATE EXHIBIT J

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Norwest Bank Minnesota, National Association
         1015 10th Avenue S.E.
         Minneapolis, Minnesota 55414

         Re: Pooling and Servicing Agreement, The Money Store Asset BACKED CERTIFICATES, SERIES 1998-B, DATED AS OF JULY 31, 1998
               ------------------------------------------------------

         In connection with the administration of the Mortgage Loans held by you, as Pool III Co-Trustee, pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:
--------------------

MORTGAGOR NAME, ADDRESS & ZIP CODE:
-----------------------------------


REASON FOR REQUESTING DOCUMENTS (check one):
------------------------------------------

                  1.       Mortgage Paid in Full

                  2.       Foreclosure

                  3.       Substitution

                  4.       Other Liquidation

                  5.       Nonliquidation        Reason:______________________


                                                 By:__________________________
                                                        (authorized signer)

                                                 Servicer:____________________
                                                 Address:_____________________
                                                         _____________________
                                                         _____________________

                                            Date:_____________________________

POOL III CO-TRUSTEE
-------------------

Norwest Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:


--------------------------------                      --------------------
Signature                                             Date

Documents returned to Pool III Co-Trustee:


--------------------------------                      --------------------
Signature                                             Date

                                   EXHIBIT J-1

                       REQUEST FOR RELEASE OF DOCUMENTS OF
                           90 DAY DELINQUENT FHA LOANS

To:      [        ]

Re: Pooling and Servicing Agreement, The Money Store Asset-Backed Certificates, Series 1998-B, dated as of July 31, 1998

         In connection with the administration of the pool of Mortgage Loans held by you as Pool III Custodian, as agent for the FHA Custodian, we request the release, and acknowledge receipt, of the Trustee's Mortgage File/[specify document]) for the 90 Day Delinquent FHA Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:


Mortgage Loan Number:


         Upon receipt of this request, please execute and deliver such 90 Day Delinquent FHA Loan to us.


                                          THE MONEY STORE INC.


                                          By:  ____________________________
                                          Name:
                                          Title:


Documents returned to Pool III Custodian:


                                          ---------------------------
                                          Pool III Custodian
                                          By:
                                          Date:

                                    EXHIBIT K

                               TRANSFER AFFIDAVIT


STATE OF           )
                   )        : ss:
COUNTY OF          )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is a of , the proposed transferee (the "Transferee") of a Percentage Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, The Money Store Asset Backed Certificates, Series 1998-B, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2, Class BH, Class X, Class R-1 and Class R-2, dated as of July 31, 1998 (the "Agreement"), among The Money Store Inc., as Representative and Servicer (the "Servicer"), the Originators and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring its Percentage Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is a record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 4.02 of the Agreement (incorporated herein by reference) and understands the legal consequences of the acquisition of a Percentage Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 4.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to transfer its Percentage Interest in the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer its Percentage Interest or cause any Percentage Interest to be transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such transfer by the Transferee, the Transferee agrees to deliver to the Co-Trustee a certificate (a "Transfer Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the transfer is to be made is not a Permitted Transferee.

         7. The Transferee's taxpayer identification number is
___________________.

         8. Section references and defined terms not defined herein have the meanings ascribed thereto in the Agreement.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of ________________, 19__.

                                            [NAME OF TRANSFEREE]


                                            By:_______________________________
                                               Name:__________________________
                                               Title:_________________________


[Corporate seal]

ATTEST:


-------------------------
[Assistant] Secretary

STATE OF           )
                   )        : ss:
COUNTY OF          )



         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this day of _________________, 19__.


         ----------------
         NOTARY PUBLIC


         My Commission expires the ____
         day of __________, 19__.

                                   EXHIBIT L-1

           FORM OF NOTICE UNDER CERTIFICATE GUARANTY INSURANCE POLICY
                       RELATING TO THE POOL I CERTIFICATES

                                   EXHIBIT L-2

           FORM OF NOTICE UNDER CERTIFICATE GUARANTY INSURANCE POLICY
                      RELATING TO THE CLASS AV CERTIFICATES

                                    EXHIBIT M

                           FORM OF CUSTODIAL AGREEMENT

                           Dated ____________________


         [THE BANK OF NEW YORK, a New York banking corporation, as co-trustee] [NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as co-trustee] (the "Co-Trustee") and
________________________________________________________________ (the
"Custodian") agree as follows:

         WHEREAS, the Co-Trustee, the Originators, The Money Store Inc. ("The Money Store") have entered into a Pooling and Servicing Agreement dated as of July 31, 1998 relating to The Money Store Asset Backed Certificates, Series 1998-B, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9, Class AV, Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2, Class BH, Class X, Class R-1 and Class R-2, (the "Pooling Agreement"; the terms defined therein being used herein with the same meaning) pursuant to which the Originators transferred, assigned, set-over and otherwise conveyed to the Co-Trustees therein, without recourse, all of the Originators' right, title and interest in and to the mortgage loans identified in Exhibits H, H-1, and H-2 to the Pooling Agreement (the "Mortgage Loans"); and

         WHEREAS, in connection with such transfer and assignment and pursuant to the Pooling Agreement, the Co-Trustee holds, directly or pursuant to a custodial agreement, the Mortgage Files for Pool [I] [II] [III]:

         WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Custodian and the Co-Trustee agree as follows:

         1. APPOINTMENT AS CUSTODIAN; ACKNOWLEDGMENT OF RECEIPT. Subject to the terms and conditions herein, the Co-Trustee hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as its Custodian to maintain custody of the Co-Trustee's Mortgage Files for Pool [ ] (the "Co-Trustee's Mortgage Files"). The Custodian hereby acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Pool [ ] Mortgage Loans referred to in Section 2.04, except for the items referred to in Section 2.04(d)(ii), of the Pooling Agreement. The Co-Trustee shall be liable for all of the Custodian's fees under this Agreement.

         2. MAINTENANCE OF OFFICE. The Custodian agrees to maintain each Co-Trustee's Mortgage File identified in Section 2.04 of the Pooling Agreement, at the office of the Custodian located at ___________________________________
______________________________ or at such other office of the Custodian in
____________ as the Custodian shall designate from time to time after giving the Co-Trustee 30 days' prior written notice.

         3. DUTIES OF CUSTODIAN. As Custodian, the Custodian shall have and perform the following powers and duties:

                  (a) SAFEKEEPING. To segregate the Co-Trustee's Mortgage Files from all other mortgages and mortgage notes and similar records in its possession, to identify the Co-Trustee's Mortgage Files as being held and to hold the Co-Trustee's Mortgage Files for and on behalf of the Co-Trustee for the benefit of all present and future Certificateholders, to maintain accurate records pertaining to each Mortgage Note and Mortgage in the Co-Trustee's Mortgage Files as will enable the Co-Trustee to comply with the terms and conditions of the Pooling Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Co-Trustee's Mortgage Files held by it under this Agreement in such a manner as shall enable the Co-Trustee and the Custodian to verify the accuracy of such record-keeping, inventory and physical possession. The Custodian will promptly report to the Co-Trustee any failure on its part to hold the Co-Trustee's Mortgage Files as herein provided and promptly take appropriate action to remedy any such failure.

                  (b) RELEASE OF DOCUMENTS. To release any Mortgage Note and Mortgage in the Co-Trustee's Mortgage Files as provided in the Pooling Agreement.

                  (c) ADMINISTRATION; REPORTS. In general, to attend to all non-discretionary details in connection with maintaining custody of the Co-Trustee's Mortgage Files on behalf of the Co-Trustee. In addition, the Custodian shall assist the Co-Trustee generally in the preparation of reports to Certificateholders or to regulatory bodies to the extent necessitated by the Custodian's custody of the Co-Trustee's Mortgage Files.

         4. ACCESS TO RECORDS. The Custodian shall permit the Co-Trustee or its duly authorized representatives, attorneys or auditors and those persons permitted access pursuant to Sections 5.13 and 7.06 of the Pooling Agreement to inspect the Co-Trustee's Mortgage Files and the books and records maintained by the Custodian pursuant hereto at such times as they may reasonably request, subject only to compliance with the terms of the Pooling Agreement.

         5. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Co-Trustee's Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Co-Trustee. A certified copy of a resolution of the Board of Directors of the Co-Trustee may be accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Custodian from the Co-Trustee. Such instructions may be general or specific in terms.

         6. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Co-Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys' fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Co-Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Co-Trustee's Mortgage Files; provided, however, that the Custodian shall not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Co-Trustee.

         7. ADVICE OF COUNSEL. The Custodian and the Co-Trustee further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. This paragraph shall not negate the Custodian's obligations under paragraph 6 above.

         8. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party in a writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, the Custodian shall redeliver the Co-Trustee's Mortgage Files to the Co-Trustee at such place as the Co-Trustee may reasonably designate. In connection with the administration of this Agreement, the Custodian and the Co-Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion by consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

         9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         10. NOTICES. Notices and other writings shall be delivered or mailed, postage prepaid, to the Co-Trustee at [101 Barclay Street, 12th Floor West, New York, New York 10286, Attention: Corporate Trust Administration - MBS,] [1100 Broken Land Parkway, Columbia, MD 21044, Attention: Corporate Trust Office], to the Custodian at, __________________________________________________,
Attention: __________________; or to such
other address as the Co-Trustee or the Custodian may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

         11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Co-Trustee and the Custodian and their respective successors and assigns. Concurrently with the appointment of a successor co-trustee as provided in Section 12.08 of the Pooling Agreement, the Co-Trustee and the Custodian shall amend this Agreement to make said successor co-trustee the successor to the Co-Trustee hereunder.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                  [THE BANK OF NEW YORK,
                                   as Co-Trustee under the Pooling
                                   Agreement referred to above]


                                  By:_______________________________________
                                   Name:____________________________________
                                   Title:___________________________________


                                  [NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION, as Co-Trustee under the Pooling
                                   Agreement referred to above]


                                  By:_______________________________________
                                   Name:____________________________________
                                   Title:___________________________________


                                  --------------------------------------------,
                                                   as Custodian


                                  By:_______________________________________
                                   Name:____________________________________
                                   Title:___________________________________

                                    EXHIBIT N

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account number:
Original Principal Balance:

1.       Liquidation Proceeds

                  Principal Prepayment           $ _______
                  Property Sale Proceeds          ________
                  Insurance Proceeds              ________
                  Other (Itemize)                 ________

                  Total Proceeds                                  $________

2.       Servicing Advances                     $ ________
         Monthly Advances                         ________

                  Total Advances                                  $_______

3.       Net Liquidation Proceeds                                 $_______
         (Line 1 minus Line 2)

4.       Principal Balance of the Mortgage
           Loan on date of liquidation                            $_______

5.       Realized (Loss) or Gain                                  $_______
         (Line 3 minus Line 4)



EXHIBIT O
FORM OF DELINQUENCY REPORT

DELINQUENCY AND FORECLOSURE INFORMATION

                                                                     REO                                      FORECLOSURES
                                                                ------------------------------------------------------------------
            OUTSTANDING      #                          # OF          # OF    OUTSTANDING         # OF    OUTSTANDING
INVESTOR    DOLLARS          ACCT    RANGES    AMOUNT   ACCTS.  PCT   ACCTS   DOLLARS       %     ACCTS   DOLLARS           %
----------------------------------------------------------------------------------------------------------------------------------

            1 TO 29 DAYS

            30 TO 59 DAYS

            60 TO 89 DAYS

            90 AND OVER

            TOTALS


                                    EXHIBIT P


                                    [OMITTED]

                                    EXHIBIT Q

                                    [OMITTED]

                                    EXHIBIT R

                     SERVICER'S MONTHLY COMPUTER TAPE FORMAT


         The computer tape to be delivered to the Co-Trustees pursuant to
Section 6.10 shall contain the following information for each Mortgage Loan as of the related Record Date:

                  1. Name of the Mortgagor, address of the Mortgaged Property and Account Number.

                  2.       The LTV as of the origination date of the Mortgage
                  Loan.

                  3.       The Due Date.

                  4.       The Mortgage Loan Original Principal Balance.

                  5.       The Mortgage Interest Rate.

                  6.       The Monthly Payment.

                  7. The date on which the last payment was received and the amount of such payment segregated into the following categories; (a) total interest received (including Servicing Fee, Contingency Fee and Excess Spread); (b) Servicing Fee and Contingency Fee; (c) Excess Spread; (d) The amount equal to total interest received minus Servicing Fee, Contingency Fee and Excess Spread; (e) principal and Excess Payments received;
                  (f) Curtailments received; and (g) Principal Prepayments received.

                  8.       The Mortgage Loan Principal Balance.

                  9.       The Mortgage Note maturity date.

                  10. A "Delinquency Flag" noting that the Mortgage Loan is current or delinquent. If delinquent, state the date on which the last payment was received.

                  11. A "Foreclosure Flag" noting that the Mortgage Loan is the subject of foreclosure proceedings.

                  12. An "REO Flag" noting that the Mortgage Loan is an REO Property.

                  13. A "Liquidated Mortgage Loan Flag" noting that the Mortgage Loan is a Liquidated Mortgage Loan and the Net Liquidation Proceeds received in connection therewith.

                  14.      Lifetime Cap.

                  15.      Lifetime Floor.

                  16.      Periodic Cap.

                  17.      Net Funds Cap.

                  18. Any additional information reasonably requested by the Co-Trustees.

                                    EXHIBIT S

                             SUB-SERVICING AGREEMENT

         THIS SUB-SERVICING AGREEMENT is made effective as of the 20th day of August 1998, by and between The Money Store Inc., a New Jersey corporation (the "Servicer") whose principal business address is 707 Third Street, West Sacramento, California 95605, and each of the entities listed on Schedule A hereto (each an "Originator", and collectively the "Originators").

                                    RECITALS
                                    --------

          1. Each Originator is a wholly-owned subsidiary of the Servicer.

          2. The Servicer, the Originators and The Bank of New York, as co-trustee, and Norwest Bank Minnesota, National Association, as co-trustee (each a "Co-Trustee" and collectively the "Co-Trustees"), are parties to that certain Pooling and Servicing Agreement dated and effective as of July 31, 1998 (the "Pooling and Servicing Agreement").

          3. Pursuant to the terms of the Pooling and Servicing Agreement, each Originator has transferred those certain Mortgage Loans (as defined in the Pooling and Servicing Agreement) listed next to each Originator's name on Schedule B hereto to the applicable Co-Trustees for the benefit of Certificateholders (as defined in the Pooling and Servicing Agreement).

          4. The Originators desire to convey to the Servicer the right to service the Mortgage Loans. As authorized by the Pooling and Servicing Agreement, the Servicer desires to enter into a subservicing agreement with each Originator so that each Originator will perform subservicing functions for the Mortgage Loans transferred by it to the applicable Co-Trustee, such subservicing functions to be rendered in compliance with the terms of the Pooling and Servicing Agreement.

          5. Each Originator desires to undertake such subservicing and supervision of the Mortgage Loans on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the agreements of the parties herein and other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, and in order in part to induce each Co-Trustee to enter into the Pooling and Servicing Agreement and perform its obligations thereunder, the parties agree as follows:

          1. ASSIGNMENT OF SERVICING; SUBSERVICING AGREEMENT. Each Originator hereby assigns, transfers, conveys and sets over to the Servicer, its successors and assigns, all of such Originator's right, title and interest to service the Mortgage Loans listed next to such Originator's name on the schedule furnished by each Originator to the Servicer and dated the date hereof, to have and to hold such rights hereby assigned, conveyed and transferred to the Servicer, for its own use and benefit, and that of its successors and assigns, forever. In consideration of the foregoing assignment, the Servicer hereby appoints each Originator as subservicer with respect to the Mortgage Loans conveyed by each such Originator to the respective Co-Trustee, each such Originator to service and supervise such Mortgage Loans as provided for herein, such subservicing to commence on the effective date of this Agreement and to terminate as provided for herein. As compensation for such subservicing and supervision, each Originator shall be entitled to an annual fee for each Mortgage Loan serviced, such fee to be computed and paid as set forth on Schedule B hereto. Each Originator, as contract subservicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Originator may deem necessary or desirable; PROVIDED, HOWEVER, that each Originator shall conduct its servicing activities (i) in compliance with and pursuant to the servicing requirements set out in the Pooling and Servicing Agreement, as such requirements relate to subservicing rendered thereunder, and (ii) to the extent not inconsistent with such Originator's obligations as an authorized subservicer under the Pooling and Servicing Agreement, (x) in accordance with the provisions of Section 3 hereof and (y) otherwise in accordance with the standards and requirements set forth on Schedule C hereto and subject to applicable Federal, state and local laws and regulations. On or after the date hereof, each Originator shall deliver such appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to the Servicer, if any, including limited powers of attorney, as the Servicer or its counsel determine to be reasonable in order to accomplish the transfer to the Servicer of such Originator's rights with respect to the servicing.

          2. REPRESENTATIONS AND WARRANTIES. Each Originator represents and warrants as follows:

          2.1 Such Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Originator is and at all relevant times has been properly licensed and qualified to transact business in all appropriate jurisdictions, to conduct all activities performed with respect to origination and servicing of the Mortgage Loans and is in good standing in each jurisdiction in which the failure to be in such good standing would have a material, adverse effect on the consummation of the transactions contemplated hereby.

          2.2 Originator has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. The execution and delivery of this Agreement by the Originator, and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding agreement of Originator enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance of this Agreement, subject to laws respecting bankruptcy, receivership, insolvency and other laws affecting creditors' rights generally.

          2.3 The execution, delivery and performance of this Agreement by Originator, its compliance with the terms hereof and consummation of the transactions contemplated will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation, bylaws, or any instrument or agreement to which it is a party or by which it is bound or which affects the servicing conveyed hereunder.

          2.4 Such Originator is the lawful owner of the servicing, has the sole right and authority to transfer the servicing as contemplated hereby, and is not contractually obligated to sell the servicing to any other party. The transfer, assignment and delivery of the servicing in accordance with the terms and conditions of this Agreement shall vest in the Servicer all rights as servicer free and clear of any and all claims, charges, defenses, offsets and encumbrances of any kind or nature whatsoever, including but not limited to those of Originator.

          2.5 With respect to each individual Mortgage Loan for which servicing rights are assigned hereunder, such Originator makes to the Servicer those representations and warranties that are contained in Section 3.02 of the Pooling and Servicing Agreement.

          3. ORIGINATOR'S DUTIES. Until the principal, interest and any other amounts due on each Mortgage Loan are paid in full, each Originator shall:

                  A. Proceed diligently to collect all payments due under the terms of each Mortgage Loan as they become due.

                  B. Keep a complete and accurate account of and properly apply all sums collected by it from the mortgagor on account of each such Mortgage Loan for principal and interest, and upon request, furnish evidence acceptable to the Servicer of all expenditures for taxes, assessments and other public charges and hazard insurance premiums. In the event any Mortgagor fails to make a payment to an Originator required to be made under the terms of any such Mortgage Loan, such Originator will notify the Servicer of such fact within 20 days after the same shall have become due and payable.

                  C. Deposit all funds received in respect of each Mortgage Loan in an account in an institution the accounts of which are insured by an agency of the United States government. Unless directed otherwise by the Servicer such account shall be held by an Originator, which shall maintain or shall cause to be maintained detailed records to show the respective interest of each individual mortgagor in the account.

                  D. Pay into the related Principal and Interest Accounts (as defined in the Pooling and Servicing Agreement) all amounts of principal and interest collected under the Mortgage Loans.

                  E. Submit to the Servicer at least annually an accounting of the balances in each such account, if any.

                  F. Perform such other customary duties, furnish such other reports and execute such other documents in connection with its duties hereunder as the Servicer from time to time reasonably may require.

          4. ADVANCES BY ORIGINATOR. In the event an Originator, on behalf of the Servicer, makes any advance of principal and/or interest to the holder of a mortgage serviced hereunder before such Originator has received the applicable mortgage payment from any mortgagor, or makes any other advance to protect the security of a mortgage or otherwise (including but not limited to property taxes, special assessments, and hazard insurance premiums), EXCEPT advances related to foreclosure or real estate owned losses (which are covered by Section
8), then the Servicer, promptly upon being billed therefore, shall, at its option, either (i) reimburse such Originator the full amount of all such advances, (ii) credit such amount as a set-off against amounts such Originator may then owe to the Servicer pursuant to this Agreement, (iii) use a combination of such reimbursement and crediting to fully discharge such amount or (iv) forego such reimbursement or crediting with respect to all or a portion of such amount, in which case the amount not reimbursed or offset shall be deemed currently due and payable and, until paid to such Originator, shall bear interest on the average monthly balance thereof at the underlying Mortgage Loan Rate.

          5. ORIGINATOR'S RECORDS; MONITORING OF PROPERTY. Each Originator will during regular business hours make all of its records and files relating to Mortgage Loans covered by this Agreement available for inspection by the Servicer and its authorized agents. In addition, an Originator will use ordinary diligence to ascertain, and will forthwith notify the Servicer of any of the following which might come to the attention of such Originator:

              A. The vacating of or any change in the occupancy of any premises securing a mortgage.

              B. The sale or transfer of any such premises.

              C. The death, bankruptcy, insolvency or other disability of a mortgagor which might impair ability to repay the Mortgage Loan.

              D. Any loss or damage in excess of $10,000 to any such premises, in which event, in addition to notifying the Servicer, an Originator shall see to it that the insurance companies concerned are promptly notified. For losses or damages of $10,000 or less, the Servicer hereby authorizes an Originator to endorse insurance checks or drafts on behalf of the Servicer. For losses or damages in excess of $10,000, an Originator shall make a report to the Servicer and the Servicer retains the right to endorse any insurance drafts related to such loss or damage.

              E. Any lack of repair or any other deterioration or waste suffered or committed in respect to the premises covered by any mortgage.

It is understood and agreed, however, that no notice need be given to the Servicer of any facts other than those of which an Originator has actual notice, or those of which an Originator would, except for its negligence, have had actual notice.

         6. NO WAIVER, RELEASE OR CONSENT BY ORIGINATOR. An Originator will not waive, modify, release or consent to postponement on the part of the mortgagor of any term or provision of any Mortgage Loan without the consent of the Servicer.

         7. HAZARD INSURANCE. An Originator shall cause to be maintained such fire and hazard insurance as shall be requested by the Servicer pursuant to Sections 5.07 and 5.08 of the Pooling and Servicing Agreement.

         8. FORECLOSURE AND REAL ESTATE OWNED. An Originator will assist in the foreclosure or other acquisition of the property securing any Mortgage Loan and the transfer of such property, pursuant to instruction of the Servicer given under Section 5.10 of the Pooling and Servicing Agreement.

         9. TERM; TERMINATION. This Agreement shall commence on the date hereof and shall, subject to earlier termination pursuant to the provisions of this
Section 9, terminate upon the termination of the Pooling and Servicing Agreement. This Agreement may be canceled and terminated (i) at any time hereunder by the Servicer on 10 days notice to an Originator, or (ii) by either Co-Trustee on notice to an Originator, at any time after such Co-Trustee has become the successor servicer with respect to the Mortgage Loans pursuant to Sections 10.01 and 10.02 of the Pooling and Servicing Agreement. In addition, this Agreement may be canceled and terminated by the Servicer, by notice to an Originator, if:

              A. An Originator fails in a material respect to perform its obligations hereunder and (i) does not cure or rectify such failure within 45 days or, (ii) if the character of such cure or rectification is such that it cannot reasonably be effected within 45 days, does not commence such cure or rectification within 45 days and complete the same within a commercially reasonable time thereafter, given the circumstances.

              B. An Originator becomes insolvent or bankrupt or is placed under conservatorship or receivership.

              C. An Originator assigns or attempts to assign its rights and obligations hereunder, without written consent of the Servicer, provided that any assignment, transfer or other conveyance of an Originator's rights and obligations hereunder that occurs as a result of a merger, consolidation, reorganization, name change or acquisition of or involving an Originator shall not be construed as an assignment (or attempted assignment) under the provisions of this Section 9.C.

Upon termination of this Agreement, an Originator will account for and turn over to the Servicer all funds collected under each Mortgage Loan for which said termination is effective, less only the compensation, fees and reimbursements then due an Originator, and will deliver to the Servicer or its designee all records and documents relating to each such mortgage.

         10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Each Originator will comply with, and will use all reasonable efforts to cause each Mortgagor to comply with, all applicable state and federal rules and regulations or requirements including those requiring the giving of notices.

         11. FIDELITY, ERRORS AND OMISSIONS INSURANCE, ETC. Each Originator agrees to be responsible, at no expense to the Servicer, for seeing to it that at all times, while this Agreement is in force, policies of fidelity, fire, and extended coverage, theft, forgery, and errors and omissions insurance are maintained in conformity with the Pooling and Servicing Agreement. Each Originator will, without demand therefore, provide the Servicer annually, on a date agreeable to the Servicer, a certificate or binder of insurance delineating the various types of insurance carried by such Originator.

         12. MISCELLANEOUS. This document contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by each party. The invalidity of any portion of this Agreement shall in no way affect the balance thereof. Any notice permitted or required hereunder shall be in writing and shall be deemed given when hand delivered to an officer or authorized agent of, or when mailed, registered or certified mail, postage prepaid, to Servicer or an Originator at the address of the Servicer set forth above. The captions and headings used in this Agreement are for convenience only, and do not define or limit the terms and provisions of this Agreement. Notwithstanding any provision in this Agreement to the contrary, nothing contained herein shall be deemed an attempt to assign or an assignment of any servicing rights by an Originator to the Servicer if an attempted assignment of the same without the consent of any agency or instrumentality of the United States or a state thereof (a "Regulatory Authority") with jurisdiction over such assignment would constitute a breach of an applicable regulatory requirement or agreement between an Originator and such Regulatory Authority unless and until such consent shall have been obtained. In the event the consent of any Regulatory Authority is required to authorize the conveyance of any or all of the servicing to be conveyed hereunder and such consent shall not have been granted prior to the occurrence of an Event of Default under
Section 10.01 of the Pooling and Servicing Agreement, then upon the occurrence of an Event of Default, each Originator shall enter into an agreement with each Co-Trustee, which agreement shall be in form and substance satisfactory to each such Co-Trustee and its counsel, which recognizes such Co-Trustee as the successor servicer of the Mortgage Loans as provided for by such Section 10.01, and shall continue to subservice the Mortgage Loans or shall convey such subservicing at the election and upon the direction of such Co-Trustee.

         IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day and year first above written.

                                            SERVICER:

ATTEST:                                     The Money Store Inc.

By: ______________________                  By: ______________________________

                                            ORIGINATORS:

                                            The Money Store/Minnesota Inc.
                                            The Money Store/D.C. Inc.
                                            The Money Store/Kentucky Inc.
                                            The Money Store Home Equity Corp.
                                            TMS Mortgage Inc.

ATTEST:

By: _______________________                 By: ______________________________

                                   SCHEDULE A


The Money Store/Minnesota Inc.
The Money Store/D.C. Inc.
The Money Store/Kentucky Inc.
The Money Store Home Equity Corp.
TMS Mortgage Inc.

                                   SCHEDULE B



         Each Originator shall receive 25 basis points as compensation for servicing hereunder as well as other servicing fees as permitted.

ORIGINATORS                                        MORTGAGE LOANS TRANSFERRED
-----------                                        --------------------------

The Money Store/Minnesota Inc.
The Money Store/D.C. Inc.
The Money Store/Kentucky Inc.
The Money Store Home Equity Corp.
TMS Mortgage Inc.

                                   SCHEDULE C

1. Make telephone contact with any Mortgagor whose account is either a first payment default or delinquent 9-29 days.

2.    Confirm telephone contacts as necessary.

3.    Contact, in writing, each Mortgagor who can not be contacted.

4.    Send a "default" letter to any Mortgagor who is 30 days delinquent.

5.    Commence foreclosure proceedings after 60 days delinquency.

6. Obtain legal counsel where appropriate including in foreclosure matter commenced by prior lienholders and bankruptcy matters.

7.    Monitor all outside counsel and proceedings.

8.    Monitor loans for continuing performance.

                                    EXHIBIT T

                     PRICES FOR LOW INTEREST MORTGAGE LOANS

                         No Low Interest Mortgage Loans